                                                                    Exhibit 4.1
-------------------------------------------------------------------------------




                          ABN AMRO MORTGAGE CORPORATION

                                    Depositor

                                       and

                       LASALLE HOME MORTGAGE CORPORATION,

                                    Servicer

                                       and

                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                                     Trustee

                          -----------------------------



                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 1999

                          -----------------------------



                                 $247,760,792.11

                       Mortgage Pass-Through Certificates

                                  SERIES 1999-3

-------------------------------------------------------------------------------

                                                       TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I         DEFINITIONS.....................................................................................4

ARTICLE II        CONVEYANCE OF TRUST FUND;

                  ORIGINAL ISSUANCE OF CERTIFICATES..............................................................38
                  Section 2.1       Conveyance of Trust Fund.....................................................38
                  Section 2.2       Acceptance by Trustee........................................................42
                  Section 2.3       Representations and Warranties of the Depositor..............................44
                  Section 2.5       Designation of Startup Day...................................................49
                  Section 2.6       No Contributions.............................................................49
                  Section 2.7       Representations and Warranties of the Servicer...............................49

ARTICLE III       ADMINISTRATION AND SERVICING OF LOANS..........................................................50
                  Section 3.1       Servicer to Act as Servicer; Administration of the Loans.....................50
                  Section 3.2       Collection of Certain Loan Payments; Certificate Account.....................54
                  Section 3.3       Permitted Withdrawals from the Custodial Account for P&I.....................56
                  Section 3.4       Taxes, Assessments and Similar Items; Escrow Accounts........................57
                  Section 3.5       Maintenance of Insurance.....................................................58
                  Section 3.6       Enforcement of Due-on-Sale Clauses;
                                    Assumption and Substitution Agreements.......................................60
                  Section 3.7       Realization upon Defaulted Loans.............................................60
                  Section 3.8       Trustee to Cooperate; Release of Mortgage Files..............................63
                  Section 3.9       Servicing Compensation.......................................................63
                  Section 3.10      Reports to the Trustee; Custodial Account for
                                    P&I Statements...............................................................64
                  Section 3.11      Annual Statement as to Compliance............................................64
                  Section 3.12      Annual Independent Public Accountants' Servicing Report......................64
                  Section 3.13      Access to Certain Documentation and
                                    Information Regarding the Loans..............................................65
                  Section 3.14      [Reserved]...................................................................65
                  Section 3.15      Sale of Defaulted Loans and REO Properties...................................65
                  Section 3.16      Delegation of Duties.........................................................66
                  Section 3.17      [Reserved]...................................................................67
                  Section 3.18      [Reserved]...................................................................67
                  Section 3.19      Appointment of a Special Servicer............................................67
                  Section 3.20      Allocation of Realized Losses................................................67
                  Section 3.21      Maintenance of the Rounding Account; Collections Thereunder
                   ..............................................................................................68

ARTICLE IV        PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES;
                  STATEMENTS AND REPORTS.........................................................................69



                  Section 4.1       Distributions to Certificateholders..........................................69
                  Section 4.2       Statements to Certificateholders.............................................74
                  Section 4.3       Advances by the Servicer; Distribution Reports to the Trustee................76
                  Section 4.4       Nonrecoverable Advances......................................................77
                  Section 4.5       Foreclosure Reports..........................................................77
                  Section 4.6       Adjustment of Servicing Fees with Respect to Payoffs.........................78
                  Section 4.7       Prohibited Transactions Taxes and Other Taxes................................78
                  Section 4.8       Tax Administration...........................................................79
                  Section 4.9       Equal Status of Servicing Fee................................................79
                  Section 4.10      Appointment of Paying Agent and Certificate Administrator....................79

ARTICLE V         THE CERTIFICATES...............................................................................80
                  Section 5.1       The Certificates.............................................................80
                  Section 5.2       Certificates Issuable in Classes; Distributions of
                                    Principal and Interest; Authorized Denominations.............................87
                  Section 5.3       Registration of Transfer and Exchange of Certificates........................87
                  Section 5.4       Mutilated, Destroyed, Lost or Stolen Certificates............................88
                  Section 5.5       Persons Deemed Owners........................................................88
                  Section 5.6       Temporary Certificates.......................................................88
                  Section 5.7       Book-Entry for Book-Entry Certificates.......................................89
                  Section 5.8       Notices to Clearing Agency...................................................90
                  Section 5.9       Definitive Certificates......................................................90
                  Section 5.10      Office for Transfer of Certificates..........................................91

ARTICLE VI        THE DEPOSITOR AND THE SERVICER.................................................................91
                  Section 6.1       Liability of the Depositor and the Servicer..................................91
                  Section 6.2       Merger or Consolidation of the Depositor or the Servicer.....................91
                  Section 6.3       Limitation on Liability of the Servicer and Others...........................91
                  Section 6.4       Servicer Not to Resign.......................................................92

ARTICLE VII       DEFAULT........................................................................................93
                  Section 7.1       Events of Default............................................................93
                  Section 7.2       Other Remedies of Trustee....................................................94
                  Section 7.3       Directions by Certificateholders and Duties of Trustee
                                    During Event of Default......................................................94
                  Section 7.4       Action upon Certain Failures of Servicer and upon
                                    Event of Default.............................................................95
                  Section 7.5       Appointment of Successor Servicer............................................95
                  Section 7.6       Notification to Certificateholders...........................................97

ARTICLE VIII      CONCERNING THE TRUSTEE.........................................................................97
                  Section 8.1       Duties of Trustee............................................................97
                  Section 8.2       Certain Matters Affecting Trustee............................................99
                  Section 8.3       Trustee Not Required to Make Investigation..................................100

                  Section 8.4       Trustee Not Liable for Certificates or Loans................................100
                  Section 8.5       Trustee May Own Certificates................................................101
                  Section 8.6       Servicer to Pay Trustee's Fees and Expenses.................................101
                  Section 8.7       Eligibility Requirements for Trustee........................................101
                  Section 8.8       Resignation and Removal of Trustee..........................................102
                  Section 8.9       Successor Trustee...........................................................102
                  Section 8.10      Merger or Consolidation of Trustee..........................................103
                  Section 8.11      Appointment of Co-Trustee or Separate Trustee...............................103
                  Section 8.12      Appointment of Custodians...................................................104
                  Section 8.13      Authenticating Agent........................................................104
                  Section 8.14      Bloomberg...................................................................105
                  Section 8.15      Reports to Securities and Exchange Commission...............................105

ARTICLE IX        TERMINATION...................................................................................106
                  Section 9.1       Termination upon Purchase by the Depositor or

                                    Liquidation of All Loans....................................................106
                  Section 9.2       Trusts Irrevocable..........................................................107
                  Section 9.3       Additional Termination Requirements.........................................107

ARTICLE X         MISCELLANEOUS PROVISIONS......................................................................108
                  Section 10.1      Amendment...................................................................108
                  Section 10.2      Recordation of Agreement....................................................109
                  Section 10.3      Limitation on Rights of Certificateholders..................................110
                  Section 10.4      Governing Law; Jurisdiction.................................................110
                  Section 10.5      Notices.....................................................................111
                  Section 10.6      Severability of Provisions..................................................111

                                    EXHIBITS

Exhibit A         -        Forms of Class A and Subordinate Certificates
Exhibit B         -        Form of Residual Certificate
Exhibit C         -        [Reserved]
Exhibit D         -        Schedule of Loans
Exhibit E         -        Fields of Loan Information
Exhibit F         -        Form of Transferor Certificate for Privately Offered Certificates
Exhibit G         -        Form of Transferee's Certificate for Privately Offered Certificates
Exhibit H         -        [Reserved]
Exhibit I         -        Form of Transferor Certificate
Exhibit J         -        Form of Transferee Affidavit and Agreement
Exhibit K         -        Form of Additional Matter Incorporated into the Form of the Certificates
Exhibit L         -        Form of Rule 144A Investment Representation
Exhibit M         -        [Reserved]
Exhibit N         -        [Reserved]
Exhibit O         -        Planned Principal Balances
Exhibit P         -        Targeted Principal Balances
Exhibit Q         -        Bloomberg Data
Exhibit R         -        Form of Special Servicing and Collateral Fund Agreement

         This Pooling and Servicing Agreement, dated and effective as of April 1, 1999 (this "Agreement"), is executed by and among ABN AMRO Mortgage Corporation, as depositor (the "Depositor"), LaSalle Home Mortgage Corporation, as servicer (the "Servicer"), and Chase Bank of Texas, National Association, as trustee (the "Trustee"). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

                              PRELIMINARY STATEMENT

         The Depositor at the Closing Date is the owner of the Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Loans and certain other assets and will be the owner of the Certificates. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Loans and the issuance to the Depositor of the Certificates representing in the aggregate the entire beneficial ownership of the Trust Fund. All covenants and agreements made by the Depositor, the Servicer and the Trustee herein with respect to the Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor and the Servicer are entering into this Agreement, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         The Certificates issued hereunder, other than the Class B-3, Class B-4 and Class B-5 Certificates have been offered for sale pursuant to a Prospectus, dated September 18, 1998, and a Prospectus Supplement, dated April 26, 1999, of the Depositor (together, the "Prospectus"). The Class B-3, Class B-4 and Class B-5 Certificates have been offered for sale pursuant to a Private Placement Memorandum dated April 28, 1999. The Trust Fund created hereunder is intended to be the "Trust" as described in the Prospectus and the Private Placement Memorandum and the Certificates are intended to be the "Certificates" described therein.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Loans and other related assets in the Trust Fund subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." Component R-1 of the Class R Certificate will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". Component R-2 of the Class R Certificate will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designations, the Remittance Rate and initial Class Principal Balance for each Class of Certificates which, together with the Class R-2 Component, constitute the entire beneficial interests in REMIC II. Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests and for each Class of Certificates shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity. The following table sets forth the designation, Remittance Rate, initial Class Principal Balance, and Last Scheduled Distribution Date for each Class of Certificates comprising the beneficial interests in REMIC II and the Class R Certificate:



                                                  Initial Class
                                                    Principal
                             Remittance            or Notional            Last Scheduled
     Designation              Rate (1)               Balance            Distribution Date*
     -----------             ----------             ---------           -----------------
Class A-1                      6.25%               $54,559,000            May 25, 2029
Class A-2                      6.30%                48,235,000            May 25, 2029
Class A-3                      6.50%                 4,950,000            May 25, 2029
Class A-4                      6.40%                40,500,000            May 25, 2029
Class A-5                           (2)             38,512,121            May 25, 2029
Class A-6                      6.75%(3)              5,420,000            May 25, 2029
Class A-7                      0.00%                   464,000            May 25, 2029
Class A-8                      7.00%                 9,528,000            May 25, 2029
Class A-9                      7.00%                 3,000,000            May 25, 2029
Class A-10                     6.75%                 2,000,000            May 25, 2029
Class A-11                     6.35%                30,061,000            May 25, 2029
Class M                        6.75%                 5,574,000            May 25, 2029
Class B-1                      6.75%                 1,983,000            May 25, 2029
Class B-2                      6.75%                   992,000            May 25, 2029
Class B-3                      6.75%                   867,000            May 25, 2029
Class B-4                      6.75%                   496,000            May 25, 2029
Class B-5                      6.75%                   619,570            May 25, 2029
Class R'D'                     6.75%                       100(4)         May 25, 2029

* The Distribution Date in the month after the maturity date for the latest maturing Loan.
'D' The Class R Certificate is entitled to receive the Residual Distribution
    Amount and Excess Liquidation Proceeds.
(1) Interest distributed to the Certificates (other than the Principal Only Certificate and Principal Only Component) on each Distribution Date will have accrued during the preceding calendar month at the applicable per annum Remittance Rate.

(2) For purposes of calculating distributions, the Class A-5 Certificates will each be comprised of five Components having the designations, initial Component Principal Balances and Remittance Rates set forth below:


                           Initial Component Principal

           Designation                   or Notional Balance                  Remittance Rate
           -----------                   -------------------                  ---------------
         Component A-5-1                     $ 7,440,407                          6.75%(A)
         Component A-5-2                       3,881,392                          6.75%(B)
         Component A-5-3                      34,354,000                          6.75%(C)
         Component A-5-4                       4,158,121                          0.00%(D)
         Component A-5-5                       4,168,920                          6.75%(E)


                  (A)      Component A-5-1 will accrue interest on the Component
                           A-5-1 Notional Amount Component A-5-1 will not be entitled to receive distributions of principal.
                  (B)      Component A-5-2 will accrue interest on the Component
                           A-5-2 Notional Amount Component A-5-2 will not be entitled to receive distributions of principal.
                  (C)      On each Distribution Date prior to the Component
                           A-5-3 Accretion Termination Date, an amount equal to the Component A-5-3 Accrual Amount will be added to the Component A- 5-3 Principal Balance and such amount will be distributed as principal to other
                           Components and Classes of the Class A Certificates as described herein and will not be distributed as interest to Component A-5-3.
                  (D) Component A-5-4 will not be entitled to distributions of interest and will receive principal only in respect of the Loans.
                  (E)      Component A-5-5 will accrue interest on the Component
                           A-5-5 Notional Amount. Component A-5-5 will not be entitled to receive distributions of principal.

(3) On each Distribution Date prior to the Class A-6 Accretion Termination Date, an amount equal to the Class A-6 Accrual Amount will be added to the Class A-6 Principal Balance, and such amount will be distributed as principal to other Components and Classes of the Class A Certificates as described herein and will not be distributed as interest to the Class A-6 Certificates.

(4) The Class R Certificate will be comprised of two components, component R-1, which represents the sole residual interest in REMIC I (as defined herein), and component R-2, which represents the sole residual interest in REMIC II (as defined herein).

                               W I T N E S S E T H
                                ----------------
         In consideration of the mutual agreements herein contained, the
Depositor, Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

         Accrual Certificate:  The Class A-6 Certificates.

         Accrual Component:  Component A-5-3 of the Class A-5 Certificates.

         Advance:  An Advance made by the Servicer pursuant to Section 4.3.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of the Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

         Aggregate Certificate Principal Balance: At any given time, the sum of the then current Class Principal Balances of all Classes of Certificates.

         Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

         ALTA:  The American Land Title Association, or any successor.

         Anniversary:  Each anniversary of the Cut-off Date.

         Appraised Value: The amount set forth in an appraisal made by or for the mortgage originator in connection with its origination of each Loan.

         Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

         Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.13.

         Authorized Denomination: With respect to the Certificates (other than the Class A-9 Certificates and the Class R Certificate), an initial Certificate Principal Balance equal to $25,000 each and integral multiples of $1 in excess thereof. With respect to the Class A-9 Certificates, an initial Certificate Principal Balance equal to $1,000 each and integral multiples of $1,000 in excess thereof. With respect to the Class R Certificate, one Certificate with a Percentage Interest equal to 100%.

         Available Distribution Amount: With respect to the Loans, the sum of the following amounts:

                  (1) the total amount of all cash received by or on behalf of the Servicer with respect to such Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds), except:

                           (a) all Prepaid Monthly Payments;

                           (b) all Curtailments received after the applicable
                  Prepayment Period (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on a related Loan subsequent to the applicable Prepayment Period);

                           (c) all Payoffs received after the applicable
                  Prepayment Period (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on such Loan for the period subsequent to the applicable Prepayment Period);

                           (d) Insurance Proceeds and Liquidation Proceeds on
                  such Loans received after the applicable Prepayment Period;

                           (e) all amounts in the Custodial Account for P & I
                  which are due and reimbursable to the Servicer pursuant to the terms of this Agreement;

                           (f) the Servicing Fee for each such Loan; and

                           (g) Excess Liquidation Proceeds;

                  (2) to the extent advanced by the Servicer and not previously distributed, the amount of any Advance made by the Servicer to the Trustee with respect to such Distribution Date relating to such Loans;

                  (3) to the extent advanced by the Servicer and not previously distributed, any amount payable as Compensating Interest by the Servicer on such Distribution Date relating to such Loans; and

                  (4) the total amount, to the extent not previously distributed, of all cash received by the Distribution Date by the Trustee or the Servicer, in respect of a Purchase Obligation under
         Section 2.2 and Section 2.3 or any permitted repurchase of a Loan.

         Bankruptcy Coverage: As of the Cut-Off Date, $100,000, and thereafter, the initial Bankruptcy Coverage amount of $100,000, less (a) any scheduled or permissible reduction in the amount of Bankruptcy Coverage pursuant to this definition and (b) Bankruptcy Losses allocated to the Certificates. The Bankruptcy Coverage may be reduced upon written confirmation from each Rating Agency that such reduction will not adversely affect the then current ratings assigned to the Certificates by each Rating Agency.

         Bankruptcy Loss: A loss on a Loan arising out of (i) a reduction in the scheduled Monthly Payment for such Loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code, other than any such reduction that arises out of clause (ii) of this definition of "Bankruptcy Loss," including, without limitation, any such reduction that results in a permanent forgiveness of principal, or (ii) with respect to any Loan, a valuation, by a court of competent jurisdiction in a case under such Bankruptcy Code, of the related Mortgaged Property in an amount less than the then outstanding Principal Balance of such Loan.

         Beneficial Holder: A Person holding a beneficial interest in any Book-Entry Certificate as or through a DTC Participant or an Indirect DTC Participant or a Person holding a beneficial interest in any Definitive Certificate.

         Book-Entry Certificates: The Class A Certificates, the Class M Certificates, the Class B-1 Certificates and the Class B-2 Certificates beneficial ownership and transfers of which shall be made through book entries as described in Section 5.7.

         Business Day: Any day other than a Saturday, a Sunday, or a day on which banking institutions in Chicago, Illinois or New York, New York, are authorized or obligated by law or executive order to be closed.

         Certificate: Any one of the Certificates issued pursuant to this Agreement, executed by the Trustee and authenticated by or on behalf of the Trustee hereunder in substantially one of the forms set forth in Exhibits A and B hereto. The additional matter appearing in Exhibit K shall be deemed incorporated into Exhibits A and B as though set forth at the end of Exhibit A and at the end of Exhibit B, as applicable.

         Certificate Account: The separate trust account created and maintained with the Trustee or any other bank or trust company acceptable to each Rating Agency which is incorporated under the laws of the United States or any state thereof, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to each Rating Agency. Funds in the Certificate Account in respect of the Loans and amounts withdrawn from the Certificate Account attributable to the Loans shall be accounted for separately. If the Trustee has appointed a Certificate Administrator pursuant to Section 4.10, funds on deposit in the Certificate Account may be invested in Eligible Investments and reinvestment earnings thereon shall be paid to the Certificate Administrator as additional compensation for the Certificate Administrator's performance of the duties delegated to it by the Trustee. Funds deposited in the Certificate Account (exclusive of the Servicing Fee) shall be held in trust for the Certificateholders and for the uses and purposes set forth in Section 3.2,
Section 3.3 and Section 4.1.

         Certificate Account Statement: With respect to the Certificate Account, a statement delivered by the Certificate Administrator to the Trustee pursuant to Section 3.10.

         Certificate Administrator: Any Certificate Administrator appointed by the Trustee as provided pursuant to Section 4.10. Initially, the Certificate Administrator will be LaSalle National Bank.

         Certificate Administrator and Trustee Fee: For each Loan, a fee per annum equal to 0.0125% of the outstanding Principal Balance thereof which shall be paid by the Servicer to the Certificate Administrator and the Trustee.

         Certificate Distribution Amount: (I) For any Distribution Date prior to the Credit Support Depletion Date, the Available Distribution Amount shall be distributed to the Certificates in the following amounts and priority:

                  (a)      with respect to the Senior Certificates and
                           Components:

                           (i) First, to Component A-5-4 of the Class A-5 Certificates, the Discount Fractional Principal Amount;

                           (ii) Second, to the Senior Certificates and Components (other than the Principal Only Certificate and Principal Only Component), concurrently, the sum of the Interest Distribution Amounts for such Classes and Components of Certificates remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts; provided, however, that on or before the Component A-5-3 Accretion Termination Date and the Class A-6 Accretion Termination Date, the amount that would otherwise be payable to the Class A-6 Certificates and Component A-5-3 of the Class A-5 Certificates pursuant to this clause (I)(a)(ii) will be paid instead as principal as described in clause
                                    (I)(a)(iii)(b) of this definition of
                                    Certificate Distribution Amount;

                           (iii) Third, (a) to the Senior Certificates and Components, concurrently, the sum of the Interest Distribution Amounts for such Classes and Components (other than the Principal Only Certificate and Principal Only Component) of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

                                    (b)   on or before the Component A-5-3
                                          Accretion Termination Date and the
                                          Class A-6 Accretion Termination Date
                                          the Component A-5-3 Accrual Amount and
                                          the Class A-6 Accrual Amount, as
                                          principal, as follows:

                                          (1) to the Class A-4 and Class A-11
                                              Certificates, pro rata, according
                                              to their outstanding Class
                                              Principal Balances, to the extent
                                              necessary to reduce their
                                              respective Principal Balances to
                                              their first Targeted Principal
                                              Balances;

                                          (2) to Component A-5-3 of the Class
                                              A-5 Certificates, to the extent
                                              necessary to reduce its Principal
                                              Balance to its first Targeted
                                              Principal Balance;

                                          (3) to the Class A-6 Certificates
                                              until its Principal Balance has
                                              been reduced to zero;

                                          (4) to the Class A-7, Class A-8 and
                                              Class A-9 Certificates, pro rata,
                                              according to their outstanding
                                              Class Principal Balances, without
                                              regard to any Rounding Amounts
                                              distributed to the Class A-9
                                              Certificates, until their
                                              Principal Balances have been
                                              reduced to zero;

                                          (5) to the Class A-4 and Class A-11
                                              Certificates, pro rata, according
                                              to their outstanding Class
                                              Principal Balances, to the extent
                                              necessary to reduce their
                                              respective Principal Balances to
                                              their second Targeted Principal
                                              Balances;

                                          (6) to Component A-5-3 of the Class
                                              A-5 Certificates, to the extent
                                              necessary to reduce its Principal
                                              Balance to its second Targeted
                                              Principal Balance;

                                          (7) to the Class A-4 and Class A-11
                                              Certificates, pro rata, without
                                              regard to their first or second
                                              Targeted Principal Balances until
                                              their Principal Balances have been
                                              reduced to zero; and

                                          (8) to Component A-5-3 of the Class
                                              A-5 Certificates, without regard
                                              to its first or second Targeted
                                              Principal Balances until its
                                              Principal Balance has been reduced
                                              to zero;

                           (iv) Fourth, to the Senior Certificates and Components (other than the Principal Only Component), the Senior Principal Amount as follows:

                                    (a)   first, to the Class R Certificate,
                                          until its Principal Balance has been
                                          reduced to zero;

                                    (b)   second, to the Class A Certificates
                                          (other than the Principal Only
                                          Component) concurrently as follows:

                                          (1) 0.8581076153% of the Senior
                                              Principal Amount remaining, to the
                                              Class A-10 Certificates, until its
                                              Principal Balance has been reduced
                                              to zero;

                                          (2) 99.1418923847% of the Senior
                                              Principal Amount remaining,
                                              sequentially as follows:

                                              a. first, to the Class A-1, A-2
                                                 and A-3 Certificates
                                                 sequentially, to the extent
                                                 necessary to reduce their
                                                 respective Principal Balances
                                                 to their Planned Principal
                                                 Balances;

                                              b. second, to the Class A-4 and
                                                 Class A-11 Certificates, pro
                                                 rata, according to their
                                                 outstanding Class Principal
                                                 Balances, to the extent
                                                 necessary to reduce their
                                                 Principal Balances to their
                                                 first Targeted Principal
                                                 Balances;

                                              c. third, to Component A-5-3 of
                                                 the Class A-5 Certificates, to
                                                 the extent necessary to reduce
                                                 its Principal Balance to its
                                                 first Targeted Principal
                                                 Balance;

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




                                              d. fourth, to the Class A-6
                                                 Certificates, until its
                                                 Principal Balance has been
                                                 reduced to zero;

                                              e. fifth, to the Class A-7, Class
                                                 A-8 and Class A-9
                                                 Certificates, pro rata,
                                                 according to their outstanding
                                                 Class Principal Balances,
                                                 without regard to any Rounding
                                                 Amounts distributed to the
                                                 Class A-9 Certificates, until
                                                 their Principal Balances have
                                                 been reduced to zero;

                                              f. sixth, to the Class A-4 and
                                                 Class A-11 Certificates, pro
                                                 rata, according to their
                                                 outstanding Class Principal
                                                 Balances, to the extent
                                                 necessary to reduce their
                                                 Principal Balances to their
                                                 second Targeted Principal
                                                 Balances;

                                              g. seventh, to Component A-5-3 of
                                                 the Class A-5 Certificates, to
                                                 the extent necessary to reduce
                                                 its Principal Balance to its
                                                 second Targeted Principal
                                                 Balance;

                                              h. eighth, to the Class A-4 and
                                                 Class A-11 Certificates, pro
                                                 rata, according to their
                                                 outstanding Class Principal
                                                 Balances without regard to its
                                                 first or second Targeted
                                                 Principal Balances until their
                                                 Principal Balances have been
                                                 reduced to zero;

                                              i. ninth, to Component A-5-3 of
                                                 the Class A-5 Certificates,
                                                 without regard to its first or
                                                 second Targeted Principal
                                                 Balances until its Principal
                                                 Balance has been reduced to
                                                 zero; and

                                              j. tenth, to the Class A-1, Class
                                                 A-2 and Class A-3 Certificates,
                                                 sequentially, without regard to
                                                 their Planned Principal
                                                 Balances until their Principal
                                                 Balances have been reduced to
                                                 zero;

                           (v) Fifth, to Component A-5-4 of the Class A-5 Certificates up to the applicable Subordinate Principal Amount (determined without regard to the proviso of such definition) for such Distribution Date, the portion of the Discount Fractional Principal Shortfall amount payable to Component A-5-4 of the Class A-5 Certificates on previous Distribution Dates pursuant to clause (I)(a)(vi) of this definition of "Certificate Distribution Amount" and remaining unpaid from such previous Distribution Dates; and

                           (vi) Sixth, to Component A-5-4 of the Class A-5 Certificates up to the applicable Subordinate Principal Amount (determined without regard to the proviso of such definition) for such Distribution Date (less any amounts distributed to Component A-5-4 of the Class A-5 Certificates pursuant to paragraph (I)(a)(v)), the Discount Fractional Principal Shortfall, provided, that any amounts distributed in respect of the Discount Fractional Principal Shortfall pursuant to paragraph (I)(a)(v) or this paragraph (I)(a)(vi) of this definition of "Certificate Distribution Amount" shall not cause a further reduction of the Component A-5-4 Component Principal Balance;

                  (b) with respect to the Subordinate Certificates and the Class R Certificate, on any Distribution Date prior to the Credit Support Depletion Date, to the extent of the Available Distribution Amount remaining:

                           (i) First, to the Class M, B-1, B-2, B-3, B-4 and B-5
                  Certificates, in their order of seniority, the following:

                                     (1) their respective amounts of previously
                           unpaid and then current Interest Distribution
                           Amounts;

                                    (2) their pro rata share, according to their
                           respective Class Principal Balances, of the Subordinate Principal Amount allocable pursuant to the definition of "Subordinate Principal Amount" herein, until their Principal Balances have been reduced to zero;

                           (ii) Second, to the Subordinate Certificates in their
                  order of seniority, the amount of unreimbursed Realized Losses previously allocated to such Class, if any, provided, that any amounts distributed in respect of losses pursuant to this paragraph (I)(b)(ii) of this definition of "Certificate Distribution Amount" shall not cause a further reduction in the Class Principal Balances of the Subordinate Certificates; and

                           (iii) Third, to the Class R Certificate, the Residual
                  Distribution Amount;

         (II) For any Distribution Date on or after the Credit Support Depletion Date, the Available Distribution Amount remaining, shall be distributed to the outstanding Senior Certificates and Components in the following amounts and priority:

                  (a) First to Component A-5-4 of the Class A-5 Certificates the Discount Fractional Principal Amount;

                  (b) Second, to the Senior Certificates (including the Accrual Certificate and Accrual Component, but excluding the Principal Only Certificate and Principal Only Component), previously unpaid and then current Interest Distribution Amounts, pro rata, according to such amount payable to the extent of amounts available;

                  (c) Third, to the Senior Certificates (other than the Interest Only Components and Principal Only Component), the Senior Principal Amount, pro rata, according to their respective Class Principal Balances (other than the Interest Only Components and the Principal Only Component);

                  (d) Fourth, to the Senior Certificates, pro rata, according to their respective Class Principal Balances or Component Principal Balances, the amount of unreimbursed Realized Losses previously allocated to such Class; and

                  (e) Fifth, to the Class R Certificate, the Residual Distribution Amount for such Distribution Date.

         Certificate Principal Balance: For each Certificate of any Class, the portion of the related Class Principal Balance, if any, represented by such Certificate.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed, respectively, pursuant to Section 5.3. Initially, the Certificate Registrar shall be LaSalle National Bank.

         Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Certificate Administrator, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained; provided, that the Trustee, the Certificate Registrar and the Paying Agent may conclusively rely upon an Officer's Certificate to determine whether any Person is an affiliate of the Depositor, the Certificate Administrator or the Servicer.

         Certificateholders' Report: As defined in Section 4.2(a).

         Class: All Certificates having the same priority and rights to payments from the Available Distribution Amount, designated as a separate Class, as set forth in the forms of Certificates attached hereto as Exhibits A and B.

         Class A-6 Accretion Termination Date: The earlier to occur of (i) the Distribution Date on which the Class A-4, Class A-11, and Component A-5-3 Principal Balances have been reduced to zero and (ii) the Credit Support Depletion Date.

         Class A-6 Accrual Amount: For any Distribution Date prior to the Credit Support Depletion Date, an amount equal to the accrued interest that would otherwise be distributable in respect of the Class A-6 Certificates on such Distribution Date and which will be added to the Class A-6 Principal Balance.

         Class A Certificates: The Class A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10 and A-11 Certificates, collectively, and designated as such on the face thereof in substantially the forms attached hereto as Exhibits A-1 through A-11, respectively.

         Class R Certificate: The Certificate designated as "Class R" on the face thereof in substantially the form attached hereto as Exhibit B, that is composed of Components R-1 and R-2 each of which has been designated as the sole class of "residual interests" in REMIC I and REMIC II, respectively, pursuant to
Section 2.1.

         Class R Certificateholder: The registered Holder of the Class R Certificate.

         Class Principal Balance: For any Class of Certificates (other than the Class A-5 Certificates), the applicable initial Class Principal Balance set forth in the Preliminary Statement hereto, corresponding to the rights of such Class in payments of principal due to be passed through to Certificateholders from principal payments on the Loans, as reduced from time to time by (x) distributions of principal to Certificateholders of such Class and (y) the portion of Realized Losses allocated to the Class Principal Balance of such Class pursuant to the definition of "Realized Loss" with respect to a given Distribution Date. For any Distribution Date, the reduction of the Class Principal Balance of any Class of Certificates pursuant to the definition of "Realized Loss" shall be deemed effective prior to the determination and distribution of principal on such Class pursuant to the definition of "Certificate Distribution Amount". Notwithstanding the foregoing, the Class Principal Balance of the most subordinate Class of Certificates outstanding at any time shall be equal to the aggregate Scheduled Principal Balance of all of the Loans less the Class Principal Balance of all other Classes of Certificates. The Class Principal Balance for the Class A-1 Certificates shall be referred to as the "Class A-1 Principal Balance", the Class Principal Balance for the Class A-2 Certificates shall be referred to as the "Class A-2 Principal Balance" and so on.

         Closing Date: April 28, 1999, which is the date of settlement of the sale of the Certificates to the initial purchasers thereof.

         Code: The Internal Revenue Code of 1986, as amended.

         Compensating Interest: For any Distribution Date, with respect to the Loans contained therein, the lesser of (i) the sum of (a) one-twelfth of 0.125% of the aggregate outstanding Principal

Balance of each Loan on such Distribution Date, (b) the aggregate Payoff Earnings and (c) the aggregate Payoff Interest and (ii) the aggregate Uncollected Interest.

         Component: A portion of the Class A-5 Certificates representing parts of the entitlement of such Class to principal and/or interest as described in the Preliminary Statement hereto and the remainder of this Agreement and hereafter referred to as Component A-5-1, A-5-2, A-5-3, A-5-4 and A-5-5.

         Component Notional Amount: With respect to Component A-5-1, A-5-2 and A-5-5 of the Class A-5 Certificates, the corresponding notional amount for such Component.

         Component A-5-1 Notional Amount: As of the Closing Date approximately $7,440,407 and thereafter, an amount equal to the sum of:


                     2/27ths of the Principal Balance of the
                             Class A-1 Certificates
                                        +

                     1/15ths of the Principal Balance of the
                             Class A-2 Certificates
                                        +

                     1/27th of the Principal Balance of the
                             Class A-3 Certificates


         Component A-5-2 Notional Amount: As of the Closing Date approximately $3,881,392, and thereafter, an amount equal to the sum of:

                    7/135ths of the Principal Balance of the
                             Class A-4 Certificates
                                        +

                    8/135ths of the Principal Balance of the
                             Class A-11 Certificates

         Component A-5-3 Accretion Termination Date: The earlier to occur of (i) the Distribution Date on which the Class A-4, Class A-6, Class A-7, Class A-8, Class A-9 and Class A-11 Principal Balances have been reduced to zero and (ii) the Credit Support Depletion Date.

         Component A-5-3 Accrual Amount: For any Distribution Date prior to the Credit Support Depletion Date, an amount equal to the accrued interest that would otherwise be distributable in respect of Component A-5-3 of the Class A-5 Certificates on such Distribution Date and which will be added to the Component A-5-3 Component Principal Balance.

         Component A-5-5 Notional Amount: As of the Closing Date approximately $4,190,242, and thereafter, with respect to any Distribution Date will equal the total Principal Balance, as of the first day of the month of such Distribution Date, of the Premium Loans multiplied by the following fraction:

              the weighted average of the Pass-Through Rates of the
           Premium Loans as of the first day of such month minus 6.75%
                                      6.75%

         Component Principal Balance: For Components A-5-3 and A-5-4 of the Class A-5 Certificates, the applicable initial Component Principal Balance therefor set forth in the Preliminary Statement hereto, corresponding to the rights of such Component in payments of principal due to be passed through to the holders of the Class A-5 Certificates from principal payments on the Loans, as reduced from time to time by (x) distributions of principal to the holders of the Class A-5 Certificates in respect of such Component and (y) the portion of Realized Losses allocated to the Component Principal Balance in respect of such Component pursuant to the definition of "Realized Loss" with respect to a given Distribution Date. For any Distribution Date, the reduction of the Component Principal Balance of any Component pursuant to the definition of "Realized Loss" shall be deemed effective prior to the determination and distribution of principal on such Component pursuant to the definition of "Certificate Distribution Amount." Notwithstanding the foregoing, any amounts distributed in respect of losses pursuant to paragraphs (I)(a)(v) or (I)(a)(vi) of the definition of "Certificate Distribution Amount" shall not cause a further reduction in the Component A-5-4 Component Principal Balances. The Component Principal Balance for Component A-5-3 shall be referred to as the "Component A-5-3 Principal Balance" and the Component Principal Balance for Component A-5-4 shall be referred to as the "Component A-5-4 Principal Balance." The Component Principal Balance of the Interest Only Components shall be zero.

         Corporate Trust Office: The corporate trust office of the Trustee in the State of Texas, at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 600 Travis Street, Suite 1150, Houston, Texas 77002, Attention: S. Whitten Rusk III.

         Credit Support Depletion Date: The first Distribution Date on which the aggregate of the Class Principal Balances of the Subordinate Certificates has been or will be reduced to zero as a result of principal distributions thereon and the allocation of Realized Losses on such Distribution Date.

         Curtailment: Any payment of principal on a Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the outstanding Principal Balance of the Loan.

         Curtailment Shortfall: With respect to any Curtailment applied with a Monthly Payment, an amount equal to one month's interest on such Curtailment at the applicable Pass-Through Rate on such Loan.

         Custodial Account for P&I: The Custodial Account for Principal and Interest established and maintained by the Servicer and caused by the Servicer to be established and maintained pursuant to Section 3.2(b) with the corporate trust department of the Trustee or another financial institution approved by the Servicer such that the rights of such Servicer, the Trustee and the Certificateholders thereto shall be fully protected against the claims of any creditors of the Servicer and of any creditors or depositors of the institution in which such account is maintained, (a) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to each Rating Agency) created, maintained and monitored by the Servicer or (b) in a separate non-trust account without FDIC or other insurance in an Eligible Institution. In the event that a Custodial Account for P&I is established pursuant to clause (a) of the preceding sentence, amounts held in such Custodial Account for P&I shall not exceed the level of deposit coverage on such account; accordingly, more than one Custodial Account for P&I may be established.

         Custodial Agreement: The agreement, if any, among the Servicer, the Trustee and a Custodian providing for the safekeeping of the Mortgage Files on behalf of the Certificateholders.

         Custodian: A custodian which is appointed pursuant to a Custodial Agreement. Any Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Trustee at no additional charge to the Servicer. The Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian.

         Cut-Off Date: April 1, 1999.

         Data: As defined in Section 8.14.

         Deceased Holder: A Beneficial Holder of a Class A-9 Certificate who was living at the time such Class A-9 Certificate was acquired and whose executor, authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other person endowed to act on behalf of such Beneficial Holder causes to be furnished to the Trustee evidence of such Beneficial Holder's death satisfactory to the Trustee and any tax waivers requested by the Trustee.

         Defaulted Loan: As of any Determination Date, any Loan for which any payment of principal of or interest on such Loan is more than 89 days past due, determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note or any other document in the Mortgage File.

         Definitive Certificates: As defined in Section 5.7.

         Denomination: The amount specified on a Certificate as representing the aggregate Principal Balance of the Loans as of the Cut-Off Date evidenced by such Certificate.

         Depository Agreement: The Letter of Representations, dated April 28, 1999 by and among DTC, the Depositor and the Trustee.

         Depositor: ABN AMRO Mortgage Corporation, a Delaware corporation, or its successor-in-interest.

         Depository: DTC or any successor thereto.

         Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         Determination Date: A day not later than the 10th day (or, if such 10th day is not a Business Day, the Business Day immediately succeeding such 10th day) preceding a related Distribution Date in the month in which such Distribution Date occurs.

         Discount Fraction: For any Discount Loan, the following fraction:

               6.75% - the Pass-Through Rate on such Discount Loan
                                      6.75%

         Discount Fractional Principal Amount: On each Distribution Date, an amount equal to the product of the Discount Fraction multiplied by the sum of
(i) scheduled payments of principal on each Discount Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of an Advance with respect to such Distribution Date, (ii) the principal portion received in respect of each Discount Loan during the Prior Period of (a) Curtailments, (b) Insurance Proceeds, (c) the amount, if any, of the principal portion of the Purchase Price pursuant to a Purchase Obligation or any repurchase of a Discount Loan permitted hereunder and
(d) Liquidation Proceeds and (iii) the principal portion of Payoffs received in respect of such Discount Loan during the applicable Prepayment Period.

         Discount Fractional Principal Shortfall: For any Distribution Date, an amount equal to the Discount Fraction of any Realized Loss on a Discount Loan, other than a Special Hazard Loss, Fraud Loss or Bankruptcy Loss in excess of the Special Hazard Coverage, Fraud Coverage or Bankruptcy Coverage, as applicable.

         Discount Loan: The Loans having Pass-Through Rates of less than 6.75%.

         Disqualified Organization: As defined in Section 5.1(b)

         Distribution Date: With respect to distributions on the Certificates, the 25th day (or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day) of each month, with the first such date being May 25, 1999.

         DTC: The Depository Trust Company.

         DTC Participant: A broker, dealer, bank, other financial institution or other Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

         Due Date: The first day of each calendar month, which is the day on which the Monthly Payment for each Loan is due.

         Eligible Account: Any account or accounts held and established by the Servicer or the Trustee in trust for the Certificateholders at any Eligible Institution.

         Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency, (ii) with respect to any Custodial Account for P&I, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency, or (iii) the approval of each Rating Agency.

         Eligible Investments: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the following Distribution Date, regardless of whether issued by the Depositor, the Servicer, the Trustee or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

         (a) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided, that such obligations are backed by the full faith and credit of the United States of America;

         (b) direct obligations of, or guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, provided, that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated "AAA" in the case of S&P and Fitch (the initial rating of the Class A Certificates);

         (c) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided, that the short-term deposit ratings and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institutions in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, the highest rating available for such securities by each Rating Agency and, in the case of long-term unsecured debt obligations, one of the two highest ratings available for such securities by each Rating Agency, or in each case such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

         (d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency;

         (e) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

         (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment, provided, that any such agreement must by its term provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

         (g) repurchase obligations with respect to any security described in clause (a) or (b) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in (c) above;

         (h) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Eligible Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Certificate Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Certificate Account;

         (i) units of taxable money market funds (including those for which the Trustee or any affiliate thereof receives compensation with respect to such investment) which funds have been rated by each Rating Agency in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition;

         (j) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to the initial rating of the Class A Certificates; and

         (k) such other obligations as are acceptable as Eligible Investments to each Rating Agency;

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) and that no instrument or security shall be an Eligible Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         Escrow Account: As defined in Section 3.4.

         Escrow Payment: Any payment received by the Servicer for the account of any Mortgagor for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.

         Event of Default: Any event of default as specified in Section 7.1.

         Excess Liquidation Proceeds: With respect to any Distribution Date, the excess, if any, of aggregate Liquidation Proceeds in the applicable Prepayment Period over the amount that would have been received if a Payoff had been made on the last day of such applicable Prepayment Period with respect to each Loan which became a Liquidated Loan during such applicable Prepayment Period.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         FDIC: Federal Deposit Insurance Corporation, or any successor thereto.

         Federal Funds Rate: means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmatic mean as determined by the Trustee of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Trustee.

         FHA: Federal Housing Administration, or any successor thereto.

         FHLMC: Federal Home Loan Mortgage Corporation, or any successor thereto.

         Fitch: Fitch IBCA, Inc. provided, that at any time it be a Rating
Agency.

         FNMA: Federal National Mortgage Association, or any successor thereto.

         Fraud Coverage: As of the Cut-Off Date approximately $2,477,608, and thereafter, the Fraud Coverage will generally be equal to (1) prior to the third Anniversary, an amount equal to 1.00% of the aggregate principal balance of all Loans as of the Cut-Off Date minus the aggregate amounts allocated to the Certificates with respect to Fraud Losses on such Loans up to such date of determination and (2) from the third to the fifth Anniversary, an amount equal to (a) 0.50% of the aggregate principal balance of all of the Loans as of the most recent Anniversary minus (b) the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Loans since the most recent Anniversary up to such date of determination. On and after the fifth Anniversary, the Fraud Coverage will be zero. Fraud Coverage may be reduced upon written confirmation from each Rating Agency that such reduction will not adversely affect the then current ratings assigned to the Certificates by each Rating Agency.

         Fraud Loss: The occurrence of a loss on a Loan arising from any action, event or state of facts with respect to such Loan which, because it involved or arose out of any dishonest, fraudulent, criminal, negligent or knowingly wrongful act, error or omission by the Mortgagor, originator (or assignee thereof) of such Loan, Lender, or the Servicer, would result in an exclusion from, denial of, or defense to coverage which otherwise would be provided by an insurance policy previously issued with respect to such Loan.

         Independent: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or any Affiliate of either and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promotor, underwriter, trustee, partner, director or person performing similar functions.

         Indirect DTC Participants: Entities such as banks, brokers, dealers or trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

         Installment Due Date: The first day of the month in which the related Distribution Date occurs.

         Insurance Proceeds: Amounts paid or payable by the insurer under any insurance policy (including any replacement policy permitted under this Agreement), covering any Loan or Mortgaged Property, including, without limitation, any flood insurance policy, primary mortgage insurance policy or hazard insurance policy required pursuant to Section 3.5, any title insurance policy required pursuant to Section 2.3, and any FHA insurance policy or VA guaranty.

         Interest Accrual Period: For all Classes or Certificates, the calendar month preceding the month in which the Distribution Date occurs.

         Interest Distribution Amount: On any Distribution Date, for any Class of Certificates (other than the Principal Only Certificate and Principal Only Component), the amount of interest accrued on the respective Class Principal Balance, Component Principal Balance or Component Notional

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




Amount, as applicable, at 1/12th of the related Remittance Rate for such Class or Component during the applicable Prepayment Period, before giving effect to allocations of Realized Losses for the applicable Prepayment Period or distributions to be made on such Distribution Date, reduced by Uncompensated Interest Shortfall and the interest portion of Realized Losses allocated to such Class pursuant to the definition of "Uncompensated Interest Shortfall" and
Section 3.20, provided, however, that (a) in the case of the Class A-6 Certificates, such amount shall be reduced by the Class A-6 Accrual Amount and
(b) in the case of Component A-5-3 of the Class A-5 Certificates, such amount shall be reduced by the Component A-5-3 Accrual Amount. The Interest Distribution Amount for Component A-5-4 of the Class A-5 Certificates and the Class A-7 Certificates on any Distribution Date shall equal zero.

         Interest Only Components: Component A-5-1, Component A-5-2 and Component A-5-5 of the Class A-5 Certificates, which will not be entitled to receive principal.

         Interested Person: The Depositor, the Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

         Junior Subordinate Certificates: The Class B-3, B-4 and B-5 Certificates, collectively.

         Liquidated Loan: A Loan as to which the Servicer has determined in accordance with its customary servicing practices that all amounts which it expects to recover from or on account of such Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise, have been recovered. For purposes of this definition, acquisition of a Mortgaged Property by the Trust Fund shall not constitute final liquidation of the related Loan.

         Liquidation Expenses: Expenses incurred by the Servicer in connection with the liquidation of any Defaulted Loan or property acquired in respect thereof, including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Servicer pursuant to Section 3.7 respecting the related Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation relating to the Mortgaged Property that secured such Loan.

         Liquidation Principal: The principal portion of Liquidation Proceeds received (exclusive of the Discount Fractional Principal Amount) with respect to each Loan which became a Liquidated Loan (but not in excess of the Principal Balance thereof) during the applicable Prepayment Period.

         Liquidation Proceeds: Amounts after deduction of amounts reimbursable under Section 3.7 received and retained in connection with the liquidation of Defaulted Loans (including the disposition of REO Property), whether through foreclosure or otherwise, other than Insurance Proceeds.

         Living Holder: A Beneficial Holder of a Class A-9 Certificate who is not a Deceased Holder.

         Loans: The Mortgages and the related Mortgage Notes, each transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as part of the Trust Fund, as

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




so identified in the Loan Schedule. Each of the Loans is referred to individually in this Agreement as a "Loan".

         Loan Schedule: The schedule, as amended from time to time, of Loans attached hereto as Exhibit D, which shall set forth as to each Loan the following, among other things:

                           (i) the loan number of the Loan and name of the related Mortgagor;

                           (ii) the street address of the Mortgaged Property including city, state and zip code;

                           (iii) the Mortgage Interest Rate as of the Cut-Off Date;

                           (iv) the original term and maturity date of the related Mortgage Note;

                           (v)      the original Principal Balance;

                           (vi)     the first payment date;

                           (vii) the Monthly Payment in effect as of the Cut-Off Date;

                           (viii) the date of the last paid installment of interest;

                           (ix) the unpaid Principal Balance as of the close of business on the Cut-Off Date;

                           (x) the Loan-to-Value ratio at origination and as of the Cut-Off Date;

                           (xi)     the type of property;

                           (xii)    the nature of occupancy at origination;

                           (xiii) the county in which Mortgaged Property is located, if available; and

                           (xiv)    the closing date.

         Loan-to-Value Ratio: The original principal amount of a Loan divided by the Original Value; however, references to "current Loan-to-Value Ratio" shall mean the then current Principal Balance of a Loan divided by the Original Value.

         Monthly Payment: The scheduled payment of principal and interest on a Loan which is due on the related Due Date for such Loan after giving effect to any reduction in the amount of interest collectible from any Mortgagor pursuant to the Relief Act.

         Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note.

         Mortgage File: The following documents or instruments with respect to each Loan transferred and assigned pursuant to Section 2.1:

                           (i) The original Mortgage Note bearing all
                  intervening endorsements endorsed, "Pay to the order of Chase Bank of Texas, National Association, as Trustee, for the benefit of the Certificateholders of ABN AMRO Mortgage Corporation Series 1999-3 Attn: Corporate Trust Department, 600 Travis Street, Houston, TX 77002, without recourse" and signed in the name of the Seller by an Authorized Officer showing an unbroken chain of title from the originator thereof to the person endorsing;

                           (ii) (a) The original Mortgage with evidence of
                  recording thereon, and if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided, that if such original Mortgage or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Purchaser a true and correct copy of such Mortgage, together with (1) in the case of a delay caused by the public recording office, an Officer's Certificate signed by a Responsible Officer of the Seller stating that such original Mortgage has been dispatched to the appropriate public recording official for recordation or (2) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original mortgage is a true and correct copy;

                           (b) The original Assignment to "Chase Bank of Texas,
National Association, as Trustee" which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Loans covering Mortgaged Properties situated within the same county. If the Assignment is in blanket form, a copy of the Assignment shall be included in the related individual Mortgage File;

                           (iii) The originals of any and all instruments that
                  modify the terms and conditions of the Mortgage Note, including but not limited to modification, consolidation, extension and assumption agreements including any adjustable rate mortgage (ARM) rider, if any:

                           (iv) The originals of all required intervening
                  assignments, if any, with evidence of recording thereon, and if such assignment was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided, that if such original assignment or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original assignment has been delivered for recordation or because such original assignment has been lost, the Seller shall deliver or cause to be delivered to the Purchaser a true and correct copy of such assignment, together with (a) in the case of a delay caused by the public recording office, an Officer's Certificate signed by a Responsible Officer of the Seller stating that such original assignment has been dispatched to the appropriate public recording official for recordation or (b) in the case of an original assignment that has been lost, a certificate by the appropriate county recording office where such assignment is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original assignment is a true and correct copy;

                           (v) The original mortgage policy of title insurance
                  (including, if applicable, the endorsement relating to the negative amortization of the Loans) or in the event such original title policy is unavailable, any one of an original title binder, an original preliminary title report or an original title commitment or a copy thereof certified by the title company with the original policy of title insurance to follow within 180 days of the Closing Date;

                           (vi) The primary mortgage insurance certificate, if
                  any;

                           (vii) Hazard insurance certificates and copies of the
                  hazard insurance policy and, if applicable, flood insurance policy; and

                           (viii) Any and all other documents, opinions and
                  certificates executed and/or delivered by the related Mortgagor and/or its counsel in connection with the origination of such Mortgage.

         Mortgage Interest Rate: For any Loan, the per annum rate at which interest accrues on such Loan pursuant to the terms of the related Mortgage Note without regard to any reduction thereof as a result of the Relief Act.

         Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Loan.

         Mortgage Pool: All of the Loans.

         Mortgaged Property: With respect to any Loan, the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Loan.

         Mortgagor: The obligor on a Mortgage Note.

         Nonrecoverable Advance: With respect to any Loan, any Advance which the Servicer shall have determined to be a Nonrecoverable Advance pursuant to
Section 4.4 and which was, or is proposed to be, made by such Servicer.

         Non-U.S. Person: A Person that is not a U.S. Person.

         Officer's Certificate: With respect to any Person, a certificate signed both by the Chairman of the Board, the President or a Vice-President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

         Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Depositor or the Servicer, or any affiliate of the Depositor or the Servicer, acceptable to the Trustee; provided, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

         Original Value: With respect to any Loan other than a Loan originated for the purpose of refinancing an existing mortgage debt, the lesser of (a) the Appraised Value (if any) of the Mortgaged Property at the time the Loan was originated or (b) the purchase price paid for the Mortgaged Property by the Mortgagor. With respect to a Loan originated for the purpose of refinancing existing mortgage debt, the Original Value shall be equal to the Appraised Value of the Mortgaged Property at the time the Loan was originated or the appraised value at the time the refinanced mortgage debt was incurred.

         OTS: The Office of Thrift Supervision, or any successor thereto.

         Ownership Interest: As defined in Section 5.1(b)

         Pass-Through Entity: As defined in Section 5.1(b)

         Pass-Through Rate: For each Loan, a rate equal to the Mortgage Interest Rate for such Loan less the applicable per annum percentage rate of the Servicing Fee. For each Loan, any calculation of monthly interest at such rate shall be based upon annual interest at such rate (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid Principal Balance of the related Loan divided by twelve, and any calculation of interest at such rate by reason of a Payoff shall be based upon annual interest at such rate on the outstanding Principal Balance of the related Loan multiplied by a fraction, the numerator of which is the number of days elapsed from the Due Date of the last scheduled payment of principal and interest to, but not including, the date of such Payoff, and the denominator of which is (a) for Payoffs received on a Due Date, 360, and
(b) for all other Payoffs, 365.

         Paying Agent: Any paying agent appointed by the Trustee pursuant to
Section 4.10. Initially, the Paying Agent shall be LaSalle National Bank.

         Payoff: Any Mortgagor payment of principal on a Loan equal to the entire outstanding Principal Balance of such Loan, if received in advance of the last scheduled Due Date for such Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Loan to the date of such payment-in-full.

         Payoff Earnings: For any Distribution Date with respect to each Loan on which a Payoff was received by the Servicer during the Prepayment Period, the aggregate of the interest earned by Servicer from investment of each such Payoff from the date of receipt of such Payoff until the last day of such Prepayment Period (net of investment losses).

         Payoff Interest: For any Distribution Date with respect to a Loan for which a Payoff was received by the Servicer during the Prepayment Period, an amount of interest thereon at the applicable Pass-Through Rate from the first day of such Prepayment Period to the date of receipt thereof.

         Percentage Interest: (a) With respect to the right of each Certificate of a particular Class in the distributions allocated to such Class, "Percentage Interest" shall mean the percentage undivided beneficial ownership interest evidenced by such Certificate of such Class, which percentage shall equal:

                           (i) with respect to any Regular Interest Certificate,
                  its Certificate Principal Balance divided by the applicable Class Principal Balance; and

                           (ii) with respect to the Class R Certificate, the
                  percentage set forth on the face of such Certificate.

         (b) With respect to the rights of each Certificate in connection with Sections 5.9, 7.1, 7.3, 8.1, 8.3, 10.1 and 10.3, "Percentage Interest" shall mean the percentage undivided beneficial interest evidenced by such Certificate in the Trust Fund, which for purposes of such rights only shall equal:

                           (i) with respect to any Certificate, the product of
                  (x) 100.00% and (y) the percentage calculated by dividing its Certificate Principal Balance by the Aggregate Certificate Principal Balance; and

                           (ii) with respect to the Class R Certificate, zero.

         Permitted Transferee: With respect to the holding or ownership of any Residual Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any

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




agency or instrumentality of any of the foregoing, (ii) a foreign government or International Organization, or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section 521) which is exempt from the taxes imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) any electing large partnership under Section 775 of the Code, (vi) any Person from whom the Trustee or the Certificate Registrar has not received an affidavit to the effect that it is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

         Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Planned Principal Balance: For any Distribution Date, the amount set forth in the table attached hereto as Exhibit O for such Distribution Date, for the Class A-1, Class A-2 and Class A-3 Certificates.

         Prepaid Monthly Payment: Any Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Loan on its scheduled Due Date and held in the related Custodial Account for P&I until the Withdrawal Date following its scheduled Due Date.

         Prepayment Period: The calendar month immediately preceding any Distribution Date.

         Principal Balance: At the time of any determination, the principal balance of a Loan remaining to be paid at the close of business on the Cut-Off Date, after deduction of all principal payments due on or before the Cut-Off Date whether or not paid, reduced by all amounts distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Loan.

         In the case of a Substitute Loan, "Principal Balance" shall mean, at the time of any determination, the principal balance of such Substitute Loan transferred to the Trust Fund on the date of substitution, reduced by all amounts distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Substitute Loan.


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

         The Principal Balance of a Loan (including a Substitute Loan) shall not be adjusted solely by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period. Whenever a Realized Loss has been incurred with respect to a Loan during a calendar month, the Principal Balance of such Loan shall be reduced by the amount of such Realized Loss as of the Distribution Date next following the end of such calendar month after giving effect to the allocation of Realized Losses and distributions of principal to the Certificates.

         Principal Only Certificate: Class A-7 Certificates.

         Principal Only Component: Component A-5-4 of the Class A-5
Certificates.

         Principal Payment: Any payment of principal on a Loan other than a Principal Prepayment.

         Principal Payment Amount: On any Distribution Date and for the Loans, the sum with respect to the Loans of (i) the scheduled principal payments on the Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any Loan which was repurchased by the Depositor pursuant to a Purchase Obligation or as permitted by this Agreement during the applicable Prepayment Period, and (iii) any other unscheduled payments of principal which were received with respect to any Loan during the applicable Prepayment Period, other than Payoffs, Curtailments and Liquidation Principal.

         Principal Prepayment: Any payment of principal on a Loan which constitutes a Payoff or a Curtailment.

         Principal Prepayment Amount: On any Distribution Date and for the Loans, the sum with respect to the Loans of (i) Curtailments received during the applicable Prepayment Period from such Loans and (ii) Payoffs received during the applicable Prepayment Period from the Loans.

         Pro Rata Allocation: The allocation of the principal portion of losses relating to a Loan to the Senior Certificates (other than the Principal Only Component and the Interest Only Components) and to the Subordinate Certificates (in the limited circumstances described below) pro rata according to their respective Certificate Principal Balances or Component Principal Balances (except if the loss is recognized with respect to a Discount Loan, in which event the applicable Discount Fraction of such loss will be allocated to Component A-5-4 of the Class A-5 Certificates, and the remainder of such loss will be allocated as described above) or, in the case of any of the Accrual Certificate or Accrual Component, the Certificate Principal Balance of such Certificate or the Component Principal Balance of such Component on the Closing Date, if lower, and the allocation of the interest portion of such losses to the Certificates (other than the Principal Only Certificate and Principal Only Component) pro rata according to the amount of interest accrued but unpaid on each such Class or Component in reduction thereof.

         Purchase Obligation: An obligation of the Depositor to repurchase Loans under the circumstances and in the manner provided in Section 2.2 or Section 2.3.

         Purchase Price: With respect to any Loan to be purchased pursuant to a Purchase Obligation, or any Loan to be purchased or repurchased relating to an REO Property, an amount equal to the sum of the Principal Balance thereof, and unpaid accrued interest thereon, if any, to the last day of the calendar month in which the date of repurchase occurs at a rate equal to the applicable Pass-Through Rate; provided, however, that no Loan shall be purchased or required to be purchased pursuant to Section 2.3, or more than two years after the Closing Date under Section 2.2, unless (a) the Loan to be purchased is in default, or default is in the judgment of the Depositor reasonably imminent, or (b) the Depositor, at its expense, delivers to the Trustee an Opinion of Counsel to the effect that the purchase of such Loan will not give rise to a tax on a prohibited transaction, as defined in Section 860F(a) of the Code; provided, further, that in the case of clause (b) above, the Depositor will use its reasonable efforts to obtain such Opinion of Counsel if such opinion is obtainable.

         Random Lot: With respect to any Distribution Date on which a mandatory distribution is to be made on any Class A-9 Certificate (as described in Section 4.1(e)), the method by which the Depository will determine which Class A-9 Certificate will be paid principal, using its established random lot procedures or, if such Certificates are no longer represented by a Book-Entry Certificate, using the Paying Agent's, or if no Paying Agent has been appointed hereunder, the Trustee's procedures.

         Rating Agency: Initially, each of S&P and Fitch, thereafter, each nationally recognized statistical rating organization that has rated the Certificates at the request of the Depositor, or their respective successors in interest.

         Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by each Rating Agency.

         Realized Loss: For any Distribution Date, with respect to any Loan which became a Liquidated Loan during the related applicable Prepayment Period, the sum of (i) the principal balance of such Loan remaining outstanding after the application of Liquidation Proceeds and the principal portion of Nonrecoverable Advances actually reimbursed with respect to such Loan (the principal portion of such Realized Loss), and (ii) the accrued interest on such Loan remaining unpaid and the interest portion of Nonrecoverable Advances actually reimbursed with respect to such Loan (the interest portion of such Realized Loss). For any Distribution Date, with respect to any Loan which is not a Liquidated Loan, the amount of the Bankruptcy Loss incurred with respect to such Loan as of the related Due Date.

         Record Date: The last Business Day of the month immediately preceding the month of the related Distribution Date.

         Regular Interest Certificates: The Certificates, other than the Class R Certificate.

         Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

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




         Relief Act Interest Shortfall: With respect to any Distribution Date and Loan, any reduction in the amount of interest collectible on such Loan for the most recently ended calendar month immediately preceding such Distribution Date as a result of the application of the Relief Act.

         REMIC: A real estate mortgage investment conduit, as such term is defined in the Code.

         REMIC I: The pool of assets (other than any Escrow Account or Accounts) consisting of the Trust Fund.

         REMIC I Regular Interests: The regular interests in REMIC I as described in Section 2.4 of this Agreement.

         REMIC II: The pool of assets consisting of the REMIC I Regular Interests and all payments of principal or interest on or with respect to the REMIC I Regular Interests after the Cut-Off Date.

         REMIC Provisions: Sections 860A through 860G of the Code, related Code provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Rate: For each Class of Certificates or Components, the per annum rate set forth as the Remittance Rate for such Class or Component in the Preliminary Statement hereto.

         REO Property: A Mortgaged Property, title to which has been acquired by the Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

         Residual Certificate: The Class R Certificate, which is being issued in a single class. Components R-1 and R-2 of the Class R Certificate is hereby each designated the sole Class of "residual interests" in REMIC I and REMIC II, respectively, for purposes of Section 860G(a)(2) of the Code.

         Residual Distribution Amount: On any Distribution Date, any portion of the Available Distribution Amount remaining after all distributions to the Certificates pursuant to the definition of Certificate Distribution Amount. Upon termination of the obligations created by this Agreement and the Trust Fund created hereby, the amounts which remain on deposit in the Certificate Account after payment to the Certificateholders of the amounts set forth in Section 9.1 of this Agreement, and subject to the conditions set forth therein.

         Responsible Officer: When used with respect to the Trustee or any Seller, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice-President, any Assistant Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller, any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this

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




Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Servicer, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Controller and any Assistant Controller or any other officer of the Servicer customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor or any other Person, the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of any executive committee of the Board of Directors, the President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of the Depositor customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Rounding Account: The separate trust account established by the deposit as of the Closing Date of $999.99 and maintained by the Trustee pursuant to
Section 3.21, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Class A-9 Certificateholders, or any other account serving a similar function acceptable to each Rating Agency, and which account provides that the Trustee may make, or cause to be made, withdrawals as provided in
Section 3.21 hereof.

         Rounding Amount: With respect to the Rounding Account, the amount of funds, if any, needed to be withdrawn from such account and used to round the amount of any principal distributions to any of the Class A-9 Certificates on any Distribution Date upward to the next higher integral multiple of $1,000.

         S&P: Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc. provided, that at any time it be a Rating Agency.

         Scheduled Principal Balance: With respect to any Loan as of any Distribution Date, the unpaid principal balance of such Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied Curtailments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

         Securities Act: The Securities Act of 1933, as amended.

         Seller: Standard Federal Bank.

         Senior Certificates: The Class A and Class R Certificates, collectively.

         Senior Liquidation Amount: The aggregate, for each Loan which became a Liquidated Loan during the applicable Prepayment Period, of the lesser of: (i) the Senior Percentage of the Principal Balance of such Loan (exclusive of the Discount Fraction thereof, if applicable), and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to such Loan.

         Senior Percentage: As of the Closing Date, approximately 95.68%, and thereafter, with respect to any Distribution Date, the sum of the class Principal Balances of the Senior Certificates (other than the Principal Only Component) divided by aggregate Scheduled Principal Balance of all Loans (reduced by the Discount Fraction thereof), in each case immediately prior to such Distribution Date.

         Senior Prepayment Percentage: (i) On any Distribution Date occurring before the Distribution Date in the month of May, 2004, 100%; (ii) on any other Distribution Date on which the Senior Percentage for such Distribution Date exceeds the initial Senior Percentage as of the Cut-Off Date, 100%; and (iii) on any other Distribution Date in each of the months of May, 2004 and thereafter, 100%, unless:

                  (a) the mean aggregate Principal Balance of the Loans which are 60 or more days delinquent (including loans in foreclosure and property held by the Trust Fund) for each of the immediately preceding six calendar months is less than or equal to 50% of the Subordinate Amount as of such Distribution Date, and

                  (b) cumulative Realized Losses on the Loans allocated to the Subordinate Certificates are less than or equal to the following amounts:


                                                                  PERCENTAGE OF THE SUBORDINATE
                DISTRIBUTION DATE OCCURRING IN                    AMOUNT AS OF THE CUT-OFF DATE
                ------------------------------                    -----------------------------
May 2004 through April 2005....................................                30%
May 2005 through April 2006....................................                35%
May 2006 through April 2007....................................                40%
May 2007 through April 2008....................................                45%
May 2008 and thereafter........................................                50%

      in which case, the Senior Prepayment Percentage shall be as follows:




       DISTRIBUTION DATE OCCURRING IN                        SENIOR PREPAYMENT PERCENTAGE
       ------------------------------                        ----------------------------
May 1999 through April 2004.................  100%
May 2004 through April 2005.................  SENIOR PERCENTAGE + 70% of SUBORDINATE PERCENTAGE
May 2005 through April 2006.................  SENIOR PERCENTAGE + 60% of SUBORDINATE PERCENTAGE
May 2006 through April 2007.................  SENIOR PERCENTAGE + 40% of SUBORDINATE PERCENTAGE
May 2007 through April 2008.................  SENIOR PERCENTAGE + 20% of SUBORDINATE PERCENTAGE
May 2008 and thereafter.....................  SENIOR PERCENTAGE

         If on any Distribution Date the allocation to the Certificates (other than the Principal Only Component) of Principal Prepayments in the percentage required would reduce the sum of the Class Principal Balances of the Certificates (other than the Principal Only Component) below zero, the Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero. Notwithstanding the foregoing, however, on each Distribution Date, the Principal Only Component will receive the Discount Fraction of all principal payments, including, without limitation, Principal Prepayments, received in respect of each Discount Loan.

         Senior Principal Amount: For any Distribution Date, an amount equal to the sum of (a) the Senior Percentage of the Principal Payment Amount for the Loans (exclusive of the Discount Fractional Principal Amount), (b) the Senior Prepayment Percentage of the Principal Prepayment Amount for the Loans (exclusive of the Discount Fractional Principal Amount) and (c) the Senior Liquidation Amount.

         Servicer: LaSalle Home Mortgage Corporation, an Illinois corporation, or any successor thereto appointed as provided pursuant to Section 7.5, acting to service and administer such Loans pursuant to Section 3.1.

         Servicer's Section 3.10 Report: A report delivered by the Servicer to the Trustee or the Certificate Administrator pursuant to Section 3.10.

         Servicing Fee: For each Loan, the fee paid to the Servicer to perform primary servicing functions with respect to such Loan, equal to the per annum rate of 0.2500% for each Loan in the Loan Schedule on the outstanding Principal Balance of such Loan.

         Servicing Officer: Any individual involved in, or responsible for, the administration and servicing of the Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee on the Closing Date by the Servicer in the form of an Officer's Certificate, as such list may from time to time be amended.

         Special Hazard Coverage: As of the Cut-Off Date approximately $3,067,423, and thereafter on each anniversary of the Cut-Off Date, the Special Hazard Coverage shall be reduced, but not increased, to an amount equal to the lesser of (1) the greatest of (a) the aggregate principal balance of the Loans located in the single California zip code area containing the largest aggregate principal balance of the Loans, (b) 1% of the aggregate unpaid principal balance of the Loans and (c) twice the unpaid principal balance of the largest single Loan, in each case calculated as of the Due Date in the immediately preceding month, and (2) the initial Special Hazard Coverage amount of $3,067,423 as reduced by the Special Hazard Losses allocated to the Certificates since the Cut-Off Date. Special Hazard Coverage may be reduced upon written confirmation from each Rating Agency that such reduction will not adversely affect the then current ratings assigned to the Certificates by each Rating Agency.

         Special Hazard Loss: The occurrence of any direct physical loss or damage to a Mortgaged Property not covered by a standard hazard maintenance policy with extended coverage which is caused by or results from any cause except: (i) fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles, smoke, sprinkler leakage, except to the extent of that portion of the loss which was uninsured because of the application of a co-insurance clause of any insurance policy covering these perils; (ii) normal wear and tear, gradual deterioration, inherent vice or inadequate maintenance of all or part thereof; (iii) errors in design, faulty workmanship or materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss; (iv) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by this definition of Special Hazard Loss; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government or sovereign power (dejure or defacto), or by an authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence; or (viii) seizure or destruction under quarantine or customs regulations, or confiscation by order of any government or public authority.

         Standard Federal Bank: Standard Federal Bank, a Federal Savings Bank.

         Subordinate Amount: The excess of the aggregate Scheduled Principal Balance of the Loans over the Senior Certificate Principal Balance.

         Subordinate Certificates: The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, collectively, and designated as such on the face thereof in substantially the form attached hereto as Exhibits A-12 through A-17, respectively and for purposes of this Agreement, the "order of seniority" from highest to lowest of such certificates shall be the order designated in the beginning of this definition.

         Subordinate Liquidation Amount: The excess, if any, of the aggregate of Liquidation Principal for all the Loans which became Liquidated Loans during the applicable Prepayment Period, over the related Senior Liquidation Amount for such Distribution Date.

         Subordinate Percentage: As of the Closing Date approximately 4.32%, and thereafter, with respect to any Distribution Date, the excess of 100% over the Senior Percentage for such date.

         Subordinate Prepayment Percentage: As of the Closing Date, approximately 0%, and thereafter, with respect to any Distribution Date, the excess of 100% over the Senior Prepayment Percentage.

         Subordinate Principal Amount: On any Distribution Date, will be equal to the sum of:

         (1) the Subordinate Percentage of the Principal Payment Amount (exclusive of the portion thereof attributable to the Discount Fractional Principal Amount);
         (2)      the Subordinate Principal Prepayment Amount; and
         (3)      the Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Amount shall be reduced by the amounts required to be distributed to the Principal Only Component with respect to the Discount Fractional Principal Shortfall on such Distribution Date.

Any reduction in the Subordinate Principal Amount pursuant to the proviso above shall offset the amount calculated pursuant to clause (1), clause (3) and clause
(2), in such order of priority. On any Distribution Date, the Subordinate Principal Amount shall be allocated pro rata, by Class Principal Balance, among the Classes of Subordinate Certificates and paid in the order of distribution to such Classes pursuant to clause (I)(b) of the definition of "Certificate Distribution Amount" herein, except as otherwise stated in such definition. Notwithstanding the foregoing, on any Distribution Date prior to distributions on such date, if the Subordination Level for any Class of Subordinate Certificates is less than such percentage as of the Closing Date, the pro rata portion of the Subordinate Principal Prepayment Amount otherwise allocable to the Class or Classes junior to such Class will be distributed to the most senior Class of the Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Classes of Subordinate Certificates senior thereto, pro rata according to the Class Principal Balances of such Classes.

         Subordinate Principal Prepayment Amount: On any Distribution Date, the Subordinate Prepayment Percentage of the Principal Prepayment Amount for the Loans (exclusive of the portion thereof attributable to the Discount Fractional Principal Amount).

         Subordination Level: On any specified date, with respect to any Class of Subordinate Certificates, the percentage obtained by dividing: (1) the sum of the Class Principal Balances of all Classes of Certificates which are subordinate in right of payment to such Class as of such date before giving effect to distributions or allocations of Realized Losses on the Loans on such date; by (2) the sum of the Class Principal Balances of all Classes of Certificates as of such date before giving effect to distributions or allocations of Realized Losses on the Loans on such date.

         Substitute Loan: As defined in Section 2.2.

         Targeted Principal Balance: For any Distribution Date, the amount set forth in the table attached hereto as Exhibit P for such Distribution Date, for the Class A-4 and Class A-11 Certificates and Components A-5-3 of the Class A-5 Certificates.

         Tax Matters Person: The Holder of the Class R Certificate issued hereunder or any Permitted Transferee of such Class R Certificateholder shall be the initial "tax matters person" for REMIC I and REMIC II within the meaning of
Section 6231(a)(7) of the Code. For tax years commencing after any transfer of the Class R Certificate, the holder of the greatest Percentage Interest in the Class

R Certificate at year end shall be designated as the Tax Matters Person with respect to that year. If the Tax Matters Person becomes a Disqualified Organization, the last preceding Holder of such Authorized Denomination of the Class R Certificate that is not a Disqualified Organization shall be Tax Matters Person pursuant to Section 5.1(c). If any Person is appointed as tax matters person by the Internal Revenue Service pursuant to the Code, such Person shall be Tax Matters Person.

         Transfer: As defined in Section 5.1(b).

         Transferee: As defined in Section 5.1(b).

         Transferee Affidavit and Agreement: As defined in Section 5.1(c)(i)(B).

         Trust Fund: The corpus of the trust created pursuant to Section 2.1 of this Agreement. The Trust Fund consists of (i) the Loans and all rights pertaining thereto; (ii) such assets as from time to time may be held by the Trustee (except amounts representing the Servicing Fee and amounts on deposit in Escrow Accounts); (iii) such assets as from time to time may be held by the Servicer in a Custodial Account for P&I related to the Loans (except amounts representing the Servicing Fee) and the Rounding Account; (iv) property which secured a Loan and which has been acquired by foreclosure or deed in lieu of foreclosure after the Cut-Off Date; (v) amounts paid or payable by the insurer under any FHA insurance policy and proceeds of any VA guaranty and any other insurance policy related to any Loan or the Mortgage Pool; and (vi) the rights and remedies of the Depositor contained in Section 8 of the Mortgage Loan Purchase Agreement dated as of April 28, 1999, between the Seller and the Depositor.

         Trustee: Chase Bank of Texas, National Association, or its successor-in-interest as provided in Section 8.9, or any successor trustee appointed as herein provided.

         Uncollected Interest: With respect to any Distribution Date for any Loan on which a Payoff was made by a Mortgagor during the related Prepayment Period, an amount equal to one month's interest at the applicable Pass-Through Rate on such Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

         Uncompensated Interest Shortfall: For any Distribution Date, the excess, if any, of (i) the sum of (a) aggregate Uncollected Interest, (b) aggregate Curtailment Shortfall and (c) any shortfall in interest collections in the calendar month immediately preceding such Distribution Date resulting from a Relief Act Interest Shortfall over (ii) Compensating Interest, which excess shall be allocated to each Class of Certificates pro rata according to the amount of interest accrued thereon in reduction thereof.

         Underwriters: Lehman Brothers Inc. and ABN AMRO Incorporated.

         U.S. Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of

Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part 1 of subchapter J of chapter 1 of the Code), and which was treated as a U.S. Person on August 20, 1996 may elect to continue to be treated as a U.S. Person notwithstanding the previous sentence.

         VA: The Department of Veterans Affairs, formerly known as the Veterans Administration, or any successor thereto.

         Withdrawal Date: The Business Day immediately preceding the related Distribution Date.

         All references to the origination date or original date in the Loan Schedule with respect to a Loan shall refer to the date upon which the related Mortgage Note was originated or modified, whichever is later.

                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.1 Conveyance of Trust Fund. The Depositor, concurrently with the execution and delivery hereof, does hereby irrevocably sell, convey and assign to the Trustee and REMIC I without recourse all the right, title and interest of the Depositor in and to the Trust Fund and to REMIC II without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests, for the benefit respectively of REMIC II and the Certificateholders, including all interest and principal received by the Depositor with respect to the Loans after the Cut-Off Date (and including without limitation scheduled payments of principal and interest due after the Cut-Off Date but received by the Depositor on or before the Cut-Off Date, but not including payments of principal and interest due on the Loans on or before the Cut-Off Date). The Depositor, at its own expense, shall file or cause to be filed protective Form UCC-1 financing statements with respect to the Loans in the State of Illinois or other applicable jurisdiction, listing itself as "Debtor" under such financing statement and listing the Trustee, for the benefit of the Certificateholders, as "Secured Party" under such financing statement.

         In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Loan so assigned:

                           (i) The original Mortgage Note bearing all
                  intervening endorsements endorsed, "Pay to the order of Chase Bank of Texas, National Association, as Trustee, for the benefit of the Certificateholders of ABN AMRO Mortgage Corporation Series 1999-3 Attn: Corporate Trust Department, 600 Travis Street, Houston, TX 77002, without recourse" and signed in the name of the Seller by an Authorized Officer showing an unbroken chain of title from the originator thereof to the person endorsing;

                           (ii) (a) The original Mortgage with evidence of
                  recording thereon, and if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided, that if such original Mortgage or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Purchaser (with a copy to the Trustee) a true and correct copy of such Mortgage, together with (1) in the case of a delay caused by the public recording office, an Officer's Certificate signed by a Responsible Officer of the Seller stating that such original Mortgage has been dispatched to the appropriate public recording official for recordation or (2) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original mortgage is a true and correct copy;

                  (b) The original Assignment to "Chase Bank of Texas, National Association, as Trustee," which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Loans covering Mortgaged Properties situated within the same county. If the Assignment is in blanket form, a copy of the Assignment shall be included in the related individual Mortgage File.

                           (iii) The originals of any and all instruments that
                  modify the terms and conditions of the Mortgage Note, including but not limited to modification, consolidation, extension and assumption agreements including any adjustable rate mortgage (ARM) rider, if any,

                           (iv) The originals of all required intervening
                  assignments, if any, with evidence of recording thereon, and if such assignment was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided, that if such original assignment or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original assignment has been delivered for recordation or because such original Assignment has been lost, the Seller shall deliver or cause to be delivered to the Purchaser (with a copy to the Trustee) a true and correct copy of such Assignment, together with (a) in the case of a delay caused by the public recording office, an Officer's Certificate signed by a Responsible Officer of the Seller stating that such original assignment has been dispatched to the appropriate public recording official for recordation or (b) in the case of an original assignment that has been lost, a certificate by the appropriate county recording office where such assignment is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original assignment is a true and correct copy;

                           (v) The original mortgagee policy of title insurance
                  (including, if applicable, the endorsement relating to the negative amortization of the Loans) or in the event such original title policy is unavailable, any one of an original title binder, an original preliminary title report or an original title commitment or a copy thereof certified by the title company with the original policy of title insurance to follow within 180 days of the Closing Date;

                           (vi)     The mortgage insurance certificate;

                           (vii) Hazard insurance certificates and copies of the
                  hazard insurance policy and, if applicable, flood insurance policy; and

                           (viii) Any and all other documents, opinions and
                  certificates executed and/or delivered by the related Mortgagor and/or its counsel in connection with the origination of such Mortgage.

         If the Depositor cannot deliver the original Mortgage with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation, the Depositor shall deliver to the Trustee an Officer's Certificate, with a photocopy of such Mortgage attached thereto, stating that such original Mortgage has been delivered to the appropriate public recording official for recordation. The Depositor shall promptly deliver to the Trustee such original Mortgage with evidence of recording indicated thereon upon receipt thereof from the public recording official.

         The Depositor shall, at its own expense, promptly record or cause to be recorded in the appropriate public real property or other records each Assignment referred to in Section 2.1(ii), unless the Depositor delivers to the Trustee an Independent opinion of counsel admitted to practice law in the state in which such Mortgaged Property is located to the effect that such recordation is not necessary to secure the interest in the related Mortgaged Properties against any other transferee or creditor of the Depositor, in which case such Assignments shall be delivered to the Trustee for the benefit of the Certificateholders in recordable form. If the Depositor cannot deliver the original Assignment concurrently with the execution and delivery of this Agreement solely because it is in the process of being prepared and recorded or because of a delay caused by the public recording office where such original Assignment has been delivered for recordation, the Depositor shall deliver a blanket Officer's Certificate covering all such Assignments stating that such original Assignment is in the process of being prepared and recorded or it has been delivered to the appropriate public recording official for recordation and a photocopy of such Assignment. Any such original recorded Assignment shall be delivered to the Trustee within 180 days following the execution of this Agreement.

         If the Depositor cannot deliver the original title insurance policy concurrently with the execution and delivery of this Agreement, the Depositor shall promptly deliver each such original title insurance policy as soon as such policy becomes available but in no event later than 120 days following the execution of this Agreement.

         All rights arising out of Loans including, without limitation, all funds received on or in connection with a Loan shall be held by the Depositor in trust for the benefit of the Certificateholders. The Depositor shall maintain a complete set of books and records for each Loan which shall be clearly marked to reflect the ownership of each Loan by the Certificateholders.

         It is the express intent of this Agreement that the conveyance of the Loans by the Depositor to the Trustee as provided in this Section 2.1 be, and be construed as, a sale of the Loans by the Depositor to the Trustee and that the sale of the Certificates to the Certificateholders, if they are sold, be, and be construed as, a sale of a 100% interest in the Loans and the Trust Fund to such Certificateholders. It is, further, not the intention of this Agreement that such conveyance be deemed a pledge of the Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of this Agreement, the Loans are held to be property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Loans, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this
Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest in and to the Loans and all amounts payable to the holders of the Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any Custodian of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "in possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and
(d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (d) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interest unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing). The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a perfected security interest in Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

         The Trustee is authorized to appoint any bank or trust company approved by the Depositor as Custodian of the documents or instruments referred to under
(i) through (viii) above, and to enter into a Custodial Agreement for such purpose and any documents delivered thereunder shall be delivered to the Custodian and any Officer's Certificates delivered with respect thereto shall be delivered to the Trustee and the Custodian.

         Section 2.2 Acceptance by Trustee. The Trustee acknowledges, subject to the provisions of Section 2.1 and to any document exceptions reported pursuant to the Trustee's reviews as described below, receipt of the Mortgage Notes, the Mortgages, the assignments of the Mortgages and the Officer's Certificates referred to in Section 2.1 above, and declares that it holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it as Trustee in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee acknowledges that, as of the date of the execution of this Agreement, the Mortgage Files have been delivered to the Trustee and the Trustee has conducted a preliminary review of the Mortgage Files. The Trustee further acknowledges that such review included a review of the Mortgage Notes to determine that the appropriate Mortgage Notes have been delivered and endorsed in the manner set forth in Section 2.1(i). In connection with such review, the Trustee shall have delivered an exceptions report indicating any discrepancies relating to such review. In addition, the Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days, or with respect to assignments which must be recorded, within 180 days, after execution of this Agreement to ascertain that all required documents set forth in items (i), (ii), (v), (vi) and, to the extent delivered to the Trustee, items (iii), (iv), (vii) and (viii) of Section 2.1 have been executed and received, and that such documents relate to the Loans identified in Exhibit D annexed hereto, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. The Trustee shall have no duty to verify or determine whether any Mortgage File should contain documents described in Sections 2.1(iii), (iv), (vii) and (viii). The Trustee shall be under no duty or obligation to inspect, review or make any independent examination of any documents contained in each Mortgage File beyond the review specifically required herein. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Loans identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Loan. If at the conclusion of such 45-day period or 180-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Loans


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identified in said Exhibit D (each such finding, a "material defect"), the
Trustee shall promptly notify the Depositor, which shall have a period of 90 days after such notice within which to correct or cure any such material defect; provided, however, that if the Trustee shall not have received a document by reason of the fact that such document shall not have been returned by the appropriate recording office then the Depositor shall have until a date one year later from the Cut-Off Date to correct or cure such defect. The Depositor hereby covenants and agrees that, if any such material defect as defined above is not corrected or cured, the Depositor will, not later than 90 days in the case of repurchase referred to below or not later than 75 days in the case of a substitution referred to below after the Trustee's notice to it respecting such defect either (i) repurchase the related Loan at a price equal to 100% of the Principal Balance of such Loan (or any property acquired in respect thereof) plus accrued interest on such Principal Balance at the applicable Pass-Through Rate to the next scheduled Due Date of such Loan or (ii) substitute for any Loan to which such material defect relates a different mortgage loan (a "Substitute Loan") maturing no later than and not more than two years earlier than the Loan being substituted for and having a principal balance equal to or less than and a Mortgage Interest Rate equal to or greater than the Mortgage Interest Rate of the Loan being substituted for, a Loan-to-Value Ratio equal to or less than the Loan-to-Value Ratio of the Loan being substituted for and otherwise having such characteristics so that the representations and warranties of the Depositor set forth in Section 2.3 hereof would not have been incorrect had such Substitute Loan originally been a Loan; provided, however, that if the Principal Balance of the original Loan exceeds the principal balance of the Substitute Loan, an amount equal to that difference shall be deposited by the Depositor in the Certificate Account; provided, further, however, that no such substitution may occur after 90 days of the Closing Date unless the Trustee shall have received from the Depositor an Opinion of Counsel to the effect that such substitution will not adversely affect the REMIC status of REMIC I or REMIC II or constitute a prohibited transaction or substitution under the REMIC provisions of the Code, and, if applicable, within the meaning of the REMIC Provisions of the particular State, if any, which would impose a tax on the Trust Fund. Monthly Payments due with respect to Substitute Loans in the month of substitution are not a part of the Trust Fund and will be retained by the Servicer. The Depositor shall notify each Rating Agency of any such substitution. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on the Loan being substituted for in such month. The purchase price for the repurchased Loan or property shall be deposited by the Depositor in the Certificate Account and in the case of a Substitute Loan, the Mortgage File relating thereto shall be delivered to the Trustee or the Custodian. Upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer or the new Mortgage File, as the case may be, and an Officer's Certificate that such repurchase or substitution is in accordance with this Agreement, the Trustee shall release or cause to be released to the Depositor the related Mortgage File for the Loan being repurchased or substituted for, as the case may be, and shall execute and deliver or cause to be executed and delivered such instrument of transfer or assignment presented to it by the Depositor, in each case without recourse, as shall be necessary to transfer to the Depositor the Trustee's interest in such original or repurchased Loan or property and the Trustee shall have no further responsibility with regard to such Loan. It is understood and agreed that the obligation of the Depositor to substitute a new Loan for or repurchase any Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders,

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but such obligation shall survive termination of this Agreement. Neither the
Trustee nor the Custodian shall be responsible for determining whether any assignment or mortgage delivered pursuant to Section 2.1(ii) is in recordable form or, if recorded, has been properly recorded.

         Section 2.3 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee:

                           (i) that the information set forth in the Loan
                  Schedule appearing as an exhibit to this Agreement is true and correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

                           (ii) that as of the date of the transfer of the Loans
                  to the Trustee, the Depositor is the sole owner and holder of each Loan free and clear of all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same;

                           (iii) that as of the date of initial issuance of the
                  Certificates, no payment of principal of or interest on or in respect of any Loan is 30 days or more past due from the Due Date of such Loan;

                           (iv) that to the best of the Depositor's knowledge,
                  as of the date of the transfer of the Loans to the Trustee, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage;

                           (v) that as of the date of the initial issuance of
                  the Certificates, there is no proceeding pending, or to the best of the Depositor's knowledge, threatened for the total or partial condemnation of any of the Mortgaged Property and the Mortgaged Property is free of material damage and is in good repair and neither the Mortgaged Property nor any improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

                           (vi) that each Loan complies in all material respects
                  with applicable state or federal laws, regulations and other requirements, pertaining to usury, equal credit opportunity and disclosure laws, and each Loan was not usurious at the time of origination;

                           (vii) that to the best of the Depositor's knowledge,
                  as of the date of the initial issuance of the Certificates, all insurance premiums previously due and owing with respect to the Mortgaged Property have been paid and all taxes and governmental assessments previously due and owing, and which may become a lien against the Mortgaged Property, with respect to the Mortgaged Property have been paid;

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                           (viii) that each Mortgage Note and the related
                  Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage; and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor;

                           (ix) that each Mortgage is a valid and enforceable
                  first lien on the property securing the related Mortgage Note, and that each Loan is covered by an ALTA mortgagee title insurance policy or other form of policy or insurance generally acceptable to FNMA or FHLMC, issued by, and is a valid and binding obligation of, a title insurer acceptable to FNMA or FHLMC insuring the originator, its successor and assigns, as to the lien of the Mortgage in the original principal amount of the Loan subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Loan and (c) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage;

                           (x) that as of the initial issuance of the
                  Certificates, neither the Depositor nor any prior holder of any Mortgage has, except as the Mortgage File may reflect, modified the Mortgage in any material respect; satisfied, cancelled or subordinated such Mortgage in whole or part; released such Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction;

                           (xi) that each Mortgaged Property consists of a fee
                  simple estate or a condominium form of ownership in real property;

                           (xii) the condominium projects that include the
                  condominiums that are the subject of any condominium loan are generally acceptable to FNMA or FHLMC;

                           (xiii) no foreclosure action is threatened or has
                  been commenced (except for the filing of any notice of default) with respect to the Loan; and except for payment delinquencies not in excess of 30 days, to the best of the Depositor's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the

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




                  passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Depositor has not waived any default, breach, violation or event of acceleration;

                           (xiv) that each Loan was originated on FNMA or FHLMC
                  uniform instruments for the state in which the Mortgaged Property is located;

                           (xv) that based upon a representation by each
                  Mortgagor at the time of origination or assumption of the applicable Loan, 100% of the Loans measured by Principal Balance were to be secured by owner-occupied residences and no more than 0% of the Loans measured by Principal Balance were to be secured by non-owner-occupied residences;

                           (xvi) that an appraisal of each Mortgaged Property
                  was conducted at the time of origination of the related Loan, and that each such appraisal was conducted in accordance with FNMA or FHLMC criteria, on FNMA or FHLMC forms and comparables on at least three properties were obtained;

                           (xvii) that no Loan had a Loan-to-Value Ratio at
                  origination in excess of 95%;

                           (xviii) the Loans were not selected in manner to
                  adversely affect the interests of the Certificateholders and the Depositor knows of no conditions which reasonably would cause it to expect any Loan to become delinquent or otherwise lose value;

                           (xix) each Loan was either (A) originated directly by
                  or closed in the name of either: (i) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or (B) originated or underwritten by an entity employing underwriting standards consistent with the underwriting standards of an institution as described in subclause (A)(i) or (A)(ii) above;

                           (xx) each Loan is a "qualified mortgage" within the
                  meaning of Section 860G of the Code without regard to ss. 1.860G-2(f) of the REMIC Provisions or any similar rule;

                           (xxi) each Loan that has a Loan-to-Value Ratio in
                  excess of 80% is covered by a primary mortgage insurance policy; and

                           (xxii) that no Loan permits negative amortization or
                  the deferral of accrued interest.

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




         It is understood and agreed that the representations and warranties set forth in this Section 2.3 shall survive delivery of the respective Mortgage Files to the Trustee, or to a Custodian, as the case may be. Upon discovery by the Depositor, Servicer, the Trustee or any Custodian of a breach of any of the foregoing representations and warranties (referred to herein as a "breach"), without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Depositor as to the facts stated therein, which breach materially and adversely affects the interests of the Certificateholders in the related Loan, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

         Within 90 days of its discovery or its receipt or any Seller's receipt of notice of breach, the Depositor shall or shall cause such Seller to cure such breach in all material respects or shall repurchase the Loan or any property acquired in respect thereof from the Trustee at a repurchase price equal to 100% of the Principal Balance of such Loan plus accrued interest on such Principal Balance at the Mortgage Interest Rate to the next scheduled Installment Due Date of such Loan or remove such Loan from the Trust Fund and substitute in its place a Substitute Loan or Loans with the characteristics set forth in Section 2.2 above for Substitute Loans; provided, however, that if such breach would cause the Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, further, that no substitution (or cure which would constitute a loan modification for federal income tax purposes) may be effected any later than two years after the Closing Date; provided, further, that as a pre-condition to any substitution (or cure which would constitute a loan modification for federal income tax purposes) to be effected later than 90 days after the Closing Date (and within two years of the Closing Date), the Trustee shall receive from the Depositor an Opinion of Counsel to the effect that such substitution (or cure which would constitute a loan modification for federal income tax purposes) will not adversely affect the REMIC status of REMIC I or REMIC II or constitute a prohibited transaction under the REMIC Provisions of the Code and, if applicable, the REMIC provisions of the relevant State. Except as expressly set forth herein, neither the Trustee nor the Servicer is under any obligation to discover any breach of the above mentioned representations and warranties. It is understood and agreed that the obligation of the Depositor or the Seller to repurchase or substitute any Loan or property as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive as the obligation of the Depositor, the Seller or their respective successors.


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         Section 2.4 Authentication and Delivery of Certificates; Designation of
Certificates as REMIC Regular and Residual Interests.

                  (a) The Trustee acknowledges the transfer to the extent provided herein and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates evidencing the entire ownership of the Trust Fund.

                  (b) This Agreement shall be construed so as to carry out the intention of the parties that each of REMIC I and REMIC II be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II shall consist of the Class A Certificates and the Subordinate Certificates. The "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC II shall consist of Component R-2 of the Class R Certificate. The "regular interests" (within the meaning of Section 860(G)(a)(1) of the Code) of REMIC I shall consist of three Pre-Strip PAC Regular Interests, two Pre-Strip TAC Regular Interests, the Class A-5-3 Regular Interest, the Class A-5-4 Regular Interest, the Class A-5-5 Regular Interest, the Class A-6 Regular Interest, the Class A-7 Regular Interest, the Class A-8 Regular Interest, the Class A-9 Regular Interest, the Class A-10 Regular Interest, the Class M Regular Interest, the Class B-1 Regular Interest, the Class B-2 Regular Interest, the Class B-3 Regular Interest, the Class B-4 Regular Interest and the Class B-5 Regular Interest. (The Pre-Strip PAC Regular Interests shall consist of three REMIC I regular interests, each of which shall correspond as to principal amount to one of the Class A-1, Class A-2, and Class A-3 Certificates.) (The Pre-Strip TAC Regular Interests shall consist of two REMIC I regular interests, each of which shall correspond as to principal amount to one of the Class A-4 and Class A-11 Certificates.) The "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC I shall consist of Component R-1 of the Class R Certificate.

                  (c) All payments with respect to each of the Class A-5-3, A-5-4 and A-5-5 Components, the Class A-6, A-7, A-8, A-9, A-10, M, B-1, B-2, B-3, B-4 and B-5 Certificates shall each be considered to have been made solely from the Regular Interest of REMIC I having the same designation. All principal payments with respect to each of the Class A-1, A-2 and A-3 Certificates shall be considered to have been made solely from the principal payments of the corresponding Pre-Strip PAC Regular Interest of REMIC I. All principal payments with respect to each of the Class A-4 and A-11 Certificates shall be considered to have been made solely from the principal payments of the corresponding Pre-Strip TAC Regular Interest of REMIC I. All interest payments with respect to the Class A-1, A-2 and A-3 Certificates and Component A-5-1 shall be considered to have been made solely from the interest payments of the Pre-Strip PAC Regular Interests of REMIC I. All interest payments with respect to the Class A-4 and A-11 Certificates and Component A-5-2 shall be considered to have been made solely from the interest payments of the Pre-Strip TAC Regular Interests of REMIC I.


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                  The interest rate of each of the REMIC I Regular Interest
         Classes A-5-3, A-5-5, A-6, A-8, A-9, A-10, M, B-1, B-2, B-3, B-4 and
         B-5 of REMIC I shall be the same as the Remittance Rate of the Certificate or Component of REMIC II having the same designation. The Class A-5-4 and A-7 Regular Interest Classes shall not bear interest, but will receive principal only in respect of the Loans.

                  The Pre-Strip PAC Regular Interests and the Pre-Strip TAC Regular Interests shall each have an interest rate of 6.75%.

                  The principal balance of each of the Regular Interests of REMIC I (except the Pre- Strip PAC Regular Interests, the Pre-Strip TAC Regular Interests and the Class A-5-5 Regular Interest) is equal at all times to the Class Principal Balance or Component Principal Balance of the Class or Component of REMIC II which has the same designation. The principal balance of each Pre-Strip PAC Regular Interest is equal at all times to the Class Principal Balance of the corresponding Class A-1, A-2 and A-3 Certificates. The principal balance of each Pre-Strip TAC Regular Interest is equal at all times to the Class Principal Balance of the corresponding Class A-4 and A-11 Certificates. The notional principal balance of the Class A-5-5 Regular Interest is equal at all times to the Component A-5-5 Notional Amount.

                  (d) The Component A-5-1 Notional Amount shall for purposes of the REMIC provisions be deemed to be composed of three component notional principal balances, each of which corresponds at all times to the principal balance of a Pre-Strip PAC Regular Interest. The Component A-5-2 Notional Amount shall for purposes of the REMIC provisions be deemed to be composed of two component notional principal balances, each of which corresponds at all times to the principal balance of a Pre-Strip TAC Regular Interest.

         Section 2.5 Designation of Startup Day. The Closing Date is hereby designated as the "startup day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code.

         Section 2.6 No Contributions. The Trustee shall not accept or make any contribution of cash to the Trust Fund after 90 days of the Closing Date, and shall not accept or make any contribution of other assets to the Trust Fund unless, in either case, it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Class A or Subordinate Certificates are outstanding or subject the Trust Fund to any tax on contributions to the REMIC under Section 860G(d) of the Code.

         Section 2.7 Representations and Warranties of the Servicer. The Servicer hereby represents, warrants and covenants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:


                                       49




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




                  (a) the Servicer is a corporation duly formed and validly existing under the laws of the State of Illinois;

                  (b) the execution and delivery of this Agreement by the Servicer and its performance of and compliance with the terms of this Agreement will not violate the Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

                  (c) this Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (d) the Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would affect its performance hereunder;

                  (e) no litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement; and

                  (f) as long as the Servicer has any obligations to service the Loans hereunder (and it has not assigned such obligations pursuant to Section 3.1(c)), it shall be a FNMA or a FHLMC-qualified servicer.

         It is understood and agreed that the representations and warranties set forth in this Section 2.7 shall survive delivery of the respective Mortgage Files to the Trustee, or to a Custodian, as the case may be.

                                   ARTICLE III

                      ADMINISTRATION AND SERVICING OF LOANS

         Section 3.1 Servicer to Act as Servicer; Administration of the Loans.

                  (a) The Servicer shall service and administer the Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of the Certificateholders (as


                                       50




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




         determined by the Servicer in its reasonable judgment) and the Trustee (as trustee for Certificateholders) in accordance with the terms of this Agreement and the respective Loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other portfolios, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders and loan servicers, and taking into account its other obligations hereunder, but without regard to:

                           (i) any relationship that the Servicer, any
                  sub-servicer, any special servicer or any Affiliate of the Servicer, any sub-servicer or any special servicer may have with the related Mortgagor;

                           (ii) the ownership of any Certificate by the
                  Servicer, any special servicer or any Affiliate of the Servicer, any sub-servicer or any special servicer;

                           (iii) the Servicer's, any sub-servicer's or any
                  special servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

                           (iv) the ownership, or servicing or management for
                  others, by the Servicer, any sub-servicer or any special servicer, of any other mortgage loans or property.

                  To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer of the collectability of the Loans. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Loans, the Servicer, as an independent contractor, shall service and administer the Loans and shall have full power and authority, acting alone or through one or more subservicers, special servicers or agents (subject to paragraph (c) of this Section 3.1), to do any and all things in connection with such servicing and administration which it may deem necessary or desirable for the purpose of conserving the assets of the Trust Fund. Without limiting the generality of the foregoing, the Servicer shall and is hereby authorized and empowered by the Trustee to continue to execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; and modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Loans and with respect to the related Mortgaged Properties. Notwithstanding the foregoing, the Servicer (whether acting alone or through one or more subservicers, special servicers or agents) shall not modify, amend, waive or otherwise consent to the change of the terms of any of the Loans (including without limitation extending the stated maturity date of any


                                       51




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




         Loan or forgiving principal of or interest on any Loan), except as permitted by Section 3.2 hereof. The Servicer shall service and administer the Loans in accordance with applicable law and shall provide to the Mortgagors any reports required to be provided to them thereby. To enable the Servicer to carry out its servicing and administrative duties hereunder, upon the Servicer's written request accompanied by the forms of any documents requested, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents necessary or appropriate and the Trustee shall not be responsible for releasing such powers of attorney. The Trustee shall not be responsible for, and the Servicer shall indemnify the Trustee for, any action taken by the Servicer pursuant to the application of any such power of attorney. The relationship of the Servicer (and of any successor thereto) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  (b) The Servicer, Trustee and Depositor intend that REMIC I and REMIC II formed hereunder shall constitute, and that the Servicer shall perform its duties and obligation hereunder so as to qualify each of them as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. The Tax Matters Person, or the Person acting as attorney-in-fact and agent therefor, shall: (a) prepare and file, or cause to be prepared and filed, federal tax returns (as well as any other federal and state information and other returns) using a calendar year as the taxable year when and as required by the REMIC Provisions; (b) make (or cause to be made) an election, on behalf of each of REMIC I and REMIC II, to be treated as a REMIC on the Federal tax return and any applicable state or local returns for the first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports (including, without limitation, the information required in connection with the computation of the present value of anticipated excess inclusions as required by 'SS' 1.860E-2(a)(5) of the REMIC Provisions) as and when required to be provided to them in accordance with the REMIC Provisions; (d) conduct the affairs of the Trust Fund at all times that REMIC I Regular Interests or REMIC II Certificates are outstanding so as to maintain the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions; and (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either REMIC I or REMIC II.

                  (c) The Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided, that (1) any such agreement shall be consistent with the provisions of this Agreement and (2) no sub-servicer retained by the Servicer shall grant any modification, waiver or amendment to any Loan without the approval of the Servicer. Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.1(c).


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                  Any sub-servicing agreement entered into by the Servicer with a Person other than the Depositor shall provide that it may be assumed or terminated by the Trustee if the Trustee has assumed the duties of the Servicer, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by such party of the obligations of the Servicer pursuant to Section 7.5.

                  Any sub-servicing agreement, and any other transactions or services relating to the Loans involving a sub-servicer, including (if applicable) the Depositor in its capacity as sub-servicer under a sub-servicing agreement and not in its capacity as a party to this Agreement, shall be deemed to be between the Servicer and such sub-servicer (including the Depositor) alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.1(d).

                  In the event that the Trustee assumes the servicing obligations of the Servicer, upon request of the Trustee, the Servicer shall at its own expense deliver to the Trustee all documents and records relating to any sub-servicing agreement and the Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee.

                  (d) Costs incurred by the Servicer in effectuating the timely payment of taxes and assessments on the Mortgaged Property securing a Mortgage Note shall be recoverable by the Servicer pursuant to Section
         3.3. The Servicer shall ensure all such taxes and assessments are timely paid.

                  The Servicer, as initial servicer, shall pay all of its costs and proven damages incurred with respect to or arising out of any allegation of impropriety in its servicing of the Loans. Further, the Servicer shall not be entitled to reimbursement or indemnification from either the Trust Fund or the Certificateholders with respect to any such costs, claims and damages.

                  (e) Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and any Person (including the Depositor) acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person (including the Depositor) acting as sub-servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. The Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Servicer by such sub-servicer


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         (including the Depositor and the Trustee), and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

         Section 3.2 Collection of Certain Loan Payments; Certificate Account.

                  (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to conventional mortgage loans it services for itself and any of its Affiliates; provided, however, that the Servicer agrees not to permit any modification with respect to any Loan that would change the manner in which the Mortgage Interest Rate is computed, forgive any principal or interest or change the term of such Loan. Consistent with the foregoing, the Servicer may in its discretion (i) waive any assumption fee, late payment charge or other charge in connection with a Loan, and
         (ii) arrange a schedule, running for no more than 180 days after the scheduled Due Date, for payment of any installment on any Mortgage Note or after the due date of any other payment due under the related Mortgage Note for the liquidation of delinquent items, provided, that the Servicer shall continue to be obligated to make Advances in accordance with Section 4.3 during the continuance of such period. With respect to any Loans which provide for the right of the holder thereof to call for early repayment thereof at times specified therein, neither the Trustee nor the Servicer shall exercise any such right, except that the Trustee shall exercise such right at the written direction of the Servicer set forth in an Officer's Certificate in connection with a default under the related Note. Notwithstanding anything herein to the contrary, neither the Servicer nor any other party may take any action that would cause a "significant modification" of any Loan within the meaning of the REMIC Provisions that would cause REMIC I or REMIC II to fail to qualify as a REMIC at any time or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

                  (b) The Servicer shall establish and maintain a separate account as set forth in Article I (the "Custodial Account for P&I"), and shall on the Closing Date credit any amounts representing scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter on a daily basis the following payments and collections received or made by it (other than in respect of principal of and interest on the Loans due on or before the Cut-off Date):

                           (i) All Mortgagor payments on account of principal,
                  including Principal Prepayments on the Loans;

                           (ii) All Mortgagor payments on account of interest on
                  the Loans, which may be net of that portion thereof which the Servicer is entitled to retain as Servicing Fees (adjusted for any amounts related to Compensating Interest) pursuant to
                  Section 3.9, as adjusted pursuant to Section 4.6;


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                           (iii) All net Liquidation Proceeds;

                           (iv) All Insurance Proceeds received by the Servicer,
                  other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, and all amounts deposited by the Servicer with respect to the failure to maintain flood or fire and hazard insurance policies, pursuant to Section 3.5;

                           (v) All Advances made by the Servicer pursuant to
                  Section 4.3;

                           (vi) All repurchase proceeds from the repurchase of a
                  Loan pursuant to a Purchase Obligation;

                           (vii) any amounts required to be deposited pursuant
                  to Section 3.2(c) in connection with net losses realized on Eligible Investments with respect to funds held in the Custodial Account for P&I;

                           (viii) all income and gain realized from any
                  investment of the funds in the Custodial Account for P&I in Eligible Investments;

                           (ix) all net income from the renting of REO Property
                  pursuant to Section 3.7(c); and

                           (x) All other amounts required to be deposited in the
                  Custodial Account for P&I pursuant to this Agreement.

                  (c) The Servicer may invest the funds in the Custodial Account for P&I in Eligible Investments which shall mature not later than the second Business Day preceding the next Distribution Date unless the Custodial Account for P&I is maintained with the Trustee in which case they may mature one Business Day prior to the Distribution Date. The Eligible Investments may not be sold or disposed of prior to their maturity. All such Eligible Investments shall be made in the name of the Servicer (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be for the benefit of the Servicer, and shall be payable to the Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account for P&I by the Servicer, out of its own funds immediately as realized without right to reimbursement therefor.

                  (d) The foregoing requirements for deposit in the Custodial Account for P&I shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of those described in the last paragraph of this Section 3.2 and payments in the nature of late payment charges or assumption fees need not be deposited by the Servicer in the Custodial Account for P&I. All funds deposited by the Servicer in the


                                       55




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         Custodial Account for P&I shall be held by it in trust in the Custodial
         Account for P&I until disbursed in accordance with Section 4.1 or withdrawn in accordance with Section 3.3; provided, however, that the Servicer shall withdraw such funds and deposit them in such manner as to not result in a downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency. If the Servicer deposits in the Custodial Account for P&I any amount not required to be deposited therein, it may at any time withdraw such amount from the Custodial Account for P&I pursuant to Section 3.3(i) of this Agreement.

         Certain of the Loans may provide for payment by the Mortgagor of amounts to be used for payment of taxes, assessments, hazard or other insurance premiums or comparable items for the account of the Mortgagor. The Servicer may deal with these amounts in accordance with its normal servicing procedures.

         Section 3.3 Permitted Withdrawals from the Custodial Account for P&I. The Servicer may, from time to time, make withdrawals from the Custodial Account for P&I for the following purposes:

                  (a) to reimburse itself for Advances made by it pursuant to
         Section 3.4 or 4.3, the Servicer's right to reimburse itself pursuant to this subclause (a) being limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and Insurance Proceeds which represent late recoveries of payments of principal and/or interest respecting which any such Advance was made and any net income received from the renting of REO Property pursuant to Section 3.7(c)) or to reimburse itself for Advances from funds in the Custodial Account for P&I held for future distribution or withdrawal, such funds to be replaced by the Servicer to the extent that funds in the Custodial Account for P&I on a future Withdrawal Date are less than the payment required to be made to the Certificate Account therefrom as of such future Distribution Date;

                  (b) (i) to reimburse itself from Liquidation Proceeds for Liquidation Expenses, (ii) for amounts expended by it pursuant to
         Section 3.7 in good faith in connection with the restoration of damaged property and (iii) to the extent that Liquidation Proceeds after such reimbursement are in excess of the Principal Balance of the related Loan together with accrued and unpaid interest thereon at the applicable Pass-Through Rate to the date of such liquidation, net of any related Advances which were unreimbursed prior to the receipt of such Liquidation Proceeds, to pay to itself any unpaid Servicing Fees, and any assumption fees, late payment charges or other Mortgage charges on the related Loan;

                  (c) to pay to itself from any Mortgagor payment as to interest or other recovery with respect to a particular Loan, to the extent permitted by this Agreement, that portion of any payment as to interest in excess of interest at the applicable Pass-Through Rate which the Servicer is entitled to retain as Servicing Fees pursuant to Section
         3.9 or otherwise;

                  (d) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to Section 3.1 or 3.5 after the related Mortgagor has reimbursed


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         the Trust Fund for such expenses or following liquidation of the related Loan, or pursuant to Section 6.3;

                  (e) to pay to itself with respect to each Loan or property acquired in respect thereof that has been repurchased pursuant to
         Section 2.2 or 2.3 or purchased by the Class R Certificateholder pursuant to Section 9.1 all amounts received thereon and not distributed as of the date on which the related Principal Balance is determined;

                  (f) to reimburse itself for any Nonrecoverable Advances;

                  (g) to disburse to the Trustee in order that the Trustee may make payments to Certificateholders in the amounts and in the manner provided for in Section 4.1;

                  (h) to pay itself any net interest or other income earned and received on or investment income received with respect to funds in the Custodial Account for P&I; and

                  (i) to make payments to itself or others pursuant to any provision of this Agreement and to remove any amounts not required to be deposited therein and to clear and terminate the Custodial Account for P&I pursuant to Section 9.1.

         Since in connection with withdrawals pursuant to subclauses (a), (b),
(c) and (e) the Servicer's entitlement thereto is limited to collections or other recoveries on the related Loan, the Servicer shall keep and maintain a separate accounting for each Loan for the purpose of justifying any withdrawal from the Custodial Account for P&I pursuant to such subclauses.

         The Servicer shall make the withdrawal referred to in subclause (g) above and shall deposit the amount so withdrawn into the Certificate Account prior to 4:00 P.M. New York City time on each related Withdrawal Date.

         Section 3.4 Taxes, Assessments and Similar Items; Escrow Accounts.

                  (a) The Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited and in which all Escrow Payments shall be retained. Escrow Accounts shall be Eligible Accounts, and funds in the Escrow Account may be invested in Eligible Investments. The Servicer shall notify the Trustee in writing of the location and account number of each Escrow Account it establishes and shall notify the Trustee prior to any subsequent change thereof. Withdrawals of amounts from an Escrow Account may be made only to: (i) effect payment of taxes, assessments and comparable items; (ii) refund to Mortgagors any sums that are determined to be overages; (iii) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; (iv) withdraw interest or other income which may lawfully be retained by the Trust Fund, for deposit into the Certificate Account; or (v) clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.1. Unless otherwise required by applicable law, any interest earned on funds in


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         Escrow Accounts shall be remitted to the related Mortgagors if required by the related Mortgage Note or otherwise to the Servicer.

                  (b) With respect to each Loan, the Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. The Servicer shall require that payments for taxes, assessments, insurance premiums and other similar items be made by the Mortgagor at the time they first become due. If a Mortgagor fails to make any such payment on a timely basis, the Servicer shall advance the amount of any shortfall unless the Servicer determines in its good faith judgment that such advance would not be ultimately recoverable from future payments and collections on the related Loan (including without limitation Insurance Proceeds and Liquidation Proceeds), or otherwise. The Servicer shall be entitled to reimbursement of advances it makes pursuant to the preceding sentence, together with interest thereon at the Federal Funds Rate, from amounts received on or in respect of the related Loan respecting which such advance was made or if such advance has become nonrecoverable, in either case to the extent permitted by Section 3.3 of this Agreement. No costs incurred by the Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Loans, notwithstanding that the terms of such Loans so permit.

         Section 3.5 Maintenance of Insurance. The Servicer shall also cause to be maintained for each Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the Principal Balance of such Loan or (ii) the replacement value costs of improvements securing such Loan. The Servicer shall cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of (i) an amount not less than is necessary to avoid the application of any co-insurance clause contained in the related fire and hazard insurance policy or (ii) the replacement cost of the improvements which are a part of such property. The Servicer shall also cause to be maintained for each Loan with a Loan-to-Value Ratio greater than 80% a primary mortgage insurance policy which will cover at least 75% of the original fair market value of the related Mortgaged Property until such time as the principal balance of such Loan is reduced to 80% of the current fair market value or otherwise in accordance with applicable law. The Servicer on behalf of the Trustee as Mortgagee shall maintain or cause the related Mortgagor to maintain for each Loan such other insurance on the related Mortgaged Property as may be required by the terms of the related Mortgage Note. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the full insurable value,
(ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, and (iii) the Principal Balance of the related Loan. The Servicer shall also maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on


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property acquired upon foreclosure, or by deed in lieu of foreclosure, of any
Loan in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the principal balance owing on such Loan at the time of such foreclosure or grant of deed in lieu of foreclosure plus accrued interest and related Liquidation Expenses. If an REO Property was located at the time of origination of the related Loan in a federally designated special flood hazard area, the Servicer will obtain flood insurance in respect thereof providing substantially the same coverage as described in the preceding sentence. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Servicer shall either (i) immediately deposit into the Custodial Account for P&I from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the servicing standard set forth in Section 3.1. It is understood and agreed that such insurance shall be with insurers approved by the Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor, other than pursuant to such applicable laws and regulations or policies of the Servicer as shall at any time be in force and as shall require such additional insurance. Pursuant to
Section 3.2, any amounts collected by the Servicer under any insurance policies maintained pursuant to this Section 3.5 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited into the Custodial Account for P&I, subject to withdrawal pursuant to Section 3.3. Any cost incurred by the Servicer in maintaining any such insurance shall be recoverable by the Servicer pursuant to
Section 3.3. In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that qualifies under the guidelines set forth for the Servicer by FNMA or FHLMC, insuring against hazard losses on all of the Loans, then, to the extent such policy provides coverage in an amount equal to the unpaid principal balance on the Loans without co-insurance and otherwise complies with all other requirements set forth in the first paragraph of this
Section 3.5, it shall conclusively be deemed to have satisfied its obligation as set forth in such first paragraph, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related mortgaged or acquired property an insurance policy complying with the first paragraph of this
Section 3.5 and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to deposit from its own funds into the Custodial Account for P&I or apply to the restoration of the property the amount not otherwise payable under the blanket policy because of such deductible clause.

         The Servicer shall obtain and maintain at its own expense throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy with broad coverage with responsible companies covering the Servicer's officers and employees and other persons acting on behalf of the Servicer in connection with its activities under this Agreement. Any such fidelity bond and errors and omissions insurance shall provide an amount of coverage and will maintain such coverage at a level which will permit the Servicer to continue to be a FNMA or a FHLMC-qualified Servicer and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this


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Section 3.5 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.

         Section 3.6 Enforcement of Due-on-Sale Clauses; Assumption and Substitution Agreements. In any case in which property subject to a Mortgage is conveyed by the Mortgagor, the Servicer reserves the right to enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any related insurance policy or result in legal action by the Mortgagor. Subject to the foregoing, the Servicer is authorized to take or enter into an assumption or substitution agreement from or with the Person to whom such property has been or is about to be conveyed. The Servicer is also authorized to release the original Mortgagor from liability upon the Loan and substitute the new Mortgagor as obligor thereon. In connection with such assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual and as it applies to mortgage loans owned solely by it or any of its Affiliates. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the interest rate of the related Mortgage Note shall not be changed. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as servicing compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the Mortgaged Property or any assumption of a Loan by operation of law which the Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever.

         Section 3.7 Realization upon Defaulted Loans.

                  (a) Consistent with the servicing standard set forth in
         Section 3.1 and with a view to the best economic interest of the Trust Fund, the Servicer shall foreclose upon or otherwise comparably convert (which may include acquisition of an REO Property) the Mortgaged Properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.2. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine (i) that such foreclosure and/or restoration expenses will increase the Liquidation Proceeds to Certificateholders after reimbursement to itself for such expenses and (ii) that such


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         expenses will be recoverable to it through Liquidation Proceeds
         (respecting which it shall have priority for purposes of withdrawal from the Custodial Account for P&I pursuant to Section 3.3). Any gain on foreclosure or other conversion of a Liquidated Loan shall be distributed to the Class R Certificateholder. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as any Servicing Fees and other amounts due it, if any), to the extent, but only to the extent, that withdrawals from the Custodial Account for P&I with respect thereto are permitted under Section 3.3. Within 30 days after receipt of Liquidation Proceeds in respect of a Liquidated Loan, the Servicer shall provide to the Trustee a statement of accounting for the related Liquidated Loan, including without limitation (i) the Loan number, (ii) the date the Loan was acquired in foreclosure or deed in lieu, and the date the Loan became a Liquidated Loan, (iii) the gross sales price and the related selling and other expenses, (iv) accrued interest calculated from the foreclosure date to the liquidation date, and (v) such other information as the Trustee may reasonably specify.

                  (b) Prior to any such foreclosure, the Servicer may, at its option, repurchase any Loan which is 90 days or more delinquent and which the Servicer determines in good faith would otherwise become subject to foreclosure proceedings or any Loan as to which the Mortgagor tenders a deed in lieu of foreclosure at a price equal to the outstanding Principal Balance of the Loan plus accrued interest at the applicable Pass-Through Rate to the next Due Date. Any such repurchase shall be deemed a Principal Prepayment for purposes of this Agreement and all amounts in respect thereof shall be deposited into the Custodial Account for P&I pursuant to Section 3.2(b).

                  (c) The Trust Fund shall not acquire any real property (or personal property incident to such real property) except in connection with a default or imminent default of a Loan. Based on a report prepared by an Independent Person who regularly conducts environmental audits that the Mortgaged Property for which foreclosure proceedings are contemplated is in compliance with applicable environmental laws, and there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or that it would be in the best economic interest of the Trust Fund to acquire title to such Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, the Servicer will not conduct such foreclosure proceedings. If the Servicer otherwise becomes aware, under its customary servicing procedures, of an environmental hazard with respect to a Loan for which foreclosure proceedings are contemplated, the Servicer will not conduct such foreclosure proceedings unless it determines in good faith that the liability associated with the environmental hazard will be less than the Liquidation Proceeds to be realized from the sale of the related Mortgaged Property. In the event that the Trust Fund acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Loan, such REO Property shall be disposed of by the Trust Fund within three years after its acquisition by the Trust


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         Fund unless the Trustee shall have received from the Servicer an
         Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition will not cause either REMIC I or REMIC II to fail to qualify as a REMIC under the REMIC Provisions at any time that any REMIC I Regular Interests or Certificates are outstanding, in which case such REO Property shall be disposed of as soon as possible by the Trust Fund but in no event shall be held longer than the maximum period of time during which the Trust Fund is then permitted to hold such REO Property and allow REMIC I and REMIC II to remain qualified as REMICs under the REMIC Provisions. The Servicer shall manage, conserve, protect and operate each such REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. All proceeds from the renting of such REO Property shall, net of any costs or expenses of the Servicer in connection therewith, be deposited into the Custodial Account for P&I pursuant to Section 3.3(b)(ix).

                  (d) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Loan, such Loan shall (except for purposes of Section 9.1) be considered to be a Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Loan shall be considered to be an outstanding Loan, it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and, for purposes of determining the Scheduled Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title remain in effect.

                  (e) The Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.7 unless either:

                           (i) such personal property is incident to real
                  property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Servicer for the benefit of the Trust Fund; or

                           (ii) the Servicer shall have requested and received
                  an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on


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                  the Trust Fund under the REMIC Provisions or cause either
                  REMIC I or REMIC II of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         Section 3.8 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Loan, or the receipt by the Servicer of a notification that the payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by an Officer's Certificate (which Officer's Certificate shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account for P&I pursuant to Section 3.2 have been or will be so deposited) and shall by such Officer's Certificate request delivery to it of the Mortgage File. Upon receipt of such Officer's Certificate and request, the Trustee shall promptly release or cause to be released the related Mortgage File to the Servicer. From time to time and as appropriate for the servicing or foreclosure of any Loan, the Trustee shall, upon written request of the Servicer and delivery to the Trustee of a trust receipt signed by a Servicing Officer, release or cause to be released the related Mortgage File to the Servicer and shall execute such documents furnished to it as shall be necessary to the prosecution of any such proceedings. Such trust receipt shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee to the Servicer by delivery to a Servicing Officer and the Trustee shall have no further responsibility with respect to such Mortgage Files.

         Section 3.9 Servicing Compensation. The Servicer shall be entitled to retain or, if not retained, to withdraw from the Certificate Account as servicing compensation its Servicing Fee out of each payment on account of interest on each Loan, subject to adjustment as provided in Section 4.6. The Servicer shall also be entitled to payment of unpaid Servicing Fees with respect to a delinquent Loan out of Liquidation Proceeds with respect to such Loan, to the extent permitted by Section 3.3(b). Servicing compensation in the form of assumption fees, late payment charges or otherwise shall be retained by the Servicer and need not be deposited in the Custodial Account for P&I. The Servicer shall also be entitled to additional servicing compensation out of Liquidation Proceeds to the extent provided in Section 3.3(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including maintenance of the blanket hazard insurance policy and the blanket fidelity bond and errors and omissions policy required by Section 3.5) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.1, 3.3, 3.5 and 3.7.

         On each Distribution Date, the Servicer shall pay to the Certificate Administrator and the Trustee the Certificate Administration and Trustee Fee out of the Servicing Fee retained by the Servicer on such Distribution Date. Such amounts shall be compensation for the activities of the Certificate Administrator and the Trustee hereunder. The Certificate Administrator and the Trustee shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor, except as specifically provided herein.


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         Section 3.10 Reports to the Trustee; Custodial Account for P&I
Statements. On or before each Determination Date, the Servicer shall deliver or cause to be delivered to the Trustee or its designee a statement in electronic or written form as may be agreed upon by the Servicer and the Trustee containing the information described in Section 4.2 and such other information as may be necessary for the Trustee to compute the amounts to be distributed to the Certificateholders by the Trustee (the "Servicer's Section 3.10 Report"). Not later than 25 days after each Distribution Date, the Servicer shall forward or cause to be forwarded to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account for P&I as of the close of business on the related Distribution Date, stating that all distributions from the Custodial Account for P&I required to be made by this Agreement have been made for the period covered by such statement (or if any required distribution has not been made, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Custodial Account for P&I for each category of deposit specified in Section 3.2 and each category of withdrawal specified in Section 3.3. Such statement shall also include information as to the aggregate Principal Balance of all of the Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided to any Certificateholder upon request by the Servicer, or by the Trustee so long as the Trustee has received the report as stipulated above at the Servicer's expense if the Servicer shall fail to provide such copies.

         Section 3.11 Annual Statement as to Compliance. The Servicer will deliver to the Trustee, on or before March 15 of each year, beginning March 15, 2000, an Officer's Certificate stating as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided to each Rating Agency and to any Certificateholder upon request by the Servicer, or by the Trustee at the Servicer's expense.

         Section 3.12 Annual Independent Public Accountants' Servicing Report. On or before March 15 of each year, beginning March 15, 2000, the Servicer, at its expense, shall cause a firm of independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of the Loans and that, either (a) on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC, such firm is of the opinion that such servicing has been conducted in compliance with the manner of servicing set forth in agreements substantially similar to this Agreement except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement or, (b) that their examination conducted substantially in compliance with the uniform single audit program for mortgage bankers disclosed no exceptions or errors in records relating to mortgage loans serviced for others that in their opinion are material and that Paragraph 4 of that program requires them to report. Copies of such statement


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shall be provided to Certificateholders upon request by the Servicer, or by the
Trustee at the Servicer's expense.

         Section 3.13 Access to Certain Documentation and Information Regarding the Loans. The Servicer shall provide access to the Trustee or to its designees at its request, and to Certificateholders which are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of the OTS and the FDIC or examiners of any other federal or state banking or insurance regulatory authority to the documentation regarding the Loans if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. The Trustee or its designee may without charge copy any document or electronic record maintained by the Servicer hereunder.

         Section 3.14 [Reserved].

         Section 3.15 Sale of Defaulted Loans and REO Properties.

                  (a) With respect to any Defaulted Loan or REO Property which the Servicer has determined to sell in accordance with the standards set forth in Section 3.7, the Servicer shall deliver to the Trustee an Officer's Certificate to the effect that no satisfactory arrangements can be made for collection of delinquent payments thereon pursuant to
         Section 3.2, and, consistent with the servicing standard set forth in
         Section 3.1 and with a view to the best economic interest of the Trust Fund, the Servicer has determined to sell such Defaulted Loan or REO Property in accordance with this Section 3.15. The Servicer may then offer to sell to any Person any Defaulted Loan or any REO Property or, subject to the following sentence, purchase any such Defaulted Loan or REO Property (in each case at the Repurchase Price therefor), but shall in any event, so offer to sell any REO Property no later than the time determined by the Servicer to be sufficient to result in the sale of such REO Property within the period specified in Section 3.7(c). The Servicer shall accept the highest bid received from any Person for any Defaulted Loan or any REO Property in an amount at least equal to the Purchase Price therefor or, at its option, if it has received no bid at least equal to the Purchase Price therefor, purchase the Defaulted Loan or REO Property at the Purchase Price.

                  In the absence of any such bid or purchase by the Servicer, the Servicer shall accept the highest bid received from any Person that is determined by the Servicer to be a fair price for such Defaulted Loan or REO Property, if the highest bidder is a Person other than an Interested Person, or is determined to be such a price by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Loan or any REO Property pursuant hereto.

                  The Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest bid if the Servicer determines, in accordance with the servicing standard stated in Section 3.1, that rejection of such bid would be in the best interests of the


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         Certificateholders. In addition, the Servicer may accept a lower bid if it determines, in accordance with the servicing standard stated in
         Section 3.1, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable). In the event that the Servicer determines with respect to any REO Property that the bids being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.7(c) with respect to such REO Property is approaching, the Servicer shall seek an extension of such period in the manner described in Section 3.7(c).

                  (b) In determining whether any bid received from an Interested Person represents a fair price for any Defaulted Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Trustee the expense of which shall be an expense of the Trust Fund. In determining whether any bid constitutes a fair price for any Defaulted Loan or any REO Property, the Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Loan, the physical condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.7(c).

                  (c) The Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Defaulted Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund), and, if consummated in accordance with the terms of this Agreement, neither the Servicer, the Depositor nor the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Servicer or the Trustee.

                  (d) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in the Custodial Account for P&I in accordance with Section 3.2(b).

         Section 3.16 Delegation of Duties. In the ordinary course of business, the Servicer or the Trustee may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the applicable terms of this Agreement. In case of such delegation, the Servicer or the Trustee shall supervise, administer, monitor and oversee the activities of such Person hereunder to insure that such Person performs such duties in accordance herewith and shall be responsible for the acts and omissions of such Person to the same extent as it is responsible for its


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own actions or omissions hereunder. Any such delegations shall not relieve the
Servicer or the Trustee of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 6.4 hereof and shall be revocable by any successor Servicer or the Trustee.

         Section 3.17 [Reserved].

         Section 3.18 [Reserved].

         Section 3.19 Appointment of a Special Servicer. The Servicer may enter into a special servicing agreement with an unaffiliated holder of a 100% Percentage Interest of a Subordinate Certificate or a holder of a class of securities representing interests in such Subordinate Certificate and/or other subordinate mortgage pass-through certificates, such agreement to be (i) substantially in the form of Exhibit R hereto or (ii) subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

         Section 3.20 Allocation of Realized Losses. Prior to each Distribution Date, the Servicer shall determine the amount of Realized Losses, if any, with respect to each Loan. The amount of Realized Losses shall be evidenced by an Officer's Certificate signed by a Responsible Officer of the Servicer. All Realized Losses, except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the designated amounts of the applicable Special Hazard Coverage, Fraud Coverage and Bankruptcy Coverage (each, as defined herein), will be allocated as follows: (i) for losses allocable to principal (a) first, to the Subordinate Certificates in reverse order of seniority until each of their Class Principal Balances have been reduced to zero and (b) second, to the Senior Certificates and Components (other than the Principal Only Component and the Interest Only Components), pro rata, according to their Class Principal Balances or Component Principal Balances (or, in the case of any of the Accrual Certificate or Accrual Component, the Class Principal Balance or Component Principal Balance of such Certificate or Component on the Closing Date, if lower) in reduction of their respective Class or Component Principal Balances, as applicable; provided, however, that if the loss is recognized with respect to a Discount Loan, the Discount Fraction of such loss will first be allocated to Component A-5-4 of the Class A-5 Certificates and the remainder of such loss will be allocated as described above in this clause (i), provided, further, that all losses allocable to the Class A-5 Certificates will be allocated to the Class A-10 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and (ii) for losses allocable to interest (a) first, to the Subordinate Certificates in reverse order of seniority, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates and (b) second, to the Senior Certificates and Components thereof (other than the Principal Only


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Certificate and Principal Only Component), pro rata according to accrued but unpaid interest thereon and then pro rata according to their Class Principal Balances or Component Principal Balances in reduction of their respective Class Principal Balance or Component Principal Balances, as applicable, provided, however, that all losses allocable to the Class A-5 Certificates will be allocated to the Class A-10 Certificates until the Certificate Principal Balance thereof has been reduced to zero.

         Special Hazard Losses in excess of the Special Hazard Coverage, Fraud Losses in excess of the Fraud Coverage and Bankruptcy Losses in excess of the Bankruptcy Coverage shall be allocated among the Senior Certificates and the Subordinate Certificates by Pro Rata Allocation.

         On each Distribution Date, after giving effect to the principal distributions and allocations of losses as provided in this Agreement (without regard to this paragraph), if the Aggregate Certificate Principal Balance of all outstanding Classes of Certificates exceeds the aggregate principal balance of the Loans, after deduction of (i) all principal payments due on or before the Cut-Off Date in respect of each such Loan whether or not paid and (ii) all amounts of principal in respect of each such Loan that have been received or advanced and included in the Available Distribution Amount, and all losses in respect of such Loans that have been allocated to the Certificates, on such Distribution Date or prior Distribution Dates, then such excess will be deemed a principal loss and will be allocated to the most junior Class of Subordinate Certificates then outstanding, in reduction of the Certificate Principal Balance thereof.

         Section 3.21 Maintenance of the Rounding Account; Collections Thereunder. On or prior to the Closing Date, the Trustee shall establish the Rounding Account and Lehman Brothers Inc. shall deposit $999.99 therein. The Trustee shall maintain such account to provide, if needed, the applicable Rounding Amount on any Distribution Date. On the first Distribution Date with respect to which the Trustee determines that amounts are available out of the Available Distribution Amount for distributions of principal on the Class A-9 Certificates, and the aggregate amount allocable to such distributions of principal is not an amount equal to an integral multiple of $1,000, the Trustee shall withdraw from the Rounding Account the applicable Rounding Amount. On each succeeding Distribution Date, prior to the Credit Support Depletion Date, with respect to which the Trustee determines that amounts are available out of the Available Distribution Amount for distributions of principal on the Class A-9 Certificates, the aggregate amount allocable to such Class will be applied first to replenish any funds withdrawn from the Rounding Account on prior Distribution Dates which have not been repaid. If the remainder of the aggregate amount allocable to distributions of principal to the Class A-9 Certificates is not an amount equal to an integral multiple of $1,000, the Trustee shall withdraw from the Rounding Account, to the extent funds are available therein, the applicable Rounding Amount.

         Any amounts withdrawn by the Trustee from the Rounding Account shall be deposited in the Certificate Account for distribution to the Holders of Class A-9 Certificateholders as described in the immediately preceding paragraph. Funds held in the Certificate Account shall be invested in Eligible Investments which shall mature not later than one Business Day prior to the Distribution Date.


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          On or promptly after the Credit Support Depletion Date, the Trustee shall be entitled to withdraw and pay to itself as additional compensation any remaining amounts on deposit in the Rounding Account.

                                   ARTICLE IV

                    PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES;
                             STATEMENTS AND REPORTS

         Section 4.1 Distributions to Certificateholders. (a) The Trustee shall establish and maintain a separate account as set forth in Article I (the "Certificate Account"), the purpose of which is to accept deposits from the Servicer and to make distributions to the Certificateholders of the amounts set forth in this Section 4.1.

                  (b) On each Distribution Date, the Trustee or the Paying Agent, if any, shall (i) withdraw from the Certificate Account the Available Distribution Amount for such Distribution Date and shall distribute to each Certificateholder, from the amount so withdrawn and to the extent of the Available Distribution Amount, such Certificateholder's share (based on the aggregate Percentage Interests represented by the Certificates of the applicable Class held by such Certificateholder) of the amounts and in the order of priority as set forth in the definition of "Certificate Distribution Amount", and (ii) distribute Excess Liquidation Proceeds to the Class R Certificateholder by wire transfer in immediately available funds for the account of the Certificateholder, or by any other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.1 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register; provided, that if the Trustee has appointed a Certificate Administrator, such distributions in (i) and (ii) above shall be made in accordance with written statements received from the Certificate Administrator pursuant to Section 4.3.

                  (c) All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal or allocations of Realized Losses with respect to Loans made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each Certificate (and the final distribution with respect to the Class R Certificate upon termination of the Trust Fund) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Trustee or Certificate Administrator, if any, specified in the notice delivered pursuant to Section 4.1(d) or Section 9.1.

                  (d) Whenever, on the basis of Curtailments, Payoffs and Monthly Payments on the Loans and Insurance Proceeds and Liquidation Proceeds received and expected to be


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         received during the applicable Prepayment Period, the Trustee believes, or the Certificate Administrator, if any, has notified the Trustee that it believes, that the entire remaining unpaid Class Principal Balance of any Class of Certificates will become distributable on the next Distribution Date, the Trustee or the Certificate Administrator, if any, shall, no later than the Determination Date of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date, to the Underwriters and to each Rating Agency a notice to the effect that:

                           (i) it is expected that funds sufficient to make such
                  final distribution will be available in the Certificate Account on such Distribution Date, and

                           (ii) if such funds are available, (A) such final
                  distribution will be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Certificate Registrar maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

                  (e) Prior to the Credit Support Depletion Date, distributions in reduction of the outstanding Certificate Principal Balance of the Class A-9 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of Certificates and at the request of Living Holders of Certificates or by mandatory distributions, pursuant to Section 4.1(e)(i) and Section 4.1(e)(iv). On and after the Credit Support Depletion Date, distributions in reduction of the outstanding Certificate Principal Balances of the Class A-9 Certificates will be made on a pro rata basis pursuant to Section 4.1(e)(v).

                           (i) On each Distribution Date prior to the Credit
                  Support Depletion Date on which principal distributions to the Class A-9 Certificates are made pursuant to Section 4.1, such distributions shall be made to the Class A-9
                  Certificateholders by the Depository pursuant to the Depository Agreement in the following priority:

                                    (1) first, to requesting Deceased Holders,
                           in the order in which such requests are received by the Depository, but not exceeding an aggregate amount of $25,000 for each requesting Deceased Holder; and

                                    (2) second, to requesting Living Holders, in
                           the order in which such requests are received by the Depository, but not exceeding an aggregate amount of $10,000 for each requesting Living Holder.

                  Thereafter, the Depository shall make distributions with respect to the Class A-9 Certificates as provided in clauses
                  (1) and (2) above up to a second $25,000 and $10,000, respectively. This sequence of priorities shall be repeated until the Depository has honored all requests for principal distributions by Deceased Holders


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                  and Living Holders to the extent of amounts available for
                  principal distributions to the Class A-9 Certificates.

                           All requests for principal distributions to the Class
                  A-9 Certificates will be accepted in accordance with the provisions set forth in Section 4.1(e)(iii). Requests for principal distributions that are received by the Trustee after the related Record Date and requests for principal distributions received in a timely manner but not accepted with respect to any Distribution Date, will be treated as requests for principal distributions by the Beneficial Holder(s) making such requests on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.1(e)(iii). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Holder of the Class A-9 Certificates, all in accordance with the procedures of the Depository and the Trustee. Upon the transfer of beneficial ownership of the Class A-9 Certificates, any distribution request previously submitted shall be deemed to have been withdrawn only upon the receipt by the Trustee, on or before the Record Date for any applicable Distribution Date of notification of such withdrawal in the manner set forth in Section 4.1(e)(iii) using a form required by the Depository.

                           Distributions in reduction of the outstanding
                  Certificate Principal Balance of the Class A-9 Certificates shall be applied by the Trustee in an amount equal to the portion of the Certificate Distribution Amount allocable to the Class A-9 Certificates, plus any amounts available for distribution from the Rounding Account established as provided in Section 3.21, provided that the aggregate distribution of principal to the Class A-9 Certificateholders on any Distribution Date shall be made in an integral multiple of $1,000.

                          To the extent that the portion of the Certificate
                  Distribution Amount allocable to the Class A-9 Certificates on any Distribution Date exceeds the outstanding Certificate Principal Balance of the Class A-9 Certificates with respect to which principal distribution requests, as set forth above, have been received, principal distributions in reduction of the outstanding Certificate Principal Balance of the Class A-9 Certificates will be made by mandatory distribution pursuant to Section 4.1(e)(iv).

                           (ii) The Class A-9 Certificates shall be deemed to be
                  held by a Deceased Holder for purposes of this Section 4.1(e) if the death of the Beneficial Holder thereof is deemed to have occurred by the Trustee. Class A-9 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common shall be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common shall be deemed to be the death of the Beneficial Holder, and the Class A-9 Certificates so beneficially owned shall be eligible for priority with respect to principal distributions, subject to the limitations


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                  stated above. The Class A-9 Certificates beneficially owned by a trust shall be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Holders of a number of Class A-9 Certificates greater than the number of Class A-9 Certificates of which such trust is the owner.

                  The death of a beneficiary of a trust shall be deemed to be the death of a Beneficial Holder of Class A-9 Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust shall be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Class A-9 Certificates shall be deemed to be the death of the holder of such Class A-9 Certificates regardless of the registration of ownership, if such beneficial ownership interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of Class A-9 Certificates and the right to receive the proceeds therefrom, as well as interest and principal distributions, as applicable, payable with respect thereto. Neither the Trustee nor the Paying Agent shall be under any duty to determine independently the occurrence of the death of any Deceased Holder. The Trustee may rely entirely upon documentation delivered to it pursuant to
                  Section 4.1(e)(iii) in establishing the eligibility of any Holder to receive the priority accorded Deceased Holders in
                  Section 4.1(e)(i).

                           (iii) Requests for principal distributions to Class
                  A-9 Certificates shall be made by delivering a written request therefor to the DTC Participant or Indirect DTC Participant that maintains the account evidencing such Beneficial Holder's interest in such Certificate. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trustee, under separate cover; provided, however, that the Trustee has no obligation and will incur no liability for failure to examine the sufficiency of such tax waiver. The DTC Participant shall in turn make the request of the Depository (or, in the case of an Indirect DTC Participant, such Indirect DTC Participant shall notify the related DTC Participant of such request, which DTC Participant should make the request of the Depository) on a form required by the Depository and provided to the DTC Participant. Upon receipt of such request, the Depository will date and time stamp such request and forward such request to the Trustee. The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. None of the Company, the Servicer, the Paying Agent or the Trustee shall be liable for any delay


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                  in delivery of requests for distributions or withdrawals of such requests by the Depository, a DTC Participant or any Indirect DTC Participant.

                           The Trustee shall maintain a list of those DTC
                  Participants representing the appropriate holders of Class A-9 Certificates that have submitted requests for principal distributions, together with the order of receipt and the amounts of such requests. The Trustee shall notify the Depository as to which requests should be honored on each Distribution Date at least two Business Days prior to such Distribution Date and shall notify the Depository as to the portion of the Certificate Distribution Amount (together with any amounts available for distribution from the Rounding Account) to be distributed to Class A-9 Certificates by mandatory distribution pursuant to Section 4.1(e)(iv). Requests shall be honored by the Depository in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.1(e). The exact procedures to be followed by the Trustee and the Depository for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or the Depository, as the case may be. The decisions of the Trustee and the Depository concerning such matters will be final and binding on all affected persons.

                           Class A-9 Certificates that have been accepted for a
                  distribution shall receive distributions on the applicable Distribution Date. Such Certificates shall cease to bear interest on the amount of principal to be distributed on any Distribution Date after the last calendar day of the month preceding the month in which such Distribution Date occurs.

                           Any Beneficial Holder of a Class A-9 Certificate that
                  has requested a principal distribution may withdraw its request by so notifying in writing the DTC Participant or Indirect DTC Participant that maintains such Beneficial Holder's account. In the event that such account is maintained by an Indirect DTC Participant, such Indirect DTC Participant must notify the related DTC Participant which in turn must forward the withdrawal of such request, on a form required by the Depository, to the Depository to be forwarded to the Trustee. If such notice of withdrawal of a request for distribution has not been received by the Depository and forwarded to the Trustee on or before the Record Date for the next Distribution Date, the previously made request for a principal distribution shall be irrevocable with respect to the making of principal distributions on such Distribution Date.

                           In the event any requests for principal distributions
                  are rejected by the Trustee for failure to comply with the requirements of this Section 4.1(e), the Trustee shall return such request to the appropriate DTC Participant with a copy to the Depository with an explanation as to the reason for such rejection.

                           (iv) To the extent, if any, that principal
                  distributions to be made to the applicable Class A-9 Certificates on a Distribution Date exceed the aggregate


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                  amount of principal distribution requests which have been
                  received on or before the applicable Record Date, as provided in Section 4.1(e)(i) above, additional Class A-9 Certificates will be selected to receive mandatory principal distributions in lots equal to $1,000 in accordance with the then-applicable Random Lot procedures of the Depository, and the then-applicable procedures of the DTC Participants and Indirect DTC Participants representing the Beneficial Holders (which procedures may or may not be by random lot). The Trustee shall notify the Depository of the aggregate amount of the mandatory principal distribution to be made on the next Distribution Date. The Depository shall then allocate such aggregate amount among the DTC Participants on a Random Lot basis. Each DTC Participant and, in turn, each Indirect DTC Participant shall then select, in accordance with its own procedures, the applicable Class A-9 Certificates from among those held in its accounts to receive mandatory principal distributions, such that the total amount of principal distributed to the so selected is equal to the aggregate amount of such mandatory distributions allocated to such DTC Participant by the Depository and to such Indirect DTC Participant by its related DTC Participant, as the case may be. DTC Participants and Indirect DTC Participants that hold Class A-9 Certificates selected for mandatory principal distributions are required to provide notice of such mandatory distributions to the affected Beneficial Holders.

                           (v) Notwithstanding any provisions herein to the
                  contrary, on each Distribution Date on and after the Credit Support Depletion Date, distributions in reduction of the outstanding Certificate Principal Balance of the Class A-9 Certificates will be made pro rata (based upon their respective outstanding Certificate Principal Balances) among the Beneficial Holders of the Class A-9 Certificates and shall not be made in integral multiples of $1,000 nor pursuant to requests for distribution or by mandatory distributions as provided for by this Section 4.1(e).

                           Subject to the third paragragh of Section 10.1
                  hereof, in the event that Definitive Certificates representing Class A-9 Certificates are issued, an amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which distributions in reduction of the outstanding Certificate Principal Balance of Class A-9 Certificates are to be made.

         Section 4.2 Statements to Certificateholders. (a) Not later than three
(3) days prior to each Distribution Date, the Servicer shall forward to the Trustee or the Certificate Administrator, if any, the Servicer's Section 3.10 Report setting forth certain information with respect to the Loans. With each distribution from the Certificate Account on a Distribution Date, the Trustee or the Certificate Administrator, if any, shall, based on the information set forth in the Servicer's Section 3.10 Report, prepare and forward to each Certificateholder, a statement (each a "Certificateholders' Report") setting forth, to the extent applicable, the amount of the distribution


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payable to the applicable Class that represents principal and the amount that represents interest, and the applicable Class Principal Balance after giving effect to such distribution.

         In addition, not later than each Distribution Date, the Certificate Administrator or Trustee, as applicable, shall forward to such Certificateholder, the Trustee (if the Trustee has appointed a Certificate Administrator) and the Depositor an additional report which sets forth with respect to the Loans:

                           (i) The number and aggregate Principal Balance of the
                  Loans delinquent one, two and three months or more;

                           (ii) The (A) number and aggregate Principal Balance
                  of Loans with respect to which foreclosure proceedings have been initiated, and (B) the number and aggregate book value of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Loans;

                           (iii) The amount of Special Hazard Coverage available
                  to the Senior Certificates remaining as of the close of business on the applicable Determination Date;

                           (iv) The amount of Bankruptcy Coverage available to
                  the Certificateholders remaining as of the close of business on the applicable Determination Date;

                           (v) The amount of Fraud Coverage available to the
                  Certificateholders remaining as of the close of business on the applicable Determination Date;

                           (vi) The amount of Realized Losses allocable to the
                  related Certificates on the related Distribution Date and the cumulative amount of Realized Losses incurred allocated to such Certificates since the Cut-Off Date;

                           (vii) The amount of interest accrued but not paid on
                  the each Class of Certificates entitled to interest since (a) the prior Distribution Date and (b) the Cut-Off Date;

                           (viii) The amount of funds advanced by the Servicer
                  on the related Withdrawal Date; and

                           (ix) The total amount of Payoffs and Curtailments
                  received during the related Prepayment Period.

         Upon request by any Certificateholder, the Trustee or the Certificate Administrator (if so appointed by the Trustee), as soon as reasonably practicable, shall provide the requesting


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Certificateholder with such information as is necessary and appropriate, in
Trustee's or the Certificate Administrator's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A of the Securities Act.

         (b) Upon request to the Trustee or Certificate Administrator (if so appointed by the Trustee) by any Certificateholder who is a Holder thereof at the time of making such request (an "Eligible Certificateholder"), the Trustee or the Certificate Administrator, if applicable, shall provide in electronic format loan by loan data with respect to the payment experience of the Loans containing at least the fields of information listed on Exhibit E hereto (based on information provided by the Servicer). In addition, upon the written request of any Eligible Certificateholder, the Trustee or the Certificate Administrator shall provide similar loan by loan data with respect to any prior monthly remittance report to the Certificateholders pursuant to this Agreement (as and when such information becomes available). The expense of providing any tape or disk pursuant to this subsection shall be an expense of the Eligible Certificateholder.

         Section 4.3 Advances by the Servicer; Distribution Reports to the Trustee. To the extent described below, the Servicer is obligated to advance its own funds to the Certificate Account to cover any shortfall between (i) payments scheduled to be received in respect of Loans serviced by such Servicer, and (ii) the amounts actually deposited in the Certificate Account on account of such payments. The Servicer's obligation to make any Advance or Advances described in this Section 4.3 is effective only to the extent that such Advance is, in the good faith judgment of the Servicer, reimbursable from Insurance Proceeds or Liquidation Proceeds of the related Loans or recoverable as late Monthly Payments with respect to the related Loans or otherwise.

         Prior to the close of business on each Determination Date, the Servicer shall determine whether or not it will make an Advance on the next Withdrawal Date and shall furnish a statement to the Certificate Administrator, if any, the Trustee, the Paying Agent, if any, and to any Certificateholder requesting the same, setting forth the aggregate amount to be distributed on the next succeeding Distribution Date on account of principal and interest in respect of the Loans, stated separately. In the event that full scheduled amounts of principal and interest in respect of the related Loans shall not have been received by or on behalf of the Servicer prior to the Withdrawal Date preceding such Distribution Date and the Servicer shall have determined that an Advance shall be made in accordance with this Section 4.3, the Servicer shall so specify and shall specify the aggregate amount of such Advance.

         In the event that the Servicer shall be required to make an Advance, it shall on the Withdrawal Date either (i) deposit in the Certificate Account an amount equal to such Advance, (ii) direct the Trustee or the Certificate Administrator (if so appointed by the Trustee) to make an appropriate entry in the records of the Certificate Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.3, used by such Servicer to make such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any funds being held for future distribution to Certificateholders and so used shall be replaced by the related Servicer by deposit in the Certificate Account on any future Withdrawal Date to the extent that funds in the Certificate Account on the


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related Distribution Date with respect to the related Loans shall be less than payments to Certificateholders required to be made on such date with respect to such Loans. The Servicer is entitled to receive from the Custodial Accounts for P&I established by the Servicer under its supervision amounts received by the Servicer on particular Loans as late payments of principal and interest or as Liquidation or Insurance Proceeds and respecting which the Servicer has made an unreimbursed Advance of principal and interest. The Servicer is also entitled to receive other amounts from the related Custodial Accounts for P&I established by the Servicer under its supervision to reimburse the Servicer for prior Nonrecoverable Advances.

         In accordance with Section 3.3, Advances are reimbursable to the Servicer from cash in the Custodial Account for P&I to the extent that the Servicer shall determine that any such advances previously made are Nonrecoverable Advances pursuant to Section 4.4.

         In the event that the Trustee has appointed a Certificate Administrator, prior to 5:00 P.M. New York City time on the Withdrawal Date, the Certificate Administrator shall provide the Trustee with a statement regarding the amount of principal and interest, the Residual Distribution Amount and the Excess Liquidation Proceeds to be distributed to each Class of Certificates on such Distribution Date (such amounts to be determined in accordance with the definition of "Certificate Distribution Amount", Section 4.1 hereof and other related definitions set forth in Article I hereof).

         Section 4.4 Nonrecoverable Advances. Any Advance previously made by the Servicer with respect to a Loan that the Servicer shall determine in its good faith judgment not to be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise with respect to such Loan or recoverable as late Monthly Payments with respect to such Loan shall be a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee on the Determination Date and detailing the reasons for such determination. Notwithstanding any other provision of this Agreement, any insurance policy relating to the Loans, or any other agreement relating to the Loans to which the Depositor or the Servicer is a party, (a) the Depositor and the Servicer shall not be obligated to, and shall not, make any advance that, after reasonable inquiry and in its sole discretion, the Depositor or the Servicer shall determine would be a Nonrecoverable Advance, and (b) the Depositor and the Servicer shall be entitled to reimbursement for any Advance as provided in
Section 3.5 of this Agreement.

         Section 4.5 Foreclosure Reports. Each year beginning in 1999 the Servicer shall make any reports of foreclosures and abandonments of any Mortgaged Property required by Section 6050J of the Code. In order to facilitate this reporting process, the Servicer, on or before February 28th of each year, commencing with 1999, shall provide to the Internal Revenue Service, the Trustee and the Certificate Administrator, if any, reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Loan, or
(ii) knows or has reason to know that a Mortgaged Property has been abandoned. The reports


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from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

         Section 4.6 Adjustment of Servicing Fees with Respect to Payoffs. The aggregate amount of the Servicing Fee subject to retention from deposit into or withdrawal from the Certificate Account by the Servicer, in any month of distribution shall be decreased by any Compensating Interest due and owing with respect to any Loan with respect to which a Payoff has occurred in the related Prepayment Period. The Servicer shall include the amount of any such Compensating Interest with the deposits into the Certificate Account on the related Withdrawal Date. Notwithstanding the foregoing, the amount by which the Servicing Fee may be reduced with respect to the related Prepayment Period pursuant to this Section 4.6 shall not exceed an amount greater than the amount described in clause (i) of the definition of Compensating Interest for all Loans as to which Payoffs have occurred and the rights of the Certificateholders to such portion of the Servicing Fee shall not be cumulative.

         Section 4.7 Prohibited Transactions Taxes and Other Taxes.

                  (a) In the event that any tax (including a tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and including any and all interest, penalties, fines and additions to tax, as well as any and all reasonable counsel fees and out-of-pocket expenses incurred in contesting the imposition of such tax) is imposed on the Trust Fund and is not otherwise paid pursuant to Section 4.7(b) hereof, the Servicer shall pay such taxes when and as the same shall be due and payable (but such obligation shall not prevent the Servicer, the Trustee, the Certificate Administrator, if any, or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); provided, that the Servicer shall be entitled to be indemnified for any such taxes (excluding taxes referred to in Section 4.7(b)) to the extent set forth in Section 6.3 hereof so long as the Servicer's failure to exercise reasonable care with respect to the performance of its duties hereunder was not the primary cause of the imposition of such taxes. If the Servicer is indemnified for such taxes pursuant to this Section 4.7(a), such amount shall be first charged against amounts otherwise distributable to the Holders of Component R-1 of the Class R Certificate (or, if the tax relates to REMIC II, Component R-2 of the Class R Certificate) on a pro rata basis, then against amounts otherwise distributable with respect to the REMIC I Regular Interests (or, if the tax relates to REMIC II, to the Holders of the REMIC II Certificates) on a pro rata basis. The Trustee is hereby authorized to retain from amounts otherwise distributable to the Certificateholders sufficient funds to reimburse the Servicer for the payment of such tax for which the Servicer is entitled to indemnification.

                  (b) The Servicer shall pay on written demand, and shall indemnify and hold harmless the Trust Fund from and against, any and all taxes imposed on the Trust Fund (including, for this purpose, any and all interest, penalties, fines and additions to tax, as well


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         as any and all reasonable counsel fees and out-of-pocket expenses incurred in contesting the imposition of such tax).

         Section 4.8 Tax Administration.

                  (a) The Trustee is hereby appointed as attorney-in-fact and agent for the initial Tax Matters Person; provided, that the Trustee may appoint, and hereby does so appoint, the Certificate Administrator as attorney-in-fact and agent for the Tax Matters Person. The Trustee may, by written notice delivered to the Certificate Administrator, revoke the appointment of the Certificate Administrator as attorney-in-fact and agent for the Tax Matters Person, in which case the Trustee shall act in such capacity.

                  (b) In order to enable the Trustee or the Certificate Administrator, as applicable, to perform its duties as set forth in this Section 4.8 and Section 3.1(b), the Servicer agrees to provide any tax forms, instruments or other documents related thereto, as the Trustee or the Certificate Administrator, as applicable, may reasonably request, including, without limitation, any tax forms, instruments or other documents prepared by the Servicer pursuant to this Section 4.8. In order to enable the Trustee or the Certificate Administrator, as applicable, to perform its duties as set forth in this Section 4.8 and
         Section 3.1(b), the Servicer shall use its best efforts to cause to be delivered to the Trustee or the Certificate Administrator, as applicable, within ten (10) days after the Closing Date all information or data that the Trustee or the Certificate Administrator, as applicable, determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows. Thereafter, the Servicer shall use its best efforts to provide to the Trustee or the Certificate Administrator, as applicable, promptly upon request therefor, any such additional information or data that the Trustee or the Certificate Administrator, as applicable, may, from time to time, request in order to enable the Trustee or the Certificate Administrator, as applicable, to perform its duties as set forth in this Section 4.8 and Section 3.1(b).

         Section 4.9 Equal Status of Servicing Fee. The right of the Servicer to receive its Servicing Fee will be equal and not subordinate to the right of the Certificateholders to receive principal and interest payments based on their interests as provided herein. The Servicer's Servicing Fee may be collected from Monthly Payments as received pursuant to Section 3.2 without deposit into the Certificate Account, whereas the Certificateholders' distributions shall be made on a delayed basis as set forth in the terms of the Certificates.

         Section 4.10 Appointment of Paying Agent and Certificate Administrator. The Trustee may appoint an Eligible Institution to act as a paying agent (the "Paying Agent") or a certificate administrator (the "Certificate Administrator"), as the case may be, in order to delegate to such Eligible Institution any of its duties under this Agreement to administer the issuance, transfer and exchange of the Certificates, administer payments to Certificateholders or prepare information related to the Certificates; provided, that the Trustee shall remain primarily responsible for any


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duties so delegated; provided, further, that the Trustee shall receive no additional compensation in connection with such appointment and delegation.

         Initially, LaSalle National Bank will be the Certificate Administrator and Paying Agent. If LaSalle National Bank ceases to serve as Certificate Administrator or Paying Agent, the Trustee shall send written notice to all Certificateholders (i) indicating that LaSalle National Bank is no longer in such capacity and (ii) setting forth its replacement, if any, appointed pursuant to this Section 4.10.

                                    ARTICLE V

                                THE CERTIFICATES

         Section 5.1 The Certificates.

                  (a) The Certificates shall be substantially in the forms set forth in Exhibits A and B attached hereto, and shall be executed by the Trustee, authenticated by the Trustee (or any duly appointed Authenticating Agent) and delivered to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in
         Section 2.1. The Certificates shall be issuable in Authorized Denominations evidencing Percentage Interests. Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by authorized officers of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee or any Authenticating Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The following definitions apply for purposes of this
         Section 5.1: "Disqualified Organization" means any Person which is not a Permitted Transferee, but does not include any "Pass-Through Entity" which owns or holds a Residual Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary; "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies; "Ownership Interest" means, with respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledgee; "Transfer"


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         means any direct or indirect transfer or sale of, or directly or indirectly transferring or selling, any Ownership Interest in a Residual Certificate; and "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

                  (c) Restrictions on Transfers of the Residual Certificate to Disqualified Organizations are set forth in this Section 5.1(c).

                           (i) Each Person who has or who acquires any Ownership
                  Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee, the Certificate Administrator or the Paying Agent under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
                  (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                                    (A) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee or the Certificate Registrar if not the same Person as the Trustee of any change or impending change in its status as a Permitted Transferee.

                                    (B) In connection with any proposed Transfer
                           of any Ownership Interest in a Residual Certificate to a U.S. Person, the Trustee or the Certificate Registrar if not the same Person as the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of (1) an affidavit and agreement (a "Transferee Affidavit and Agreement") attached hereto as Exhibit J from the proposed Transferee, in form and substance satisfactory to the Depositor, representing and warranting, among other things, that it is not a Non-U.S. Person, that such transferee is a Permitted Transferee, that it not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.1(c) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit I, from the Holder wishing to transfer the Residual Certificate, in form and substance satisfactory to the Depositor, representing and warranting, among other things, that no purpose of the proposed Transfer is to allow such Holder to impede the assessment or collection of tax.


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                                    (C) Notwithstanding the delivery of a
                           Transferee Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Trustee or the Certificate Registrar if not the same Person as the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                                    (D) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate agrees by holding or acquiring such Ownership Interest (i) to require a Transferee Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest and to provide a certificate to the Trustee or the Certificate Registrar if not the same Person as the Trustee in the form attached hereto as Exhibit J; (ii) to obtain the express written consent of the Depositor prior to any transfer of such Ownership Interest, which consent may be withheld in the Depositor's sole discretion; and (iii) to provide a certificate to the Trustee or the Certificate Registrar if not the same Person as the Trustee in the form attached hereto as
                           Exhibit I.

                           (ii) The Trustee or the Certificate Registrar if not
                  the same Person as the Trustee shall register the Transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit J and all of such other documents as shall have been reasonably required by the Trustee or the Certificate Registrar if not the same Person as the Trustee as a condition to such registration.

                           (iii) (A) If any "disqualified organization" (as
                  defined in Section 860E (e)(5) of the Code) shall become a Holder of a Residual Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If any Non-U.S. Person shall become a Holder of a Residual Certificate, then the last preceding Holder which is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the Transfer to such Non- U.S. Person of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations
                  Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee, the Certificate Administrator, the Certificate Registrar and the Paying Agent shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.1(c) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.


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                                    (B) If any purported Transferee shall become
                           a Holder of the Residual Certificate in violation of the restrictions in this Section 5.1(c) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Depositor shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Depositor on such terms as the Depositor may choose. Such purported Transferee shall promptly endorse and deliver the Residual Certificate in accordance with the instructions of the Depositor. Such purchaser may be the Depositor itself or any affiliate of the Depositor. The proceeds of such sale, net of the commissions (which may include commissions payable to the Depositor or its affiliates), expenses and taxes due, if any, shall be remitted by the Depositor to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Depositor, and the Depositor shall not be liable to any Person having an Ownership Interest in the Residual Certificate as a result of its exercise of such discretion.

                           (iv) The Depositor, on behalf of the Trustee, shall
                  make available, upon written request from the Trustee, or the Certificate Administrator all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in the Residual Certificate to any Person who is not a Permitted Transferee, including the information regarding "excess inclusions" of such Residual Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in
                  Section 1381 of the Code having as among its record holders at any time any Person who is not a Permitted Transferee. Reasonable compensation for providing such information may be required by the Depositor from such Person.

                           (v) The provisions of this Section 5.1 set forth
                  prior to this Section 5.1(c)(v) may be modified, added to or eliminated, provided, that there shall have been delivered to the Trustee and the Certificate Administrator the following:

                                    (A) written notification from each Rating
                           Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current Ratings of the Certificates; and

                                    (B) an Opinion of Counsel, in form and
                           substance satisfactory to the Depositor (as evidenced by a certificate of the Depositor), to the effect


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                           that such modification, addition to or absence of
                           such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not create a risk that (1) the Trust Fund may be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

                           (vi) The following legend shall appear on all
                                Residual Certificates:

                                ANY RESALE, TRANSFER OR OTHER DISPOSITION OF
                                THIS CERTIFICATE MAY BE MADE ONLY IF THE
                                PROPOSED TRANSFEREE PROVIDES A TRANSFER
                                AFFIDAVIT TO THE DEPOSITOR, THE TRUSTEE AND THE CERTIFICATE REGISTRAR THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE
                                CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN
                                SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH
                                PERSON DESCRIBED IN THE FOREGOING CLAUSES (A),
                                (B), OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH


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                                HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE
                                OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE
                                CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                           (vii) The Holder of the Class R Certificate issued
                  hereunder, while not a Disqualified Organization, is the Tax Matters Person.

                  (d) In the case of any Class A-10, Subordinate or Class R Certificate presented for registration in the name of an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) (a "Plan"), a trustee of any Plan, or any other Person who is using the "plan assets" of any Plan to effect such acquisition, the Trustee or the Certificate Registrar, if not the same Person as the Trustee, shall require such transferee to provide an Officer's Certificate signed by a Responsible Officer of such transferee stating that the transferee is an insurance company using assets of an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60) to effect such purchase and satisfies all of the requirements for exemptive relief under Sections I and III of PTCE 95-60, which Officer's Certificate shall not be an expense of the Trustee, the Certificate Administrator, if any, the Certificate Registrar or the Depositor.

                  So long as the Class A-10, Class M, Class B-1 and Class B-2 Certificates are Book-Entry Certificates, each Person who has or who acquires any Class M or Class B Certificates shall be deemed by the acceptance or acquisition of such Certificate to have represented that
         (a) such Person is not a Plan, and such Person is not using "plan assets" of any such Plan to effect such acquisition or (b) if the transferee is an insurance company and the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                  (e) No transfer, sale, pledge or other disposition of a Junior Subordinate Certificate shall be made unless such transfer, sale, pledge or other disposition is made in accordance with this Section 5.1(e) or Section 5.1(f). Each Person who, at any time, acquires any ownership interest in any Junior Subordinate Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions of this Section 5.1(e) and Section 5.1(f), as applicable. No transfer of a Junior Subordinate Certificate shall be deemed to be made in accordance with this Section 5.1(e) unless such transfer is made pursuant to an effective registration statement under the Securities Act or unless the Trustee or the Certificate Registrar, if not the same Person as the Trustee, is provided with the certificates and an Opinion of Counsel, if required, on which the Trustee and the Certificate Registrar may conclusively rely, which establishes or establish to the Trustee's or the Certificate Registrar's, as applicable, satisfaction that such transfer is exempt from the registration requirements under the Securities Act, as follows: In the event that a transfer is to be made in reliance upon an


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




         exemption from the Securities Act, the Trustee or the Certificate Registrar, if not the same Person as the Trustee, shall require, in order to assure compliance with the Securities Act, that the Certificateholder desiring to effect such transfer certify to the Trustee and the Certificate Registrar in writing, in substantially the form attached hereto as Exhibit F, the facts surrounding the transfer, with such modifications to such Exhibit F as may be appropriate to reflect the actual facts of the proposed transfer, and that the Certificateholder's proposed transferee certify to the Trustee and the Certificate Registrar in writing, in substantially the form attached hereto as Exhibit G, the facts surrounding the transfer, with such modifications to such Exhibit G as may be appropriate to reflect the actual facts of the proposed transfer. If such certificate of the proposed transferee does not contain substantially the substance of Exhibit G, the Trustee or the Certificate Registrar, if not the same Person as the Trustee, shall require an Opinion of Counsel satisfactory to it that such transfer may be made without registration, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Certificate Administrator, the Certificate Registrar, the Trust Fund or the Depositor. Such Opinion of Counsel shall allow for the forwarding, and the Trustee shall forward, a copy thereof to each Rating Agency. Notwithstanding the foregoing, any Class of Junior Subordinate Certificates may be transferred, sold, pledged or otherwise disposed of in accordance with the requirements set forth in Section 5.1(f).

                  (f) Transfers of the Junior Subordinate Certificates may be made in accordance with this Section 5.1(f). To effectuate a Certificate transfer in accordance with this Section 5.1(f), the proposed transferee of such Certificate must provide the Trustee, the Certificate Registrar and the Depositor with an investment letter substantially in the form of Exhibit L attached hereto, which investment letter shall not be an expense of the Trustee, the Certificate Administrator, the Certificate Registrar or the Depositor, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A. Notwithstanding the foregoing, the proposed transferee of such Certificate shall not be required to provide the Trustee, the Certificate Registrar or the Depositor with Annex 1 or Annex 2 to the form of Exhibit L attached hereto if the Depositor so consents prior to each such transfer. Such transfers shall be deemed to have complied with the requirements of this Section 5.1(f). The Holder of a Certificate desiring to effect such transfer does hereby agree to indemnify the Trustee, the Certificate Administrator, if any, the Depositor, and the Certificate Registrar against any liability that may result if transfer is not made in accordance with this Agreement.

                  (g) None of the Trustee, the Certificate Administrator, the Certificate Registrar or the Paying Agent shall have any liability to the Trust Fund arising from a registration or transfer of a Certificate in reliance upon a certification, Officer's Certificate, affidavit, ruling or Opinion of Counsel described in this Section 5.1.


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         Section 5.2 Certificates Issuable in Classes; Distributions of
Principal and Interest; Authorized Denominations. The aggregate principal amount of Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Loans as of the Cut-Off Date, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 5.3. Such aggregate principal amount shall be allocated among one or more Classes having designations, types of interests, initial per annum Remittance Rates, initial Class Principal Balances, initial Component Principal Balances and last scheduled Distribution Dates as specified in the Preliminary Statement to this Agreement. The aggregate Percentage Interest of each Class of Certificates of which the Class Principal Balance equals zero as of the Cut-Off Date that may be authenticated and delivered under this Agreement is limited to 100%. Certificates shall be issued in Authorized Denominations.

         Section 5.3 Registration of Transfer and Exchange of Certificates. The Trustee shall cause to be maintained at one of its offices or at its designated Certificate Registrar, a Certificate Register in which there shall be recorded the name and address of each Certificateholder. Subject to such reasonable rules and regulations as the Trustee may prescribe, the Certificate Register shall be amended from time to time by the Trustee or its agent to reflect notice of any changes received by the Trustee or its agent pursuant to Section 10.5. The Trustee hereby appoints itself as the initial Certificate Registrar. The Trustee may appoint an Eligible Institution to act as its agent in order to delegate to such Eligible Institution its duties as Certificate Registrar under this Agreement.

         Upon surrender for registration of transfer of any Certificate to the Trustee at the office of First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, NY 10005, Attention: Glenn Anderson, or such other address or agency as may hereafter be provided to the Certificate Administrator, if any, and the Servicer in writing by the Trustee, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of Authorized Denominations of like Percentage Interest. At the option of the Certificateholders, Certificates may be exchanged for other Certificates in Authorized Denominations of like Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee, or any Authenticating Agent, shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer shall (if so required by the Trustee or any Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent and duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

         A reasonable service charge may be made for any such exchange or transfer of Certificates, and the Trustee or an Authenticating Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange or transfer of Certificates.


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         Upon the transfer of a Class Certificate each transferee that purchases a Class A Certificate with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. If at any time the Class A Certificates fail to receive a rating from any of S&P or Fitch that is one of the three highest generic rating categories for that respective rating agency, then such Class A Certificate shall not thereafter be eligible for transfer to a Plan, and each transferee shall be deemed to represent that it is not purchasing or holding its Class A Certificate with plan assets of a Plan.

         All Certificates surrendered for exchange or transfer shall be cancelled by the Trustee or any Authenticating Agent.

         Section 5.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee or any Authenticating Agent, or (ii) the Trustee or any Authenticating Agent receives evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or any Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or any Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Percentage Interest. Upon the issuance of any new Certificate under this Section 5.4, the Trustee or any Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or any Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost or stolen Certificate shall be found at any time.

         Section 5.5 Persons Deemed Owners. The Depositor, the Certificate Administrator, the Servicer, the Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.1 and for all other purposes whatsoever, and neither the Depositor, the Certificate Administrator, if any, the Servicer, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Certificate Administrator, if any, the Servicer or the Trustee shall be affected by notice to the contrary.

         Section 5.6 Temporary Certificates. Upon the initial issuance of the Certificates, the Trustee may execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, temporary Certificates which are printed, lithographed, typewritten or otherwise produced, in any Authorized Denomination, of the tenor of the definitive Certificates in lieu of which they are issued and with such variations in form from the forms of the Certificates set forth as Exhibits A and B hereto as the Trustee's officers executing such Certificates may determine, as evidenced by their execution of the Certificates. Notwithstanding the foregoing, the Certificates may remain in the form set forth in this Section.


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         If temporary Certificates are issued, the Trustee shall cause definitive Certificates to be prepared within ten Business Days of the Closing Date or as soon as practicable thereafter. After preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee to be maintained as provided in Section 5.10 hereof, without charge to the Holder. Any tax or governmental charge that may be imposed in connection with any such exchange shall be borne by the Depositor. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Certificates of Authorized Denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates.

         Section 5.7 Book-Entry for Book-Entry Certificates. Notwithstanding the foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates of Authorized Denomination representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry
Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder shall receive a definitive certificate representing such Beneficial Holder's interest in any Class of Book-Entry Certificate, except as provided above and in Section 5.9. Each Book-Entry Certificate shall bear the following legend:

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until definitive, fully registered Book-Entry Certificates (the "Definitive Certificates") have been issued to the Beneficial Holders pursuant to Section 5.9:

                  (a) the provisions of this Section 5.7 shall be in full force and effect with respect to the Book-Entry Certificates;

                  (b) the Certificate Administrator, if any, and the Trustee may deal with the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on the Book-Entry Certificates) as the sole Certificateholder;

                  (c) to the extent that the provisions of this Section 5.7 conflict with any other provisions of this Agreement, the provisions of this Section 5.7 shall control; and


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                  (d) the rights of the Beneficial Holders shall be exercised only through the Clearing Agency and the DTC Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the DTC Participants. Pursuant to the Depositary Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.9, the initial Clearing Agency will make book-entry transfers among the DTC Participants and receive and transmit distributions of principal and interest on the related Class of Book-Entry Certificates to such DTC Participants.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing a specified Percentage Interest, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning Book-Entry Certificates evidencing the requisite Percentage Interest represented by the Book-Entry Certificates. The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

         Section 5.8 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 5.9, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related DTC Participants in accordance with its applicable rules, regulations and procedures.

         Section 5.9 Definitive Certificates. If (a) the Clearing Agency notifies the Certificate Administrator, if any, or the Trustee that it is no longer willing or able to discharge properly its responsibilities under the Depositary Agreement with respect to the Book-Entry Certificates and the Trustee or the Certificate Administrator is unable to locate a qualified successor, (b) the Depositor, at its option, advises the Certificate Administrator, if any, or the Trustee in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Certificateholders holding Book-Entry Certificates evidencing Percentage Interests aggregating not less than 66% of the aggregate Class Principal Balance of such Certificates advise the Certificate Administrator, if any, or the Trustee and the Clearing Agency through DTC Participants in writing that the continuation of a book-entry system with respect to the Book-Entry Certificates through the Clearing Agency is no longer in the best interests of the Certificateholders with respect to such Certificates, the Trustee shall notify or cause to be notified all Certificateholders of Book-Entry Certificates of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of the Book- Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver the Definitive Certificates. Neither the Depositor, the Certificate Administrator, if any, the Authenticating Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for all of the Certificates all


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references herein to obligations imposed upon or to be performed by the Clearing
Agency shall be deemed to be imposed upon and performed by the Trustee, the Certificate Administrator, if any, and the Trustee, the Certificate Administrator, the Certificate Registrar and the Paying Agent shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

         Section 5.10 Office for Transfer of Certificates. The Trustee shall maintain in New York, New York, an office or agency where Certificates may be surrendered for registration of transfer or exchange. First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005,
Attention: Glenn Anderson, is initially designated for said purposes.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

         Section 6.1 Liability of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Servicer herein.

         Section 6.2 Merger or Consolidation of the Depositor or the Servicer. Subject to the following paragraph, the Depositor and the Servicer each will keep in full effect its existence, rights and franchises as corporations, each under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

         The Depositor or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or Servicer shall be a party, or any Person succeeding to the business of the Depositor or Servicer, shall be the successor of the Depositor or Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 6.3 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any director, officer, employee or agent of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder, nor shall this provision protect the Servicer against any liability that would otherwise be imposed by reason of negligence in the performance of duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising


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hereunder. The Servicer and any director, officer, employee or agent of the
Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense, in the case of the Servicer and any director, officer, employee or agent of the Servicer, incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or, in the case of the Servicer, as Servicer, incurred by reason of negligence in the performance of any duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Servicer shall be entitled to be reimbursed therefor out of the Custodial Account for P&I as provided by Section 3.3.

         Section 6.4 Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. The Servicer shall notify each Rating Agency of any such resignation. No such resignation shall become effective until a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 7.5 hereof.

         Notwithstanding the limitations stated above, the Servicer may transfer its obligations, duties and rights hereunder without the consent of the Certificateholders, provided, that (i) the Servicer obtains the prior written consent of each Rating Agency, (ii) the transferee is a FNMA- or FHLMC-approved servicer having a net worth of not less than $15,000,000, (iii) the successor servicer assumes all of the Servicer's responsibilities and obligations in accordance with Section 7.5 hereof, and (iv) the then-current rating of the Class A Certificates will not be reduced as a result of such transfer, and (v) the successor servicer has, in the reasonable opinion of the Trustee, the qualifications, resources and experience to properly carry out, observe and perform the duties, obligations and responsibilities of Servicer hereunder; provided, that the foregoing clause (v) is intended solely for the benefit of (and may be exercised or waived at the sole discretion of) the Trustee, to enable the Trustee to assure itself that any successor Servicer has such acceptable qualifications, resources and experience, and such clause (v) is not intended to be for the benefit of, and shall not be relied upon or enforced by, any Certificateholder, and provided, further, that any consent to such transfer will not be unreasonably withheld by the Trustee.


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                                   ARTICLE VII

                                     DEFAULT

         Section 7.1 Events of Default. In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

                           (i) any failure by the Servicer to distribute or
                  cause to be distributed to the Trustee or its delegate on the Withdrawal Date any payment required to be made to the Trustee under the terms of this Agreement;

                           (ii) any failure on the part of the Servicer duly to
                  observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund or 51% of the aggregate Percentage Interests of any Class of Certificates;

                           (iii) a decree or order of a court or agency or
                  supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

                           (iv) the Servicer shall consent to the appointment of
                  a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property;

                           (v) the Servicer shall admit in writing its inability
                  to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                           (vi) any failure of the Servicer to make any Advance
                  required to be made from its own funds pursuant to Section 4.3 which continues unremedied for a period of one Business Day after the date upon which such Advance was to have been made;

then, if an Event of Default described in clauses (i)-(v) of this Section 7.1 shall occur, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been


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remedied, either the Trustee or the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund or 51% of the aggregate Percentage Interests of any Class of Certificates by notice in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement, but without prejudice to any rights it may have to reimbursement of expenses, Advances and other advances of its own funds as Servicer to the extent permitted by this Agreement, other than the Depositor's (or its successors') obligation to repurchase any Loans pursuant to Section 2.2 or 2.3 shall survive any such termination. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Servicer, which shall be telecopied to the Servicer, immediately terminate all of the rights and obligations of the Servicer, under this Agreement and in and to the Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.1 (subject to the provisions of Section 7.5); and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents or otherwise at the expense of the Servicer. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records whether in written or electronic form reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee of this Agreement all amounts which then have been or should have been deposited in the Custodial Account for P&I by the Servicer or which are thereafter received with respect to the Loans as well as any escrowed funds held by it or in connection with its servicing activities hereunder. The Servicer and the Trustee shall give each Rating Agency notice of any Event of Default.

         Section 7.2 Other Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies, and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

         Section 7.3 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund or 51% of the aggregate Percentage Interests of any Class of Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under


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this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Servicer or any successor servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; and, provided, further, that, subject to the provisions of Section 8.1, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders or if the Trustee has received contrary directions pursuant to this Section 7.3.

         Section 7.4 Action upon Certain Failures of Servicer and upon Event of Default. In the event that the Trustee shall have knowledge of any failure of the Servicer specified in Section 7.1 (i) or (ii) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. In the event that the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders and to each Rating Agency. For all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Servicer as specified in Section 7.1(i) and (ii) or any Event of Default unless notified thereof in writing by the Servicer or by a Certificateholder.

         Section 7.5 Appointment of Successor Servicer.

                  (a) When the Servicer receives a notice of termination pursuant to Section 7.1 or the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 6.4, the Trustee shall become the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, provided, however, that the Trustee's obligation to make any Advances shall be no greater than set forth in
         Section 4.3 of this Agreement, and the Trustee shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Servicer and provided, further, that the Trustee shall not be required to make an Advance from its own funds if such Advance would be prohibited by law. As compensation therefor, the Trustee shall be entitled to receive monthly an amount not to exceed the Servicing Fee as agreed by the Trustee and the Servicer, together with such other servicing compensation in the form of assumption fees, late charges, prepayment fees or otherwise provided in Section 3.9. If the agreed amount is less than the Servicing Fee, the excess shall be paid to the Class R Certificateholder. If the Trustee and the Servicer shall not agree on the amount of such compensation, the Trustee shall solicit bids for a successor servicer as described in Section 7.5(b), provided, however, if no successor servicer is obtained through the bidding process,


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         the Trustee may act as such, or may pursuant to Section 7.5(b) appoint a successor servicer to act as such, for the Servicing Fee together with such other servicing compensation as provided in Section 3.9. In no event shall the Trustee's assumption of or succession to the obligations of the Servicer make the Trustee liable for any actions or omissions of the Servicer in its capacity as Servicer.

                  (b) Notwithstanding the above, the Trustee may and shall, if it is unable (or unwilling due to disagreement on compensation as provided in Section 7.5 (a)) to act as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or mortgage servicing institution which is an approved FNMA or FHLMC servicer having a net worth of not less than $15,000,000 and meeting such other standards as are set forth in
         Section 6.4 hereof for a successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder (except the repurchase obligations set forth in Sections 2.2 and 2.3 hereof, which shall remain obligations of the Depositor); provided, however, that until such appointment and assumption, the Trustee will continue to perform the servicing obligations pursuant to this Agreement (and until such time shall be entitled to receive the Servicing Fees pursuant to
         Section 3.9); provided, further, that prior to the appointment of any successor servicer, the Rating Agencies confirm that the appointment of such successor servicer would not result in the downgrade of the Rating assigned to any Class of Certificates. The compensation of any successor servicer so appointed shall be equal to the Servicing Fees specified in Section 3.9 together with such other compensation as is provided in said Section 3.9. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions acceptable to the Trustee and meeting the qualifications set forth above in this Section 7.5(b) for the purchase of the servicing functions. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the Servicing Fee on the aggregate unpaid principal balance of the Loans as servicing compensation for servicing the Loans, together with the other servicing compensation in the form of assumption fees, late payment charges, prepayment fees or otherwise as provided in Section 3.9. Within 45 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder (except the repurchase obligations set forth in Sections 2.2 and 2.3 hereof, which shall remain obligations of the Depositor) to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Class R Certificateholder at the time of such sale, transfer and assignment to the Servicer's successor.

                  (c) The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, all


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         documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the Custodial Account for P&I by the Servicer or which are thereafter received with respect to the Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it.

         Section 7.6 Notification to Certificateholders. Upon any termination of the Servicer or appointment of a successor to the Servicer, in each case as provided herein, the Trustee shall as soon as practicable give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.1 Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.1, 7.3, 7.4 and 7.5, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

         Subject to Sections 8.2(i), 8.3 and 8.4, the Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by any party hereunder. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders and each Rating Agency.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or in the event the Trustee is acting as successor servicer pursuant to Section 7.5, to the standard imposed on the Servicer pursuant to Section 6.3 of this Agreement; provided, however, that:


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                           (i) Prior to the occurrence of an Event of Default
                  and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                           (ii) The Trustee shall not be personally liable with
                  respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of Certificateholders holding Certificates which have an aggregate Principal Balance not less than 25% of the aggregate Principal Balance of all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

                           (iii) The Trustee shall not be liable in its
                  individual capacity for any error of judgment made in good faith by any Responsible Officer, unless it shall be proved that the Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts;

                           (iv) The Trustee shall not be liable for any act or
                  omission of the Depositor or the Servicer (except for its own acts or omissions as Servicer hereunder) or for any but its own acts or omissions;

                           (v) The Trustee shall not be deemed to take notice or
                  be deemed to have knowledge of any matter, including without limitation any default or Event of Default, unless written notice thereof, referring to the Certificates, the Depositor, the Trust Fund or this Agreement is received by a Responsible Officer of the Trustee at its Corporate Trust Office; and

                           (vi) Subject to the other provisions of this
                  Agreement and without limiting the generality of this Section 8.1, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account, and (D) to confirm or verify the contents of any reports or certificates of


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                  the Servicer delivered to the Trustee pursuant to this
                  Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties as Trustee hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         Section 8.2 Certain Matters Affecting Trustee. Except as otherwise provided in Section 8.1:

                           (i) Before acting or refraining from acting the
                  Trustee may request or require an Officer's Certificate; the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, opinion of counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) The Trustee may consult with counsel, and any
                  advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                           (iii) The Trustee shall not be personally liable for
                  any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (iv) The right of the Trustee to perform any
                  discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                           (v) The Trustee shall not be required to give any
                  bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and


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                           (vi) The Trustee may execute any of the trusts or
                  powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with care. Any such agents, attorneys or custodians shall be entitled to all indemnities and protection afforded to the Trustee. Any designee of the Trustee shall be considered its "agent" hereunder whether performing it as an independent contractor or otherwise.

         Section 8.3 Trustee Not Required to Make Investigation. Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, Mortgage, Mortgage Note or other paper or document, unless requested in writing so to do by Holders of Certificates having a Percentage Interest not less than 51% of the Trust Fund; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Depositor or, if paid by the Trustee, shall be repaid by the Depositor upon demand.

         Section 8.4 Trustee Not Liable for Certificates or Loans. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Servicer in respect of the Loans or deposited in or withdrawn from the Custodial Account for P&I by the Servicer or for investment of any such amounts. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment while an Event of Default exists; provided, however, that this provision shall not protect the Trustee or any such person against any liability which would otherwise be imposed by reason


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of willful misfeasance, bad faith or negligence in the performance of duties.
The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense, including reasonable attorneys' fees, incurred in connection with or related to the Trustee's performance of its powers and duties under this Agreement (including, without limitation, performance under Section 8.1 hereof), or any action relating to this Agreement or the Certificates, or the performance of the Trustee's duties hereunder, other than any loss, liability or expense incurred by any such Person by reason of willful misfeasance, bad faith or negligence in the performance of duties. Any such losses, liabilities and expenses resulting therefrom shall be losses, liabilities and expenses of the Depositor. The indemnification provided hereunder shall survive termination of this Agreement.

         Section 8.5 Trustee May Own Certificates. The Trustee and any agent of the Trustee in its individual or any other capacity may become the owner of or a pledgee of the Certificates with the same rights it would have if it were not Trustee or such agent, and may otherwise deal with the parties hereto.

         Section 8.6 Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee monthly (or as otherwise agreed), and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Tax Matters Person (or Person acting as its attorney-in-fact or agent) shall indemnify the Trustee for any liability of or assessment against the Trustee resulting from any error in any tax or tax information returns prepared or caused to be prepared by such Person. In the event that (i) the Servicer does not pay to the Trustee any compensation owed to the Trustee pursuant to this Agreement or (ii) the Trustee is not reimbursed for any expense, disbursement or advance incurred or made by the Trustee pursuant to this Agreement, the Trustee shall be entitled to withdraw and retain such amount from the Certificate Account. In the event the Trustee incurs expenses or renders services in any proceedings which result from an Event of Default under Section 7.1, subsections
(iii), (iv) or (v) of this Agreement, or from any default which, with the passage of time, would become an Event of Default, the expenses so incurred and compensation for services so rendered are intended to constitute expenses of administration under the United States Bankruptcy Code or equivalent law.

         Section 8.7 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state of the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The Trustee shall not control the Servicer nor be a parent of or a


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subsidiary of the Servicer. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 8.7 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.7, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.8.

         Section 8.8 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Servicer. Such notice shall also be furnished to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee at the expense of the Servicer.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.7 and shall fail to resign after written request for the Trustee's resignation by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, with or without cause, the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         The Holders of Certificates having a Percentage Interest aggregating not less than 51% of the aggregate Denomination of all Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instrument or instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed.

         Any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section 8.8 shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 8.9.

         Section 8.9 Successor Trustee. Any successor trustee appointed as provided in Section 8.8 shall execute, acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor


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trustee shall deliver or cause to be delivered to the successor trustee all
Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by the Custodian, if it shall agree to become the agent of any successor trustee hereunder), and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         No successor trustee shall accept appointment as provided in this
Section 8.9 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.7.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.9, the Servicer shall mail notice of the succession of such trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 8.10 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, that such Person shall be eligible under the provisions of Section 8.7, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.11 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Each co-trustee separate trustee hereunder shall not be required to meet the terms of eligibility as a successor trustee under Section 8.7 hereunder and no notice to holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.9 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular


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act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or a portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         The Trustee may appoint one or more Eligible Institutions to act as its agent or agents to perform any or all of its duties and obligations under this Agreement. Each such agent shall be subject to all of the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.

         Section 8.12 Appointment of Custodians. The Trustee may, with the consent of the Servicer, appoint one or more Custodians, not affiliated with the Depositor, to review, pursuant to Section 2.2 hereof, and hold all or a portion of the Mortgage Files as agent for the Trustee provided, however, that such appointed Custodian may be LaSalle National Bank. Any Custodian appointed shall be an institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $50,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

         Section 8.13 Authenticating Agent.

                  (a) The Trustee may appoint from time to time an authenticating agent (the "Authenticating Agent") which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication,


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         such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. Any successor Authenticating Agent must be acceptable to the Servicer and have a principal office and place of business in New York, New York or Chicago, Illinois, have a combined capital and surplus of at least $50,000,000, and be authorized to do a trust business and subject to supervision or examination by federal or state authorities.

                  (b) Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee promptly shall appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.13.

                  (d) The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.6.

         Section 8.14 Bloomberg. As soon as practicable after the Closing Date, the Trustee or the Certificate Administrator, if any, will arrange with Bloomberg to have the Depositor set up on Bloomberg to provide the information set forth on Exhibit Q (the "Data") with respect to the Loans on a monthly basis in a format acceptable to Bloomberg and acceptable to the Underwriters. During the term of this Agreement, the Trustee will provide updated Data to Bloomberg on or before each Distribution Date.

         Section 8.15 Reports to Securities and Exchange Commission. Unless otherwise directed by the Depositor in writing, the Certificate Administrator or the Trustee, as applicable, shall prepare, sign and file with the Securities and Exchange Commission, on behalf of the Depositor, (i) no later


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than ten days after each Distribution Date, the Certificateholders' Report on the appropriate form and in the appropriate medium authorized or prescribed therefor under the Exchange Act, (ii) no later than March 25 of each calendar year, an annual report meeting the requirements of the Exchange Act on the appropriate form and in the appropriate medium authorized or prescribed therefor under the Exchange Act. The Trustee or the Certificate Administrator, as applicable, shall promptly forward copies of all filings made pursuant to this
Section 8.15 to the Depositor.

                                   ARTICLE IX
                                   TERMINATION

         Section 9.1 Termination upon Purchase by the Depositor or Liquidation of All Loans. The respective obligations and responsibilities of the Servicer and the Trustee created hereby (other than the obligation to make payments to Certificateholders as hereafter set forth in this Section 9.1 and obligations to the Trustee in Sections 8.4 and 8.6) shall terminate upon the earlier of (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Loan remaining in the Trust Fund and the disposition of all property acquired in respect of any Loan or (ii) the purchase by the Depositor of all Loans at a price equal to the sum of (a) the principal balance of each Loan plus accrued interest thereon at the applicable Pass-Through Rate to the next scheduled Installment Due Date, less any Nonrecoverable Advances made with respect to any such Loans and (b) the fair market value of all acquired property in respect of Loans, less any Nonrecoverable Advances made with respect to any such Loans, such fair market value to be determined by an appraiser selected by the Trustee or (iii) the purchase by the Servicer, so long as the Servicer is the Depositor, of all outstanding Certificates and delivery of such Certificates to the Trustee; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof; and provided, further, that a "plan of liquidation" of each of REMIC I and II in accordance with Section 860F of the Code must be adopted in conjunction with any termination effected pursuant to subclauses (i), (ii), or (iii) of this Section 9.1.

         The Depositor is hereby granted the right to purchase the Loans pursuant to clause (ii) above, provided, however, that such right shall be conditioned upon the Principal Balances of such Loans, at the time of any such purchase, aggregating an amount less than 10% of the aggregate Principal Balance of the Loans on the Cut-off Date, after deduction of payments due on or before such date.

         Notice of any termination pursuant to clause (i) or (ii) above, specifying the Distribution Date upon which all Certificateholders may surrender their Certificates to the Trustee or its agent for payment and cancellation, shall be given promptly by the Trustee or its agent (upon direction by the Servicer no less than 10 days prior to the date such notice is to be mailed) by letter to Certificateholders and each Rating Agency mailed by first class mail no later than the 25th day of the month preceding the month of such final distribution specifying (i) the Distribution Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates


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at the office or agency of the Trustee or the Certificate Registrar therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or the Certificate Registrar therein specified. The Trustee or its agent shall give such notice to the Certificate Registrar and each Rating Agency at the time such notice is given to the Certificateholders. Upon any such termination, the duties of the Certificate Registrar shall also terminate. In the event such notice is given in connection with Depositor's election to purchase, the Depositor shall deposit in the Certificate Account on the related Withdrawal Date an amount equal to the above-described purchase price and upon such deposit Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon presentation and surrender of the Certificates pursuant to any termination under this Section 9.1, the Trustee or Paying Agent shall cause to be distributed to Certificateholders an amount equal to (a) the amount otherwise distributable on such Distribution Date, if not in connection with a purchase; or (b) if the Depositor elected to so purchase, the purchase price calculated as above provided. Upon any termination pursuant to clause (iii) above, or upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee and any Custodian shall promptly release to the Servicer the Mortgage Files for the remaining Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee or its agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee or its agent shall take appropriate and reasonable steps as directed by the Servicer, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

         Section 9.2 Trusts Irrevocable. Except as expressly provided herein, all trusts created hereby are irrevocable.

         Section 9.3 Additional Termination Requirements.

                  (a) In the event the Depositor exercises its purchase option as provided in Section 9.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Administrator have received an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.3 will not (i) result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II of the Trust Fund as described in Section 860F(a)(2) of the Code, or
         (ii) cause either REMIC I or REMIC II of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:


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                           (A) Within 90 days prior to the final Distribution
                  Date set forth in the notice given by the Depositor under
                  Section 9.1, the Tax Matters Person shall prepare the documents associated with and shall adopt a plan of complete liquidation of each of REMIC I and REMIC II of the Trust Fund; and

                           (B) At or after the time of adoption of such a plan
                  of complete liquidation and at or prior to the final Distribution Date, the Servicer as agent of the Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with such plan of liquidation; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Servicer shall not sell any of the assets of the Trust Fund prior to the close of that calendar quarter.

                  (b) The Tax Matters Person hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably requested by the Servicer.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         Section 10.1 Amendment. This Agreement may be amended from time to time by the Depositor and the Trustee, without the consent of any of the Certificateholders, (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, (b) to modify, eliminate or add to any provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC at all times that any Class A or Subordinate Certificates are outstanding, provided, that the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification, provided, that such action under clauses (a) and (b) above shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or (c) such amendment is made to conform the terms of this Agreement to the terms described in the Prospectus dated September 18, 1998, together with the Prospectus Supplement dated April 26, 1999.

         This Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing, in aggregate, not less than 50% of the Trust Fund for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (b) adversely affect in any material respect the interest of the Holders of the Class A Certificates in a manner other than as described in (a) above without the consent of the Holders of Class A Certificates aggregating not


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less than 66-2/3% of the aggregate Percentage Interest evidenced by all Class A
Certificates; (c) adversely affect in any material respect the interest of the Holders of the Subordinate Certificates in a manner other than as described in clause (a) above without the consent of the Holders of Subordinate Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Subordinate Certificates; (d) adversely affect in any material respect the interest of the Class R Certificateholder without the consent of the Holder of the Class R Certificate; (e) change in any material respect the rights and obligations of the Servicer or successor Servicer under this Agreement without the prior written consent of such party; or (f) reduce the aforesaid percentage of the Certificates the Holders of which are required to consent to any such amendments without the consent of the Holders of all Certificates then outstanding; provided, that for the purposes of this Agreement, the Holder of the Class R Certificate shall have no right to vote at all times that any Class A or Subordinate Certificates are outstanding if such amendment relates to the modification, elimination or addition of any provision necessary to maintain the qualification of the Trust Fund as a REMIC.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not cause either REMIC I or REMIC II of the Trust Fund to fail to qualify as a REMIC at any time that any REMIC I Regular Interests or REMIC II Certificates are outstanding.

         As soon as practicable after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of the Certificateholders under this Section 10.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         Section 10.2 Recordation of Agreement. This Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense, but only after the Depositor has delivered to the Trustee an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.


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         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 10.3 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Except as otherwise expressly provided herein no Certificateholder, solely by virtue of its status as Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless all of the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 10.4 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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         Section 10.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested
(a) in the case of the Depositor, to ABN AMRO Mortgage Corporation, 181 West Madison Street, Suite 3250, Chicago, Illinois 60602, Attention: Maria Fregosi - Director - ABN AMRO Mortgage Operations, or such other address as may hereafter be furnished to the Servicer and the Trustee in writing by the Depositor, (b) in the case of the Servicer, to LaSalle Home Mortgage Corporation, 4242 North
Harlem Avenue, Norridge, Illinois 60634, Attention: Servicer, or such other address as may hereafter be furnished to the Depositor and the Trustee in writing by the Servicer, (c) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Depositor and the Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department, (d) in the case of S&P, to Standard & Poor's Rating Services, 25 Broadway, 10th Floor, New York, New York 10004- 1064, Attention: Residential Mortgage Surveillance Department, or such other address as may hereinafter be furnished to the Depositor in writing by S&P and (e) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, 32nd Floor, New York, New York 10004,
Attention: Alla Tyurina, Residential Mortgage, or such other address as may hereinafter be furnished to the Depositor in writing by Fitch. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided, that any demand, notice or communication to or upon the Depositor, the Servicer or the Trustee shall not be effective until received.

         Section 10.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                               ABN AMRO MORTGAGE CORPORATION,
                                               as Depositor


                                               By: /s/ Stewart W. Fleming
                                                   ---------------------------
                                                   Name: Stewart W. Fleming
                                                   Its:  Senior Vice President



                                                 Pooling and Servicing Agreement

                                                CHASE BANK OF TEXAS, NATIONAL
                                                ASSOCIATION, as Trustee


                                                    /s/ S. Whitten Rusk, III
                                                    ------------------------

                                                By:  S. Whitten Rusk, III
                                                     -------------------------

                                                Its: Vice President
                                                     --------------------------



                                                 Pooling and Servicing Agreement

                                                 LASALLE HOME MORTGAGE
                                                 CORPORATION, as Servicer


                                                     /s/ Richard Geary
                                                     ------------------------

                                                 By: Richard Geary
                                                     ------------------------

                                                 Its: Senior Vice President
                                                      -----------------------

                                                 Pooling and Servicing Agreement

STATE OF _________________ )

                           ss.:

COUNTY OF ________________ )

                  On the ________ day of April, 1999, before me, ____________, personally appeared Stewart W. Fleming, a Senior Vice-President of ABN AMRO Mortgage Corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                  WITNESS my hand and official seal

         Signature _______________________________________________ (SEAL)



                                                 Pooling and Servicing Agreement

STATE OF __________________ )

                            ss.:

COUNTY OF _________________ )

                  On the ___________ day of April, 1999, before me, ___________
________ , personally appeared _______________________ , known to me to be
____________________________ of Chase Bank of Texas, National Association, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               _______________________________
                                               Notary Public


[NOTARIAL SEAL]

                                                 Pooling and Servicing Agreement

STATE OF __________________ )

                            ss.:

COUNTY OF _________________ )

                  On the ________________ day of April, 1999, before me, _____
____________________________, personally appeared _________________________, known to me to be ________________________________ of LaSalle Home Mortgage Corporation, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               _______________________________
                                               Notary Public

[NOTARIAL SEAL]

                                                 Pooling and Servicing Agreement

                                    EXHIBIT A

                              FORMS OF CERTIFICATES






                         Pooling and Servicing Agreement

                                                                     Exhibit A-1
                                                               CUSIP 00088B GN 7

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-1

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.25% per annum.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1999-3


                                   Portion of the Class A-1 Principal Balance
                                   as of the Cut-Off Date evidenced by this
                                   Certificate:
Class A-1 Remittance Rate: 6.25%   $54,559,000

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class A-1 Principal Balance as of the Cut-Off Date:
$54,559,000

                              ________________
                              Registered Owner             Certificate No. ____


                                                Pooling and Servicing Agreement
                                      A-1-1

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of ___% per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of __% and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                      A-1-2

                                                                     Exhibit A-2
                                                               CUSIP 00077B GP 2

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-2

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.30% per annum.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1999-3                               Portion of the Class A-2 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this Certificate:
Class A-2 Remittance Rate:  6.30%           $48,235,000

Cut-Off Date:  April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class A-2 Principal Balance as of the Cut-Off Date:
$48,235,000

                        ________________
                        Registered Owner                  Certificate No. ____

                                                 Pooling and Servicing Agreement
                                      A-2-1

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $_________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of % per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of ___% and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                      A-2-2

                                                                     Exhibit A-3
                                                               CUSIP 00077B GQ 0

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-3

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series  1999-3                              Portion of the Class A-3 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this Certificate:
Class A-3 Remittance Rate: 6.50%            $4,950,000

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class A-3 Principal Balance as of the Cut-Off Date:
$4,950,000

                                ________________
                                Registered Owner          Certificate No._____

                                                 Pooling and Servicing Agreement
                                      A-3-1

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $__________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of ___% per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of ___% and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                      A-3-2

                                                                     Exhibit A-4
                                                               CUSIP 00077B GR 8

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-4

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.40% per annum.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1999-3                               Portion of the Class A-4 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this Certificate:
Class A-4 Remittance Rate: 6.40%            $40,500,000

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class A-4 Principal Balance as of the Cut-Off Date:
$40,500,000

                               ________________
                               Registered Owner           Certificate No. ____

                                                 Pooling and Servicing Agreement
                                      A-4-1

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $_________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of ___% per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of ___% and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                      A-4-2

                                                                     Exhibit A-5
                                                               CUSIP 00077B GS 6

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-5

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1999-3                               Portion of the Class A-5 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this Certificate:
Class A-5 Remittance Rate: Variable         $38,512,121

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class A-5 Principal Balance as of the Cut-Off Date:
$38,512,121

                               ________________
                               Registered Owner             Certificate No._____

                                                 Pooling and Servicing Agreement
                                      A-5-1

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $_________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of ___% per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of ___% and OID allocable to the initial short accrual period of $__________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                      A-5-2

                                                                     Exhibit A-6
                                                               CUSIP 00077B GT 4

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-6

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.75% per annum.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1999-3                               Portion of the Class A-6 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this Certificate:
Class A-6 Remittance Rate: 6.75%            $5,420,000

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class A-6 Principal Balance as of the Cut-Off Date:
$5,420,000

                               _______________
                               Registered Owner           Certificate No._____

                                                 Pooling and Servicing Agreement
                                      A-6-1

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $_________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of ___% per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of % and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                      A-6-2

                                                                     Exhibit A-7
                                                               CUSIP 00077B GU 1

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-7

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is April 28, 1999. Interest is not payable with respect to this Certificate.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1999-3                               Portion of the Class A-7 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this Certificate:
Class A-7 Remittance Rate: 0.00%            $464,000

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class A-7 Principal Balance as of the Cut-Off Date:
$464,000

                               ________________
                               Registered Owner           Certificate No.____

                                                 Pooling and Servicing Agreement
                                      A-7-1

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $_________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of ___% per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of ___% and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                      A-7-2

                                                                     Exhibit A-8
                                                               CUSIP 00077B GV 9

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-8

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 7.00%.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1999-3                               Portion of the Class A-8 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this Certificate:
Class A-8 Remittance Rate: 7.00%            $9,528,000

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class A-8 Principal Balance as of the Cut-Off Date:

$9,528,000

                               ________________
                               Registered Owner           Certificate No. _____

                                                 Pooling and Servicing Agreement
                                      A-8-1

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $_________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of % per annum, an annualized monthly compounded yield to maturity of ____%, an adjusted issue price as a percentage of original certificate [notional] principal balance of ___% and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                      A-8-2

                                                                     Exhibit A-9
                                                               CUSIP 00077B GW 7

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class A-9

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 7.00%.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1999-3                               Portion of the Class A-9 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this Certificate:
Class A-9 Remittance Rate: 7.00%            $3,000,000

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class A-9 Principal Balance as of the Cut-Off Date:
$3,000,000

                          _________________
                           Registered Owner                Certificate No.____

                                                 Pooling and Servicing Agreement
                                      A-9-1

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $_________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of ___% per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of ___% and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                      A-9-2

                                                                    Exhibit A-10
                                                               CUSIP 00077B GX 5

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class A-10

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. This issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.75% per annum.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1999-3                               Portion of the Class A-10 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this Certificate:
Class A-10 Remittance Rate: 6.75%           $2,000,000

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class A-10 Principal Balance as of the Cut-Off Date:
$2,000,000

                           ________________
                           Registered Owner                 Certificate No. __

                                                 Pooling and Servicing Agreement
                                     A-10-1

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of ___% per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of % and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                     A-10-2

                                                                    Exhibit A-11
                                                               CUSIP 00077B GY 3

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class A-11

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, on the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.35% per annum.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Series 1999-3                               Portion of the Class A-11 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this Certificate:
Class A-11 Remittance Rate: 6.35%           $30,061,000

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class A-11 Principal Balance as of the Cut-Off Date:
$30,061,000

                           ________________
                           Registered Owner                Certificate No. ____

                                                 Pooling and Servicing Agreement
                                     A-11-1

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $_________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of ___% per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of ___% and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                     A-11-2

                                                                    Exhibit A-12
                                                               CUSIP 00077B HA 4

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                     Class M

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.75% per annum.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

         IN THE CASE OF ANY CLASS M CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT (i) THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND (ii) SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR; PROVIDED THAT IF THE CLASS M CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, SUCH TRANSFEREE SHALL BE DEEMED BY THE ACCEPTANCE OR ACQUISITION OF SUCH CERTIFICATE TO HAVE MADE THE REPRESENTATIONS IN CLAUSES (i) AND
         (ii) ABOVE.

                                                 Pooling and Servicing Agreement
                                     A-12-1

The Class M Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 1999-3                               Portion of the Class M Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this
Class M Remittance Rate: 6.75%              Certificate:
                                            $5,574,000

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class M Principal Balance as of the Cut-Off Date:
$5,574,000

                           ________________
                           Registered Owner                 Certificate No. ___

                                                 Pooling and Servicing Agreement
                                     A-12-2

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $_________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of % per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of ___% and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                     A-12-3

                                                                    Exhibit A-13
                                                               CUSIP 00077B HB 2

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class B-1

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.75% per annum.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

         IN THE CASE OF ANY CLASS B-1 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT (i) THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND (ii) SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR; PROVIDED THAT IF THE CLASS B-1 CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, SUCH TRANSFEREE SHALL BE DEEMED BY THE ACCEPTANCE OR ACQUISITION OF SUCH CERTIFICATE TO HAVE MADE THE REPRESENTATIONS IN CLAUSES (i) AND
         (ii) ABOVE.

                                                 Pooling and Servicing Agreement
                                     A-13-1

The Class B-1 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 1999-3                               Portion of the Class B-1 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this
Class B-1 Remittance Rate: 6.75%            Certificate:
                                            $1,983,000

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class B-1 Principal Balance as of the Cut-Off Date:
$1,983,000

                           ________________
                           Registered Owner                  Certificate No. __

                                                 Pooling and Servicing Agreement
                                     A-13-2

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $_________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of ___% per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of ___% and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                     A-13-3

                                                                    Exhibit A-14
                                                               CUSIP 00077B HC 0

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class B-2

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.75% per annum.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

         IN THE CASE OF ANY CLASS B-2 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" AF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT (i) THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND (ii) SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR; PROVIDED THAT IF THE CLASS B-2 CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, SUCH TRANSFEREE SHALL BE DEEMED BY THE ACCEPTANCE OR ACQUISITION OF SUCH CERTIFICATE TO HAVE MADE THE REPRESENTATIONS IN CLAUSES (i) AND
         (ii) ABOVE.

                                                 Pooling and Servicing Agreement
                                     A-14-1

The Class B-2 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 1999-3                               Portion of the Class B-2 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this
Class B-2 Remittance Rate: 6.75%            Certificate:
                                            $992,000

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class B-2 Principal Balance as of the Cut-Off Date:
$992,000

                           ________________
                           Registered Owner                Certificate No. ___

                                                 Pooling and Servicing Agreement
                                     A-14-2

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $___________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of ___% per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of % and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                     A-14-3

                                                                    Exhibit A-15
                                                               CUSIP 00077B HD 8

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class B-3

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.75% per annum.

         IN THE CASE OF ANY CLASS B-3 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

The Class B-3 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 1999-3                               Portion of the Class B-3 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this
Class B-3 Remittance Rate: 6.75%            Certificate:
                                            $867,000

Cut-Off Date: April 1, 1999

                                                 Pooling and Servicing Agreement
                                     A-15-1

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class B-3 Principal Balance as of the Cut-Off Date:
$867,000

                            ________________
                            Registered Owner                Certificate No. ___

                                                 Pooling and Servicing Agreement
                                     A-15-2

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $_________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of ___% per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of ___% and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                     A-15-3

                                                                    Exhibit A-16
                                                               CUSIP 00077B HE 6

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class B-4

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.75% per annum.

         IN THE CASE OF ANY CLASS B-4 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR

The Class B-4 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 1999-3                               Portion of the Class B-4 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this
Class B-4 Remittance Rate: 6.75%            Certificate:
                                            $496,000

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

                                                 Pooling and Servicing Agreement
                                     A-16-1

Last Scheduled Distribution Date: May 25, 2029

Class B-4 Principal Balance as of the Cut-Off Date:
$496,000

                           ________________
                           Registered Owner                 Certificate No. ___

                                                 Pooling and Servicing Agreement
                                     A-16-2

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $_________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of ___% per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of % and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                                 Pooling and Servicing Agreement
                                     A-16-3

                                                                    Exhibit A-17
                                                               CUSIP 00077B HF 3

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class B-5

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is April 28, 1999. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.75% per annum.

         IN THE CASE OF ANY CLASS B-5 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

The Class B-5 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 1999-3                               Portion of the Class B-5 Principal
                                            Balance as of the Cut-Off Date
                                            evidenced by this
Class B-5 Remittance Rate: 6.75%            Certificate:
                                            $619,570.93

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

                                                 Pooling and Servicing Agreement
                                     A-17-1

Last Scheduled Distribution Date: May 25, 2029

Class B-5 Principal Balance as of the Cut-Off Date:
$619,570.93

                           ________________
                           Registered Owner                Certificate No. ____

                                                 Pooling and Servicing Agreement
                                     A-17-2

                                  [OID LEGEND]

This certificate was issued on [APRIL 28, 1999] with original issued discount ("OID") of $_________ per $1,000 of original certificate [notional] principal balance, an initial class coupon rate of % per annum, an annualized monthly compounded yield to maturity of ___%, an adjusted issue price as a percentage of original certificate [notional] principal balance of ___% and OID allocable to the initial short accrual period of $_________ per $1,000 of original certificate [notional] principal balance. The prepayment assumption used by the issuer in pricing this certificate is ___% [PSA, CPR]. The yield to maturity was based upon fractional monthly compounding taking into account the initial short accrual period.

                                     A-17-3

                                    EXHIBIT B

                          FORM OF RESIDUAL CERTIFICATE

                                                               CUSIP 00077B GZ 0

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                     Class R

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE CERTIFICATE REGISTRAR THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFER TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

IN THE CASE OF ANY CLASS R CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

Solely for U.S. federal income tax purposes, this Certificate represents "residual interests" in "real estate mortgage investment conduits," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Series 1999-3                               Percentage Interest evidenced by
                                            this Class R Certificate in the
                                            distributions to be made with
                                            respect to the Class R Certificate:
                                            100%

Class R Remittance Rate: 6.75%. Additionally, the Class R Certificates are entitled to Excess
Liquidation Proceeds and the Residual
Distribution Amount as defined in the Pooling
Agreement.

Cut-Off Date: April 1, 1999

First Distribution Date: May 25, 1999

Last Scheduled Distribution Date: May 25, 2029

Class R Principal Balance as of the Cut-Off Date:
$100

                               ________________
                               Registered Owner           Certificate No. ____

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                     A copy of the Schedule of Loans may be
                     obtained by contacting the registrant.

                                    EXHIBIT E

                       FIELDS OF MORTGAGE LOAN INFORMATION

Deal Name
Distribution Date
Loan Number
City
State
Zip Code
Property Type (SFR, CONDO, etc.)
Occupancy Status (Owner, Investor, etc.)
Loan Purpose (Purchase, Refi, etc.)
Loan Type Loan Status (Current, Foreclosure, REO, Bankruptcy)
Original Term of Loan
Amortization Term
First Payment of Loan
Maturity Date
Appraisal Value Original LTV
Original Principal Balance
Previous Month's Balance
Current Principal Balance
Prepay Date Prepay Status (Loan has been prepaid, liquidated or repurchased by the Servicer)
Original Scheduled P&I
Current Scheduled P&I
Scheduled Interest Amount Scheduled Principal Amount
Curtailment
Note Rate
Paid to Date
Payment Date

                                    EXHIBIT F

                       FORM OF TRANSFEROR CERTIFICATE FOR
                         PRIVATELY OFFERED CERTIFICATES

                                     [Date]

Chase Bank of Texas, National Association, as Trustee
600 Travis
Houston, Texas 77002
Attn: Corporate Trust Group

[LASALLE NATIONAL BANK, AS CERTIFICATE REGISTRAR
135 SOUTH LASALLE STREET, SUITE 1625
CHICAGO, ILLINOIS 60674-4107
ATTN: ABN AMRO SERIES 1999-3]

    Re:      Purchase of ABN AMRO Mortgage Corporation Mortgage Pass-Through
        Certificates Series 1999-3, Class [B-3] [B-4] [B-5] (the "Certificates")

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act") and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, and
(b) we have not offered or sold any certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act.

                                Very truly yours,

                              [Name of Transferor]

                           By: ______________________

                               Authorized Officer

                                    EXHIBIT G

                      FORM OF TRANSFEREE'S CERTIFICATE FOR
                         PRIVATELY OFFERED CERTIFICATES

                                     [Date]

Chase Bank of Texas, National Association
600 Travis
Houston, Texas 77002
Attn: Corporate Trust Group

ABN AMRO Mortgage Corporation
181 West Madison, 32nd Floor
Chicago, IL 60602

[LASALLE NATIONAL BANK, AS CERTIFICATE REGISTRAR
135 SOUTH LASALLE STREET, SUITE 1625
CHICAGO, ILLINOIS 60674-4107
ATTN: ABN AMRO SERIES 1999-3]

         The undersigned (the "Purchaser") proposes to purchase [Class B-3 [Class B-4] [Class B-5] Certificates evidencing an undivided interest in ABN AMRO Mortgage Corporation Mortgage Pass-Through Certificates, Series 1999-3 (the "Purchased Certificates") in the principal amount of $__________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

         Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of April 1, 1999, between ABN AMRO Mortgage Corporation ("AMAC"), LaSalle Home Mortgage Corporation, as servicer (the "Servicer") and Chase Bank of Texas, National Association, as trustee (the "Trustee"), of the ABN AMRO Mortgage Corporation Mortgage Pass-Through Certificates, Series 1999-3.

         Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to AMAC, the Servicer, the Certificate Registrar and the Trustee that:

         (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Purchased Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement;

         (b) The Purchaser is acquiring the Purchased Certificates for its own account as principal and not with a view the distribution thereof, in whole or in part;

         (c) The Purchaser is an "accredited investor" as such term is defined in paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Section 501 of
Regulation D under the Securities Act of 1933, as amended (the "Act"), has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Purchased Certificates and can afford a complete loss of such investment;

         (d)  The Purchaser is not affiliated with the Trustee;

         (e) The Purchaser confirms that AMAC has made available to the Purchaser the opportunity to ask questions of, and receive answers from AMAC concerning the Trust, the purchase by the Purchaser of the Purchased Certificates and all matters relating thereto that AMAC possesses or can acquire without unreasonable effort or expense;

         (f) If applicable, the Purchaser has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 12 issued December 13, 1988, by the Office of Regulatory Activities of the Federal Home Loan Bank System; and

         (g) The Purchaser will provide the Trustee and the Servicer with affidavits substantially in the form of Exhibit A attached hereto.

         Section 3.   Transfer of Purchased Certificates.

         (a) The Purchaser understands that the Purchased Certificates have not been registered under the Act, or any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Act and under applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither AMAC nor the Trust is under any obligation to register the Purchased Certificates or make an exemption available. In the event that such a transfer is to be made within two years from the Closing Date without registration under the Act or applicable state securities laws, (i) the Trustee or the Certificate Registrar shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferees each certify to AMAC, the Certificate Registrar and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) the Trustee, the Certificate Registrar or AMAC may require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or AMAC. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and AMAC against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         (b) No transfer of a Purchased Certificate shall be made unless the transferee provides AMAC, the Certificate Registrar and the Trustee with (i) a Transferee's Agreement, substantially in the form of this Agreement, and (ii) an affidavit substantially in the form of Exhibit A hereto that the proposed transferee (x) is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or comparable provisions of any subsequent enactments (a "Plan"), a trustee of any Plan, or any other Person who is using the "plan assets" of any Plan to effect such acquisition or
(y) is an insurance company, the source of funds to be used by it to purchase the Purchased Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

         (c) The Purchaser acknowledges that its Purchased Certificates bear a legend setting forth the applicable restrictions on transfer.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                               [Purchaser]

                               By:
                                  ----------------------------
                                  Its:

              Exhibit A to Form of Transferee Agreement (Exhibit G)

                             BENEFIT PLAN AFFIDAVIT

RE:      ABN AMRO MORTGAGE CORPORATION
         MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-3
         (THE "TRUST") [CLASS B-3] [CLASS B-4] [CLASS B-5] CERTIFICATES (THE "PURCHASED CERTIFICATES")

         Under penalties of perjury, I, __________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

         1. That I am the __________ of __________ (the "Purchaser"), whose taxpayer identification number is __________, and on behalf of which I have the authority to make this affidavit.

         2. That the Purchaser is acquiring a Purchased Certificate representing an interest in Trust.

         3. That the Purchaser (i) is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or comparable provisions of any subsequent enactments (a "Plan"), a trustee of any Plan, or any other Person who is using the "plan assets" of any Plan to effect such acquisition, or (ii) has provided an Officer's Certificate signed by a Responsible Officer of the Purchaser satisfactory to ABN AMRO Mortgage Corporation (the "Depositor"), the Certificate Registrar, and the Trustee of the Trust stating that the Purchaser is an insurance company using assets of an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60) to effect such purchase and satisfies all of the requirements for exemptive relief under Sections I and III of PTCE 95-60, which Officer's Certificate shall not be an expense of the Depositor or the Trustee.

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this __ day of___ , 199_.

[Purchaser]

By:
   --------------------------
   Its:

         Personally appeared before me _________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ________________ of the Purchaser, and acknowledged to me that (s)he executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

         SUBSCRIBED and SWORN to before me this ___ day of ___________________, 19__.


                              -------------------
                                  Notary Public

                                    EXHIBIT H

                                   [RESERVED]

                                    EXHIBIT I

                         FORM OF TRANSFEROR CERTIFICATE

                                     [Date]

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, AS TRUSTEE
600 TRAVIS
HOUSTON, TEXAS 77002
ATTN: CORPORATE TRUST GROUP

[LASALLE NATIONAL BANK, AS CERTIFICATE REGISTRAR
135 SOUTH LASALLE STREET, SUITE 1625
CHICAGO, ILLINOIS 60674-4107
ATTN: ABN AMRO SERIES 1999-3_________________________]

         RE:  ABN AMRO MORTGAGE CORPORATION MORTGAGE PASS-THROUGH
              CERTIFICATES, SERIES 1999-3 CLASS R

         This letter is delivered to you in connection with the sale by ________________ (the "Seller") to _________________(the "Purchaser") of
$__________________ initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1999-3, Class R (the "Certificate"), pursuant to Section 5.1 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1999 among ABN AMRO Mortgage Corporation, as depositor (the "Company"), LaSalle Home Mortgage Corporation, as servicer (the "Servicer"), and Chase Bank of Texas, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with the Depositor, the Servicer, the Certificate Registrar and the Trustee that:

              1. No purpose of the Seller relating to the sale of the Certificate by the Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of tax.

              2. The Seller understands that the Purchaser has delivered to the Trustee, the Servicer, the Certificate Registrar and the Depositor a transferee affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit J. The Seller does not know or believe that any representation contained therein is false.

              3. The Seller has no actual knowledge that the Proposed Transferee is not a Permitted Transferee.

              4. The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the Certificates.

              5. The Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future.

              6. The Purchaser has represented to the Seller that, if the Certificates constitute a noneconomic residual interest, it (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificates as they become due.

                                    Very truly yours,

                                    [Seller]

                                     By:
                                           ---------------------------
                                     Name:
                                           ---------------------------
                                     Title:
                                           ---------------------------

                                    EXHIBIT J
                                    ---------

                   FORM OF TRANSFEREE AFFIDAVIT AND AGREEMENT

STATE OF              )
                      )   ss:
COUNTY OF             )

          [NAME OF OFFICER], being first duly sworn, deposes and says:

              1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Class R Certificate (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _________________] [the United States], on behalf of which he makes this affidavit and agreement.

              2. That the Owner (i) is not and will not be a "disqualified organization" as of the [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificate, and (ii) is acquiring the Class R Certificate for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity, or any foreign government or international organization, or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

              3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificate; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificate may represent "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

              4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificate if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

              5. That the Owner is aware that the Trustee and the Certificate Registrar will not register the transfer of the Class R Certificate unless the transferee, or other transferee's agent, delivers to each of them an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

              6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificate and the provisions of Section 5.1 of the Pooling and Servicing Agreement under which the Class R Certificate was issued. The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

              7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificate will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

              8.  The Owner's Taxpayer Identification Number is _______________.

              9. That no purpose of the Owner relating to the purchase of the Class R Certificate by the Owner is or will be to enable the transferor to impede the assessment or collection of tax.

              10. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

              11. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

              12. That the purpose of the Owner relating to the sale of the Class R Certificate by the Owner will be to impede the assessment or collection of tax.

              13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

              14. The Owner hereby agrees to cooperate with the Depositor and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of the REMIC I or the REMIC II.

              15. The Owner hereby agrees that it will not take any action that could endanger the REMIC status of the REMIC I or the REMIC II, as applicable, or result in the imposition of tax on the REMIC I or the REMIC II unless counsel for, or acceptable to, the Depositor has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

              16. The Owner as transferee of the Class R Certificate has represented to their transferor that, if the Class R Certificate represents noneconomic residual interests, the Owner (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Class R Certificate as they become due.

         IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this_____________ day of _______________, 19___.

                                         [Name of Owner]

                                         By:
                                            --------------------------
                                              [Name of Officer]
                                              [Title of Officer]

[Corporate Seal]

ATTEST:

[Assistant] Secretary

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and Acknowledged to me that he executed the same as his free act and deed and free act and deed of the Owner.

         Subscribed and sworn before me this ___ day of _________________, 19__.


                                                     NOTARY PUBLIC

                                               COUNTY OF
                                               STATE OF

                                               My Commission expires the ___ day
                                               of ____________, 19___

                                    EXHIBIT K

                     FORM OF ADDITIONAL MATTER INCORPORATED
                        INTO THE FORM OF THE CERTIFICATES

         This Certificate does not represent an obligation of or interest in ABN AMRO Mortgage Corporation or any of its affiliates. Neither this Certificate nor the underlying Loans are guaranteed by any agency or instrumentality of the United States.

         This certifies that the above-mentioned Registered Owner is the registered owner of certain interests in a trust fund (the "Certificate Trust Fund") whose assets consist of, among other things, of a pool (the "Mortgage Pool") of conventional one- to four-family mortgage loans (the "Loans"), formed by ABN AMRO Mortgage Corporation (the "Depositor"). The Loans were originated or acquired by various financial institutions and subsequently acquired by the Depositor. The Mortgage Pool was created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-Off Date stated above (the "Pooling Agreement"), between the Depositor, LaSalle Home Mortgage Corporation, as Servicer (the "Servicer"), and Chase Bank of Texas, National Association, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling Agreement. Nothing herein shall be deemed inconsistent with such meanings, and in the event of any conflict between the Pooling Agreement and the terms of this Certificate, the Pooling Agreement shall control. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling Agreement, to which Pooling Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

         Distributions will be made, pursuant to the Pooling Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), to the extent of such Certificateholder's Percentage Interest represented by this Certificate in the portion of the Certificate Distribution Amount for such Distribution Date then distributable on the Certificates of this Class, as specified in Section 4.1 of the Pooling Agreement.

         Distributions on this Certificate will be made by the Trustee or its Paying Agent by wire transfer or by other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee or its Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate to the Certificate Registrar.

         Reference is hereby made to the further provisions of this Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                      CHASE BANK OF TEXAS, NATIONAL
                      ASSOCIATION, as Trustee

                      -----------------------------------
                      By:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Pooling Agreement.

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee

By:
   -------------------
Dated:
      ----------------

                          ABN AMRO MORTGAGE CORPORATION
                        MORTGAGE PASS-THROUGH CERTIFICATE

         This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series and Class specified hereon (herein called the "Certificates") and representing certain interests in the Certificate Trust Fund.

         The Certificates do not represent an obligation of, or an interest in, the Depositor or any of its affiliates and are not insured or guaranteed by any governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Loans, all as more specifically set forth herein and in the Pooling Agreement. To the extent described in the Pooling Agreement, the Servicer is obligated to advance its own funds to cover certain shortfalls with respect to payments on the Loans. In the event Servicer funds are advanced with respect to any Loan, such advance is reimbursable to the Servicer from the related recoveries on such Loan or from other cash deposited in the Custodial Account for P&I to the extent that such advance is not otherwise recoverable.

         As provided in the Pooling Agreement, withdrawals from the Custodial Account for P&I may be made by the Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

         The Pooling Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Servicer, and the rights of the Certificateholders under the Pooling Agreement at any time by the Depositor and the Trustee, with the consent of the Holders of the Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all of the Certificates of the Trust Fund. For the purposes of such provision and except as provided below, voting rights related to 100% of the Aggregate Certificate Principal Balance of any Class will be allocated pro rata (by Certificate Principal Balance) among the Certificates of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar or the office maintained by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of Authorized Denominations evidencing the same Percentage Interest set forth hereinabove will be issued to the designated transferee or transferees.

         No transfer of a Certificate will be made unless such transfer is exempt from or is made in accordance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws. No transfer, sale, pledge or other disposition of a Junior Subordinate Certificate shall be made unless such transfer, sale, pledge or other disposition is made in accordance with Section 5.1(e) or Section 5.1(f) of the Pooling Agreement. Each Person who, at any time, acquires any ownership interest in any Junior Subordinate Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the provisions of such Section 5.1(e) and Section 5.1(f), as applicable. No transfer of a Junior Subordinate Certificate shall be deemed to be made in accordance with such Section 5.1(e) unless such transfer is made pursuant to an effective registration statement under the Securities Act or unless the Trustee and the Certificate Registrar are provided with the certificates and an Opinion of Counsel, if required, on which the Trustee and the Certificate Registrar may conclusively rely, which establishes or establish to the Trustee's and the Certificate Registrar's satisfaction that such transfer is exempt from the registration requirements under the Securities Act, as follows: In the event that a transfer is to be made in reliance upon an exemption from the Securities Act, the Trustee and the Certificate Registrar shall require, in order to assure compliance with the Securities Act, that the Certificateholder desiring to effect such transfer certify to the Trustee and the Certificate Registrar in writing, in substantially the form attached as Exhibit F to the Pooling Agreement, the facts surrounding the transfer, with such modifications to such Exhibit F as may be appropriate to reflect the actual facts of the proposed transfer, and that the Certificateholder's proposed transferee certify to the Trustee and the Certificate Registrar in writing, in substantially the form attached as Exhibit G to the Pooling Agreement, the facts surrounding the transfer, with such modifications to such Exhibit G as may be appropriate to reflect the actual facts of the proposed transfer. If such certificate of the proposed transferee does not contain substantially the substance of Exhibit G, the Trustee and the Certificate Registrar shall require an Opinion of Counsel satisfactory to it that such transfer may be made without registration, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Certificate Registrar, the Trust Fund or the Depositor.

         Transfers of the Junior Subordinate Certificates may also be made in accordance with Section 5.1(f) of the Pooling Agreement. To effectuate a Certificate transfer in accordance with such Section 5.1(f), the proposed transferee of such Certificate must provide the Trustee, the Certificate Registrar and the Depositor with an investment letter substantially in the form of Exhibit L attached to the Pooling Agreement, which investment letter shall not be an expense of the Trustee, the Certificate Registrar or the Depositor, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A. Notwithstanding the foregoing, the proposed transferee of such Certificate shall not be required to provide the Trustee, the Certificate Registrar or the Depositor with Annex 1 or Annex 2 to the form of such Exhibit L if the Depositor so consents prior to each such transfer. Such transfers shall be deemed to have complied with the requirements of Section 5.1(f) of the Pooling Agreement. The Holder of a Certificate desiring to effect such transfer does hereby agree to indemnify the Trustee, and the Certificate Registrar, the Depositor, and the Certificate Registrar against any liability that may result if transfer is not made in accordance with the Pooling Agreement.

         The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations specified in the Pooling Agreement. As provided in the Pooling Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of Authorized Denominations evidencing the same aggregate interest in the portion of the Available Distribution Amount distributable on this Class of Certificate, as requested by the Holder surrendering the same.

         A reasonable service charge may be made for any such registration of transfer or exchange, and the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Certificate Registrar, the Certificate Administrator, the Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Certificate Registrar, the Certificate Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

         The respective obligations and responsibilities of the Servicer and the Trustee created under the Pooling Agreement (other than the obligation to make payments to Certificateholders as set forth therein) shall terminate upon the earlier of (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Loan remaining in the Trust Fund and the disposition of all property acquired in respect of any Loan or (ii) the purchase by the Class R Certificateholder of all Loans at a price established pursuant to the Pooling Agreement; provided, however, that in no event shall the trust created hereby continue beyond 21 years from the death of the survivor of certain persons identified in the Pooling Agreement.

                                   ASSIGNMENT

   FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code of assignee. Please insert social security or other identifying number of assignee.)

the within Mortgage Pass-Through Certificate and hereby irrevocably constitutes and appoints ____________________________________Attorney to transfer said
Certificate on the Certificate Register, with full power of substitution in the premises.

Dated:
      ----------------                      ------------------------------------
                                            Signature Guaranteed

                                            ------------------------------------
                                            NOTICE:

                           The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                                    EXHIBIT L

                   FORM OF RULE 144A INVESTMENT REPRESENTATION

             Description of Rule 144A Securities, including numbers:

                              --------------------
                              --------------------
                              --------------------
                              --------------------

The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

              1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or any disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities in violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

              2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee, the Certificate Registrar and the Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement") dated as of April 1, 1999 between ABN AMRO Mortgage Corporation, as Depositor, LaSalle Home Mortgage Corporation, as Servicer, and Chase Bank of Texas, National Association, as Trustee) pursuant to Section 5.1(f) of the Agreement, as follows:

                      (a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                      (b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                      (c) The Buyer has received and reviewed the Private Placement Memorandum dated as of April 28, 1999 relating to the Rule 144A Securities and has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee, the Depositor or the Servicer.

                      (d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                      (e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has (1) completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, or (2) obtained the waiver of the Depositor with respect to Annex 1 and Annex 2 pursuant to Section 5.1(f) of the Agreement. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                      (f) The Buyer is not affiliated with (i) the Trustee or
(ii) any Rating Agency that rated the Rule 144A Securities.

                      (g) If applicable, the Buyer has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 12 issued December 13, 1988, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

         [Required only in the case of a transfer of a Class B-1, Class B-2, Class B-3, Class B-4, or Class B-5 Certificate] [3. The Buyer warrants and represents to, and covenants with, the Seller, the Servicer, the Certificate Registrar and the Depositor that (1) the Buyer is not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to the prohibited transaction provisions of ERISA ("Plan"), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code")) subject to Section 4975 of the Code (also a "Plan"), and the Buyer is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with "plan assets" of any Plan, or (2) the Buyer has provided the Seller, the Servicer, the Certificate Registrar and the Depositor with an Officer's Certificate signed by a Responsible

Officer of the Buyer stating that the Buyer is an insurance company using assets of an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60) to effect such purchase and satisfies all of the requirements for exemptive relief under Sections I and III of PTCE 95-60, which Officer's Certificate shall not be an expense of the Servicer or the Depositor.]

              3. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

         IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

-----------------------------          -----------------------------
    Print Name of Seller                   Print Name of Seller

By:                                    By:
   -------------------------              --------------------------
   Name:                                  Name:

   Title:                                 Title:

Taxpayer Identification:               Taxpayer Identification:
                        ------                                 -----
No.:                                   No.:
     ----------------------                 -------------------------
Date:                                  Date:
     ----------------------                 -------------------------

                                                            Annex 1 to Exhibit l

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

         The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

              1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice-President or other executive officer of the Buyer.

              2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_____________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

        __________    Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
                      Section 501(c)(3) of the Internal Revenue Code.

        __________    Bank. The Buyer (a) is a national bank or banking
                      institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least
                      $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

        __________    Savings and Loan. The Buyer (a) is a savings and loan
                      association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least
                      $25,000,000 as demonstrated in its latest annual financial statements.

--------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                      L-1-1

        __________    Broker-Dealer.  The Buyer is a dealer registered pursuant
                      to Section 15 of the. Securities Exchange Act of 1934.

        __________    Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

        __________    State or Local Plan. The Buyer is a plan established and
                      maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

        __________    ERISA Plan. The Buyer is an employee benefit plan within
                      the meaning of Section 3(3) of the Employee Retirement
                      Income Security Act of 1974, as amended ("ERISA") and is subject to the fiduciary responsibility provisions of ERISA.

        __________    Investment Adviser. The Buyer is an investment adviser
                      registered under the Investment Advisers Act of 1940.

        __________    SBIC. The Buyer is a Small Business Investment Company
                      licensed by the U.S. Small Business Administration under
                      Section 301(c) or (d) of the Small Business Investment Act of 1958.

        __________    Business Development Company. The Buyer is a business
                      development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

        __________    Trust Fund. The Buyer is a trust fund whose trustee is a
                      bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivision, or any agency or instrumentality of the State or its political subdivision, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee
                      Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

                  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.



                                      L-1-2

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  ------------      ----------       Will the Buyer be
                  Yes               No               purchasing the Rule 144A
                                                     Securities only for the
                                                     Buyer's own account?

                  6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                ---------------------------------------
                                         Print Name of Buyer

                                By:
                                   ------------------------------------
                                      Name:
                                      Title:

                                Date:
                                     ----------------------------------


                                      L-1-3

                                                            Annex 2 to Exhibit l

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

         The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice-President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is a part of a Family of Investment Companies (as defined below), is such an officer the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

         ____ The Buyer owned $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser in a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made



                                      L-2-1
herein because one or more sales to the Buyer will be reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                      -----------------------------------------
                                                Print Name of Buyer


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      Date:
                                           ------------------------------------

                                      IF AN ADVISER

                                      -----------------------------------------
                                               Print Name of Buyer

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      Date:
                                           ------------------------------------
(SEAL)



                                      L-2-2

                                    EXHIBIT M
                                    ---------

                                   [RESERVED]

                                    EXHIBIT N
                                    ---------

                                   [RESERVED]

                                    EXHIBIT O

                           PLANNED PRINCIPAL BALANCES

DISTRIBUTION DATES                                         CLASS A-1                 CLASS A-2               CLASS A-3
------------------                                        -----------               -----------             ----------
Initial Balance................................            $54,559,000.00            $48,235,000.00           $4,950,000.00
May 25, 1999...................................             54,559,000.00             48,235,000.00            4,950,000.00
June 25, 1999..................................             54,559,000.00             48,235,000.00            4,950,000.00
July 25, 1999..................................             54,559,000.00             48,235,000.00            4,950,000.00
August 25, 1999................................             54,559,000.00             48,235,000.00            4,950,000.00
September 25, 1999.............................             54,559,000.00             48,235,000.00            4,950,000.00
October 25, 1999...............................             54,559,000.00             48,235,000.00            4,950,000.00
November 25, 1999..............................             54,559,000.00             48,235,000.00            4,950,000.00
December 25, 1999..............................             54,559,000.00             48,235,000.00            4,950,000.00
January 25, 2000...............................             54,559,000.00             48,235,000.00            4,950,000.00
February 25, 2000..............................             54,559,000.00             48,235,000.00            4,950,000.00
March 25, 2000.................................             54,559,000.00             48,235,000.00            4,950,000.00
April 25, 2000.................................             53,682,481.83             48,235,000.00            4,950,000.00
May 25, 2000...................................             52,757,591.90             48,235,000.00            4,950,000.00
June 25, 2000..................................             51,784,796.53             48,235,000.00            4,950,000.00
July 25, 2000..................................             50,764,593.04             48,235,000.00            4,950,000.00
August 25, 2000................................             49,697,509.36             48,235,000.00            4,950,000.00
September 25, 2000.............................             48,584,103.60             48,235,000.00            4,950,000.00
October 25, 2000...............................             47,424,963.62             48,235,000.00            4,950,000.00
November 25, 2000..............................             46,220,706.47             48,235,000.00            4,950,000.00
December 25, 2000..............................             44,971,977.95             48,235,000.00            4,950,000.00
January 25, 2001...............................             43,679,502.72             48,235,000.00            4,950,000.00
February 25, 2001..............................             42,343,981.27             48,235,000.00            4,950,000.00
March 25, 2001.................................             40,966,288.54             48,235,000.00            4,950,000.00
April 25, 2001.................................             39,547,337.79             48,235,000.00            4,950,000.00
May 25, 2001...................................             38,088,148.57             48,235,000.00            4,950,000.00
June 25, 2001..................................             36,589,994.38             48,235,000.00            4,950,000.00
July 25, 2001..................................             35,054,597.87             48,235,000.00            4,950,000.00
August 25, 2001................................             33,486,058.92             48,235,000.00            4,950,000.00
September 25, 2001.............................             31,899,889.10             48,235,000.00            4,950,000.00
October 25, 2001...............................             30,323,326.56             48,235,000.00            4,950,000.00
November 25, 2001..............................             28,757,245.39             48,235,000.00            4,950,000.00
December 25, 2001..............................             27,201,578.34             48,235,000.00            4,950,000.00
January 25, 2002...............................             25,656,258.59             48,235,000.00            4,950,000.00
February 25, 2002..............................             24,121,219.78             48,235,000.00            4,950,000.00
March 25, 2002.................................             22,596,395.96             48,235,000.00            4,950,000.00
April 25, 2002.................................             21,081,721.63             48,235,000.00            4,950,000.00
May 25, 2002...................................             19,577,131.70             48,235,000.00            4,950,000.00
June 25, 2002..................................             18,082,561.52             48,235,000.00            4,950,000.00
July 25, 2002..................................             16,597,946.87             48,235,000.00            4,950,000.00
August 25, 2002................................             15,123,223.92             48,235,000.00            4,950,000.00
September 25, 2002.............................             13,658.329.28             48,235,000.00            4,950,000.00
October 25, 2002...............................             12,203,199.99             48,235,000.00            4,950,000.00
November 25, 2002..............................             10,757,773.47             48,235,000.00            4,950,000.00

DISTRIBUTION DATES                                         CLASS A-1                 CLASS A-2               CLASS A-3
------------------                                        -----------               -----------             ----------
December 25, 2002..............................           $  9,321,987.57            $48,235,000.00          $ 4,950,000.00
January 25, 2003...............................              7,895,780.54             48,235,000.00            4,950,000.00
February 25, 2003..............................              6,479,091.04             48,235,000.00            4,950,000.00
March 25, 2003.................................              5,071,858.12             48,235,000.00            4,950,000.00
April 25, 2003.................................              3,674,021.25             48,235,000.00            4,950,000.00
May 25, 2003...................................              2,285,520.28             48,235,000.00            4,950,000.00
June 25, 2003..................................                906,295.45             48,235,000.00            4,950,000.00
July 25, 2003..................................                      0.00             47,771,287.42            4,950,000.00
August 25, 2003................................                      0.00             46,410,437.21            4,950,000.00
September 25, 2003.............................                      0.00             45,058,686.23            4,950,000.00
October 25, 2003...............................                      0.00             43,715,976.29            4,950,000.00
November 25, 2003..............................                      0.00             42,382,249.58            4,950,000.00
December 25, 2003..............................                      0.00             41,057,448.64            4,950,000.00
January 25, 2004...............................                      0.00             39,741,516.43            4,950,000.00
February 25, 2004..............................                      0.00             38,434,396.26            4,950,000.00
March 25, 2004.................................                      0.00             37,136,031.82            4,950,000.00
April 25, 2004.................................                      0.00             35,846,367.15            4,950,000.00
May 25, 2004...................................                      0.00             34,584,403.44            4,950,000.00
June 25, 2004..................................                      0.00             33,330,943.81            4,950,000.00
July 25, 2004..................................                      0.00             32,085,933.20            4,950,000.00
August 25, 2004................................                      0.00             30,849,316.91            4,950,000.00
September 25, 2004.............................                      0.00             29,621,040.61            4,950,000.00
October 25, 2004...............................                      0.00             28,401,050.30            4,950,000.00
November 25, 2004..............................                      0.00             27,189.292.35            4,950,000.00
December 25, 2004..............................                      0.00             25,985,713.47            4,950,000.00
January 25, 2005...............................                      0.00             24,790,260.72            4,950,000.00
February 25, 2005..............................                      0.00             23,602,881.51            4,950,000.00
March 25, 2005.................................                      0.00             22,423,523.58            4,950,000.00
April 25, 2005.................................                      0.00             21,258,052.28            4,950,000.00
May 25, 2005...................................                      0.00             20,155,208.54            4,950,000.00
June 25, 2005..................................                      0.00             19,087,828.17            4,950,000.00
July 25, 2005..................................                      0.00             18,054,819.14            4,950,000.00
August 25, 2005................................                      0.00             17,055,122.35            4,950,000.00
September 25, 2005.............................                      0.00             16,087,710.71            4,950,000.00
October 25, 2005...............................                      0.00             15,151,588.13            4,950,000.00
November 25, 2005..............................                      0.00             14,245,788.66            4,950,000.00
December 25, 2005..............................                      0.00             13,369,375.50            4,950,000.00
January 25, 2006...............................                      0.00             12,521,440.19            4,950,000.00
February 25, 2006..............................                      0.00             11,701,101.77            4,950,000.00
March 25, 2006.................................                      0.00             10,907,505.91            4,950,000.00
April 25, 2006.................................                      0.00             10,139,824.13            4,950,000.00
May 25, 2006...................................                      0.00              9,440,670.80            4,950,000.00
June 25, 2006..................................                      0.00              8,764,449.77            4,950,000.00
July 25, 2006..................................                      0.00              8,110,438.41            4,950,000.00
August 25, 2006................................                      0.00              7,477,936.29            4,950,000.00
September 25, 2006.............................                      0.00              6,866,264.56            4,950,000.00
October 25, 2006...............................                      0.00              6,274,765.24            4,950,000.00
November 25, 2006..............................                      0.00              5,702,800.62            4,950,000.00

DISTRIBUTION DATES                                         CLASS A-1                 CLASS A-2               CLASS A-3
------------------                                        -----------               -----------             ----------
December 25, 2006..............................        $             0.00           $  5,149,752.64          $ 4,950,000.00
January 25, 2007...............................                      0.00              4,615,022.29            4,950,000.00
February 25, 2007..............................                      0.00              4,098,029.01            4,950,000.00
March 25, 2007.................................                      0.00              3,598,210.20            4,950,000.00
April 25, 2007.................................                      0.00              3,115,020.59            4,950,000.00
May 25, 2007 ..................................                      0.00              2,682,379.64            4,950,000.00
June 25, 2007 .................................                      0.00              2,263,804.89            4,950,000.00
July 25, 2007 .................................                      0.00              1,858,849.63            4,950,000.00
August 25, 2007 ...............................                      0.00              1,467,081.12            4,950,000.00
September 25, 2007 ............................                      0.00              1,088,080.10            4,950,000.00
October 25, 2007 ..............................                      0.00                721,440.39            4,950,000.00
November 25, 2007 .............................                      0.00                366,768.53            4,950,000.00
December 25, 2007 .............................                      0.00                 23,683.32            4,950,000.00
January 25, 2008 ..............................                      0.00                      0.00            4,641,815.49
February 25, 2008 .............................                      0.00                      0.00            4,320,807.32
March 25, 2008 ................................                      0.00                      0.00            4,010,312.32
April 25, 2008 ................................                      0.00                      0.00            3,709,994.76
May 25, 2008 ..................................                      0.00                      0.00            3,444,923.79
June 25, 2008 .................................                      0.00                      0.00            3,187,963.16
July 25, 2008 .................................                      0.00                      0.00            2,938,867.15
August 25, 2008 ...............................                      0.00                      0.00            2,697,397.42
September 25, 2008 ............................                      0.00                      0.00            2,463,322.79
October 25, 2008 ..............................                      0.00                      0.00            2,236,419.07
November 25, 2008 .............................                      0.00                      0.00            2,016,468.77
December 25, 2008 .............................                      0.00                      0.00            1,803,260.98
January 25, 2009 ..............................                      0.00                      0.00            1,596,591.12
February 25, 2009 .............................                      0.00                      0.00            1,396,260.78
March 25, 2009 ................................                      0.00                      0.00            1,202,077.51
April 25, 2009 ................................                      0.00                      0.00            1,013,854.69
May 25, 2009 ..................................                      0.00                      0.00              831,411.28
June 25, 2009 .................................                      0.00                      0.00              654,571.72
July 25, 2009 .................................                      0.00                      0.00              483,165.73
August 25, 2009 ...............................                      0.00                      0.00              317,028.17
September 25, 2009 ............................                      0.00                      0.00              155,998.87
October 25, 2009 and thereafter ...............                      0.00                      0.00                    0.00

                                    EXHIBIT P

                           TARGETED PRINCIPAL BALANCES

                                                     CLASS A-4           CLASS A-11          CLASS A-4            CLASS A-11
DISTRIBUTION DATES                                  SCHEDULE #1         SCHEDULE #1         SCHEDULE #2          SCHEDULE #2
------------------                                  -----------         -----------         -----------          -----------
Initial Balance ...............................      $40,500,000.00      $30,061,000.00      $40,500,000.00        $30,061,000.00
May 25, 1999 ..................................       40,125,728.18       29,783,197.89       40,125,728.18         29,783,197.89
June 25, 1999 .................................       39,697,899.68       29,465,643.51       39,697,899.68         29,465,643.51
July 25, 1999 .................................       39,216,671.80       29,108,453.61       39,216,671.80         29,108,453.61
August 25, 1999 ...............................       38,682,205.37       28,711,747.54       38,682,205.37         28,711,747.54
September 25, 1999 ............................       38,094,721.74       28,275,689.64       38,094,721.74         28,275,689.64
October 25, 1999 ..............................       37,454,502.89       27,800,489.17       37,454,502.89         27,800,489.17
November 25, 1999 .............................       36,761,891.31       27,286,400.36       36,761,891.31         27,286,400.36
December 25, 1999 .............................       36,017,289.80       26,733,722.19       36,017,289.80         26,733,722.19
January 25, 2000 ..............................       35,221,161.18       26,142,798.18       35,221,161.18         26,142,798.18
February 25, 2000 .............................       34,374,027.85       25,514,016.08       34,374,027.85         25,514,016.08
March 25, 2000 ................................       33,476,471.25       24,847,807.47       33,476,471.25         24,847,807.47
April 25, 2000 ................................       33,032,227.62       24,518,069.00       33,032,227.62         24,518,069.00
May 25, 2000 ..................................       32,566,661.96       24,172,504.32       32,566,661.96         24,172,504.32
June 25, 2000 .................................       32,080,260.75       23,811,474.53       32,080,260.75         23,811,474.53
July 25, 2000 .................................       31,573,548.39       23,435,368.85       31,573,548.39         23,435,368.85
August 25, 2000 ...............................       31,047,086.28       23,044,603.97       31,047,086.28         23,044,603.97
September 25, 2000 ............................       30,501,471.86       22,639,623.35       30,501,471.86         22,639,623.35
October 25, 2000 ..............................       29,937,337.51       22,220,896.37       29,741,674.43         22,075,666.05
November 25, 2000 .............................       29,355,349.45       21,788,917.52       28,148,136.51         20,892,867.45
December 25, 2000 .............................       28,756,206.40       21,344,205.45       26,512,220.19         19,678,613.61
January 25, 2001 ..............................       28,140,661.05       20,887,318.81       24,838,331.73         18,436,175.07
February 25, 2001 .............................       27,509,471.93       20,418,820.64       23,130,929.33         17,168,860.90
March 25, 2001 ................................       26,863,491.46       19,939,343.62       21,394,812.44         15,880,233.50
April 25, 2001 ................................       26,203,601.67       19,449,542.47       19,634,880.49         14,573,929.44
May 25, 2001 ..................................       25,530,742.75       18,950,115.01       17,856,214.36         13,253,720.00
June 25, 2001 .................................       24,845,975.22       18,441,848.42       16,064,264.66         11,923,650.86
July 25, 2001 .................................       24,150,560.48       17,925,678.98       14,265,088.44         10,588,217.87
August 25, 2001 ...............................       23,446,798.46       17,403,313.79       12,468,088.57          9,254,400.26
September 25, 2001 ............................       22,741,948.44       16,880,141.04       10,698,839.01          7,941,180.23
October 25, 2001 ..............................       22,048,187.31       16,365,198.98        8,998,084.17          6,678,800.21
November 25, 2001 .............................       21,365,750.19       15,858,662.13        7,365,010.77          5,466,656.52
December 25, 2001 .............................       20,694,448.64       15,360,390.63        5,797,393.90          4,303,097.73
January 25, 2002 ..............................       20,034,096.65       14,870,246.40        4,293,076.60          3,186,522.86
February 25, 2002 .............................       19,384,510.58       14,388,093.15        2,849,967.81          2,115,379.81
March 25, 2002 ................................       18,745,509.18       13,913,796.33        1,466,040.40          1,088,163.96
April 25, 2002 ................................       18,116,913.49       13,447,223.12          139,329.25            103,416.71
May 25, 2002 ..................................       17,498,546.89       12,988,242.42                0.00                  0.00
June 25, 2002 .................................       16,890,235.01       12,536,724.80                0.00                  0.00

                                                         CLASS A-4           CLASS A-11          CLASS A-4         CLASS A-11
DISTRIBUTION DATES                                      SCHEDULE #1          SCHEDULE #1        SCHEDULE #2        SCHEDULE #2
------------------                                      -----------          -----------        -----------        -----------
July 25, 2002 .................................          $16,291,805.70       $12,092,542.50  $           0.00 $             0.00
August 25, 2002 ...............................           15,703,089.06        11,655,569.39              0.00               0.00
September 25, 2002 ............................           15,123,917.35        11,225,680.98              0.00               0.00
October 25, 2002 ..............................           14,554,124.99        10,802,754.36              0.00               0.00
November 25, 2002 .............................           13,993,548.53        10,386,668.21              0.00               0.00
December 25, 2002 .............................           13,442,026.61         9,977,302.76              0.00               0.00
January 25, 2003 ..............................           12,899,399.95         9,574,539.80              0.00               0.00
February 25, 2003 .............................           12,365,511.32         9,178,262.61              0.00               0.00
March 25, 2003 ................................           11,840,205.49         8,788,355.98              0.00               0.00
April 25, 2003 ................................           11,323,329.24         8,404,706.18              0.00               0.00
May 25, 2003 ..................................           10,814,731.31         8,027,200.94              0.00               0.00
June 25, 2003 .................................           10,314,262.39         7,655,729.42              0.00               0.00
July 25, 2003 .................................            9,821,775.07         7,290,182.23              0.00               0.00
August 25, 2003 ...............................            9,337,123.84         6,930,451.35              0.00               0.00
September 25, 2003 ............................            8,860,165.06         6,576,430.17              0.00               0.00
October 25, 2003 ..............................            8,390,756.92         6,228,013.43              0.00               0.00
November 25, 2003 .............................            7,928,759.45         5,885,097.23              0.00               0.00
December 25, 2003 .............................            7,474,034.45         5,547,579.00              0.00               0.00
January 25, 2004 ..............................            7,026,445.50         5,215,357.48              0.00               0.00
February 25, 2004 .............................            6,585,857.93         4,888,332.72              0.00               0.00
March 25, 2004 ................................            6,152,138.79         4,566,406.03              0.00               0.00
April 25, 2004 ................................            5,725,156.85         4,249,480.00              0.00               0.00
May 25, 2004 ..................................            5,314,135.00         3,944,400.30              0.00               0.00
June 25, 2004 .................................            4,909,517.53         3,644,074.23              0.00               0.00
July 25, 2004 .................................            4,511,178.39         3,348,408.24              0.00               0.00
August 25, 2004 ...............................            4,118,993.13         3,057,309.94              0.00               0.00
September 25, 2004 ............................            3,732,838.90         2,770,688.15              0.00               0.00
October 25, 2004 ..............................            3,352,594.42         2,488,452.86              0.00               0.00
November 25, 2004 .............................            2,978,139.96         2,210,515.19              0.00               0.00
December 25, 2004 .............................            2,609,357.31         1,936,787.41              0.00               0.00
January 25, 2005 ..............................            2,246,129.79         1,667,182.91              0.00               0.00
February 25, 2005 .............................            1,888,342.20         1,401,616.17              0.00               0.00
March 25, 2005 ................................            1,535,880.79         1,140,002.78              0.00               0.00
April 25, 2005 ................................            1,185,236.97           879,738.48              0.00               0.00
May 25, 2005 ..................................              814,670.14           604,686.40              0.00               0.00
June 25, 2005 .................................              433,186.14           321,531.07              0.00               0.00
July 25, 2005 .................................               41,274.91            30,636.18              0.00               0.00
August 25, 2005 and thereafter ................                    0.00                 0.00              0.00               0.00

                                                        CLASS A-5-3         CLASS A-5-3
DISTRIBUTION DATES                                      SCHEDULE #1         SCHEDULE #2
------------------                                      -----------         -----------
Initial Balance ...............................          $34,354,000.00      $34,354,000.00
May 25, 1999 ..................................           34,520,738.96       34,520,738.96
June 25, 1999 .................................           34,678,370.17       34,678,370.17
July 25, 1999 .................................           34,826,914.79       34,826,914.79
August 25, 1999 ...............................           34,966,418.50       34,966,418.50
September 25, 1999 ............................           35,096,951.69       35,096,951.69
October 25, 1999 ..............................           35,218,609.49       35,218,609.49
November 25, 1999 .............................           35,331,511.81       35,331,511.81
December 25, 1999 .............................           35,435,803.28       35,435,803.28
January 25, 2000 ..............................           35,531,653.09       35,531,653.09
February 25, 2000 .............................           35,619,254.75       35,619,254.75
March 25, 2000 ................................           35,698,825.85       35,698,825.85
April 25, 2000 ................................           35,770,607.67       34,867,186.94
May 25, 2000 ..................................           35,834,864.70       32,156,995.52
June 25, 2000 .................................           35,891,884.18       29,300,847.81
July 25, 2000 .................................           35,941,975.47       26,311,349.49
August 25, 2000 ...............................           35,985,469.38       23,201,945.26
September 25, 2000 ............................           36,022,717.47       19,986,850.81
October 25, 2000 ..............................           36,054,091.20       17,021,871.18
November 25, 2000 .............................           36,079,981.08       15,403,115.34
December 25, 2000 .............................           36,100,795.74       13,769,105.78
January 25, 2001 ..............................           36,116,970.65       12,130,163.89
February 25, 2001 .............................           36,128,946.85       10,496,634.19
March 25, 2001 ................................           36,137,208.36        8,879,229.12
April 25, 2001 ................................           36,142,253.55        7,288,623.30
May 25, 2001 ..................................           36,144,606.71        5,735,506.11
June 25, 2001 .................................           36,144,843.69        4,230,754.40
July 25, 2001 .................................           36,143,624.62        2,785,633.55
August 25, 2001 ...............................           36,142,047.61        1,415,153.09
September 25, 2001 ............................           36,143,304.02          153,821.34
October 25, 2001 ..............................           36,152,614.74                0.00
November 25, 2001 .............................           36,170,027.84                0.00
December 25, 2001 .............................           36,195,409.57                0.00
January 25, 2002 ..............................           36,228,628.70                0.00
February 25, 2002 .............................           36,269,556.48                0.00
March 25, 2002 ................................           36,318,066.64                0.00
April 25, 2002 ................................           36,374,035.30                0.00
May 25, 2002 ..................................           36,437,340.96                0.00
June 25, 2002 .................................           36,507,864.48                0.00
July 25, 2002 .................................           36,585,488.99                0.00
August 25, 2002 ...............................           36,670,099.90                0.00
September 25, 2002 ............................           36,761,584.85                0.00
October 25, 2002 ..............................           36,859,833.65                0.00
November 25, 2002 .............................           36,964,738.29                0.00
December 25, 2002 .............................           37,076,192.88                0.00
January 25, 2003 ..............................           37,194,093.60                0.00
February 25, 2003 .............................           37,318,338.69                0.00
March 25, 2003 ................................           37,488,828.44                0.00
April 25, 2003 ................................           37,585,465.09                0.00
May 25, 2003 ..................................           37,728,152.86                0.00
June 25, 2003 .................................           37,876,797.89                0.00
July 25, 2003 .................................           38,031,308.20                0.00
August 25, 2003................................           38,191,593.71                0.00
September 25, 2003.............................           38,357,566.15                0.00
October 25, 2003...............................           38,529,139.05                0.00
November 25, 2003..............................           38,706,227.74                0.00
December 25, 2003..............................           38,888,749.26                0.00

                                                            CLASS A-5-3         CLASS A-5-3
DISTRIBUTION DATES                                          SCHEDULE #1         SCHEDULE #2
------------------                                          -----------         -----------
January 25, 2004...............................          $39,076,622.42        $       0.00
February 25, 2004..............................           39,269,767.68                0.00
March 25, 2004.................................           39,468,107.19                0.00
April 25, 2004.................................           39,671,564.72                0.00
May 25, 2004...................................           39,884,300.96                0.00
June 25, 2004..................................           40,101,964.61                0.00
July 25, 2004..................................           40,324,484.45                0.00
August 25, 2004................................           40,551,309.67                0.00
September 25, 2004.............................           40,779,410.79                0.00
October 25, 2004...............................           41,008,794.98                0.00
November 25, 2004 .............................           41,239,469.45                0.00
December 25, 2004..............................           41,471,441.46                0.00
January 25, 2005...............................           41,704,718.32                0.00
February 25, 2005..............................           41,939,307.36                0.00
March 25, 2005 ................................           42,175,215.97                0.00
April 25, 2005 ................................           42,412,451.56                0.00
May 25, 2005 ..................................           42,651,021.60                0.00
June 25, 2005..................................           42,890,933.59                0.00
July 25, 2005..................................           43,132,195.10                0.00
August 25, 2005................................           43,006,093.20                0.00
September 25, 2005.............................           42,574,397.54                0.00
October 25, 2005...............................           42,130,851.34                0.00
November 25, 2005 .............................           41,676,143.68                0.00
December 25, 2005..............................           41,210,938.22                0.00
January 25, 2006...............................           40,735,874.00                0.00
February 25, 2006..............................           40,251,566.25                0.00
March 25, 2006 ................................           39,758,607.19                0.00
April 25, 2006 ................................           39,257,566.71                0.00
May 25, 2006 ..................................           38,728,379.03                0.00
June 25, 2006..................................           38,193,210.70                0.00
July 25, 2006..................................           37,652,540.12                0.00
August 25, 2006................................           37,106,826.85                0.00
September 25, 2006.............................           36,556,512.15                0.00
October 25, 2006...............................           36,002,019.68                0.00
November 25, 2006 .............................           35,443,756.01                0.00
December 25, 2006..............................           34,882,111.26                0.00
January 25, 2007...............................           34,317,459.60                0.00
February 25, 2007..............................           33,750,159.80                0.00
March 25, 2007 ................................           33,180,555.75                0.00
April 25, 2007 ................................           32,608,976.97                0.00
May 25, 2007 ..................................           32,021,598.48                0.00
June 25, 2007..................................           31,433,937.49                0.00
July 25, 2007..................................           30,846,240.42                0.00
August 25, 2007................................           30,258,742.48                0.00
September 25, 2007.............................           29,671,668.10                0.00
October 25, 2007...............................           29,085,231.29                0.00
November 25, 2007 .............................           28,499,636.01                0.00
December 25, 2007..............................           27,915,076.50                0.00
January 25, 2008...............................           27,331,737.67                0.00
February 25, 2008..............................           26,749,795.39                0.00
March 25, 2008 ................................           26,169,416.84                0.00
April 25, 2008 ................................           25,590,760.78                0.00
May 25, 2008 ..................................           25,006,057.42                0.00
June 25, 2008..................................           24,424,312.32                0.00
July 25, 2008..................................           23,845,610.91                0.00
August 25, 2008................................           23,270,033.38                0.00
September 25, 2008.............................           22,697,654.87                0.00

                                                            CLASS A-5-3         CLASS A-5-3
DISTRIBUTION DATES                                          SCHEDULE #1         SCHEDULE #2
------------------                                          -----------         -----------
October 25, 2008...............................          $22,128,545.71      $         0.00
November 25, 2008 .............................           21,562,771.53                0.00
December 25, 2008..............................           21,000,393.48                0.00
January 25, 2009...............................           20,441,468.35                0.00
February 25, 2009..............................           19,886,048.81                0.00
March 25, 2009 ................................           19,334,183.49                0.00
April 25, 2009 ................................           18,785,917.17                0.00
May 25, 2009 ..................................           18,241,290.91                0.00
June 25, 2009..................................           17,700,342.23                0.00
July 25, 2009..................................           17,163,105.18                0.00
August 25, 2009................................           16,629,610.54                0.00
September 25, 2009.............................           16,099,885.91                0.00
October 25, 2009...............................           15,573,878.35                0.00
November 25, 2009 .............................           14,900,490.40                0.00
December 25, 2009..............................           14,235,593.65                0.00
January 25, 2010...............................           13,579,062.51                0.00
February 25, 2010..............................           12,930,773.12                0.00
March 25, 2010 ................................           12,290,603.25                0.00
April 25, 2010 ................................           11,658,432.32                0.00
May 25, 2010 ..................................           11,034,141.39                0.00
June 25, 2010..................................           10,417,613.08                0.00
July 25, 2010..................................            9,808,731.62                0.00
August 25, 2010................................            9,207,382.77                0.00
September 25, 2010.............................            8,613,453.84                0.00
October 25, 2010...............................            8,026,833.64                0.00
November 25, 2010 .............................            7,447,412.47                0.00
December 25, 2010..............................            6,875,082.11                0.00
January 25, 2011...............................            6,309,735.78                0.00
February 25, 2011..............................            5,751,268.13                0.00
March 25, 2011 ................................            5,199,575.23                0.00
April 25, 2011 ................................            4,654,554.53                0.00
May 25, 2011 ..................................            4,116,104.84                0.00
June 25, 2011..................................            3,584,126.36                0.00
July 25, 2011..................................            3,058,520.58                0.00
August 25, 2011................................            2,539,190.34                0.00
September 25, 2011.............................            2,026,039.75                0.00
October 25, 2011...............................            1,518,974.22                0.00
November 25, 2011 .............................            1,017,900.41                0.00
December 25, 2011..............................              522,726.23                0.00
January 25, 2012 ..............................               33,360.81                0.00
February 25, 2012 and
       thereafter .............................                    0.00                0.00

                                    EXHIBIT Q
                                    ---------

                                 BLOOMBERG DATA

Loan Number
Property Type
Owner Occupied
Loan Purpose
Loan Type
Current Interest Rate
Original Balance
Current Balance
First Payment Date
Maturity Date
Current PNI
Servicing Fee
Loan Term
Foreclosure/REO
Loan to Value Ratio
State Code
Interest Paid to Date
Zip Code
PIF Data
Amortized Remaining Term

                                    EXHIBIT R

             FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

                  This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of [DATE], between LaSalle Home Mortgage Corporation (the "LHMC") and _______________ (the "Purchaser").

                              PRELIMINARY STATEMENT

                  [The Purchaser] [________________ (the "Owner")] is the holder of [an] [the entire interest] in the Class __ ABN AMRO Mortgage Corporation Multi-Class Mortgage Pass-Through Certificates, Series 1999-3 (the "Certificates"). The Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among ABN AMRO Mortgage Corporation, as depositor, LaSalle Home Mortgage Corporation, as servicer thereunder (the "Servicer"), and Chase Bank of Texas, National Association, as trustee (the "Trustee").

                  [The Owner intends to resell all of the Certificates directly to the Purchaser on or promptly after the date hereof.]

                  In connection with such sale, the parties hereto have agreed that the LHMC, as Servicer, will engage in certain special servicing procedures relating to foreclosures for benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

                  In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the LHMC and the Purchaser agree to the following:

                                   ARTICLE I.

                                   DEFINITIONS

                  Section 1.01.     Defined Terms.

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.

                  Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business

Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

                  Current Appraisal: With respect to any Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its expense from an appraiser (which shall not be an affiliate of the Purchaser) acceptable to the LHMC as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the LHMC's customary requirements for such appraisals.

                  Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

                  Election to Foreclose: Any election by the Purchaser to proceed with the commencement of Foreclosure, made in accordance with Section 2.03(a).

                  Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

                  Section 1.02.     Definitions Incorporated by Reference.

                  All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II.

                          SPECIAL SERVICING PROCEDURES

                  Section 2.01.     Reports and Notices.

                                    (a) In connection with the performance of
                  its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Loans, the LHMC, as Servicer, shall provide to the Purchaser the following notices and reports:

                                    (i) Within five Business Days after each
                           Distribution Date (or included in or with the monthly statement to Certificateholders pursuant to the Pooling and Servicing Agreement), the LHMC shall provide to the Purchaser a report indicating for the Trust the number of Loans that are (A) thirty days,
                           (B) sixty days, (C) ninety days or more delinquent or
                           (D) in foreclosure, and indicating for each such Loan the outstanding principal balance.

                                    (ii) Prior to the Commencement of
                           Foreclosure in connection with any Loan, the LHMC shall provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Loan.

                                    (b) If requested by the Purchaser, the LHMC
                  shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries by the Purchaser in connection with any Loan identified in a report under subsection (a)(i)(B), (a)(i)(C), (a)(i)(D) or
                  (a)(ii) which has been given to the Purchaser; provided, that
                  (1) the LHMC shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the LHMC shall not be required to provide any written information under this subsection.

                                    (c) In addition to the foregoing, the LHMC
                  shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Loan that is at least sixty days delinquent and each Loan which has become real estate owned, through the final liquidation thereof; provided that the LHMC shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

                                    (d) With respect to all Loans which are
                  serviced at any time by the LHMC through a Subservicer, the LHMC shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01 on the accuracy and completeness of any information provided to it by the applicable subservicer.

                  Section 2.02. Purchaser's Election to Delay Foreclosure Proceedings.

                                    (a) The Purchaser directs the LHMC that in
                  the event that the LHMC does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the LHMC under Section 2.01(a)(ii), subject to extension as set forth in Section 2.02(b), the LHMC shall proceed with the Commencement of Foreclosure in respect of such Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser, if the Loan has been brought current or if a refinancing or prepayment occurs with respect to the Loan (including by means of a short payoff approved by the LHMC) (ii) with notice to the Purchaser if the LHMC has reached the terms of a forbearance agreement with the borrower. In such latter case the LHMC may complete such forbearance agreement unless instructed otherwise by the Purchaser within one Business Day of notification.

                                    (b) In connection with any Loan with respect
                  to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect, for reasonable cause as determined by the Purchaser, to instruct the LHMC to delay the Commencement of Foreclosure until such term as the Purchaser determines that the LHMC may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the LHMC under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall (i) not be confidential in nature and (ii) be obtainable by the LHMC from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. If the LHMC's normal foreclosure policy includes acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given one Business Day to respond.

                                    (c) With respect to any Loan as to which the
                  Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the LHMC with a copy of such Current Appraisal.

                                    (d) Within two Business Days of making any
                  Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the LHMC, for deposit in the Collateral Fund, an amount, as calculated by the LHMC, equal to the sum of (i) 125% of the greater of the outstanding Principal Balance of the Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the LHMC's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining of such Current Appraisal), and (ii) three months' interest on the Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the LHMC for deposit in the Collateral Fund the amount, as calculated by the LHMC, equal to interest on the Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement shall no longer apply to the servicing of any Loan upon the failure of the Purchaser to deposit the above amounts relating to the Loan within two Business Days of the Election to Delay Foreclosure.

                                    (e) With respect to any Loan as to which the
                  Purchaser has made an Election to Delay Foreclosure, the LHMC may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the LHMC for all Advances and Liquidation Expenses thereafter made by the LHMC as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the LHMC based on estimated costs, and the actual costs are subsequently determined to be higher, the LHMC may withdraw the additional amount from the Collateral Fund. In the event that the Loan is brought current by the Mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the Mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Loan is brought current by the Mortgagor, all amounts remaining in the Collateral Fund in respect of such (after adjustment for all withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

                                    (f) With respect to any Loan as to which the
                  Purchaser has made an Election to Delay Foreclosure, the LHMC shall continue to service the Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the LHMC that it believes that it is appropriate to do so, the LHMC shall proceed with the Commencement of Foreclosure. In any event, if the Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Loan from the Trust Fund at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds to the LHMC or Trustee; or (ii) the LHMC shall proceed with the Commencement of Foreclosure.

                                    (g) Upon the occurrence of a liquidation
                  with respect to any Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the LHMC proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the LHMC shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the LHMC shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Fund and in its capacity as Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e)) shall be released to the Purchaser.

                  Section 2.03. Purchaser's Election to Commence Foreclosure Proceedings.

                                    (a) In connection with any Loan identified
                  in a report under Section 2.01(a)(i)(B), the Purchaser may elect, for reasonable cause as determined by the Purchaser, to instruct the LHMC to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the LHMC by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

                                    (b) Within two Business Days of making any
                  Election to Foreclose, the Purchaser shall remit to the LHMC, for deposit in the Collateral Fund, an amount, as calculated by the LHMC, equal to 125% of the current Principal Balance of the Loan and three months' interest on the Loan at the applicable Mortgage Interest Rate. If and when any such Loan is brought current by the Mortgagor, all amounts in the Collateral Fund in respect of such Loan shall be released to the Purchaser. The terms of this Agreement shall no longer apply to the servicing of any Loan upon the failure of the Purchaser to deposit the above amounts relating to the Loans within two Business Days at the Election to Foreclose.

                                    (c) With respect to any Loan as to which the
                  Purchaser has made an Election to Foreclose, the LHMC shall continue to service the Loan in accordance with its customary procedures (other than to proceed with the Commencement of Foreclosure as provided herein). In connection therewith, the LHMC shall have the same rights to make withdrawals for Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the LHMC shall make reimbursements thereto to the limited extent provided under such subsection. The LHMC shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the Mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with or (ii) the LHMC believes there is a breach of representation or warranties by the LHMC, which may result in a repurchase or substitution of such Loan, or (iii) the LHMC reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the LHMC supplies the Purchaser with information supporting such belief). The LHMC will repurchase or substitute a Loan pursuant to the preceding clause (ii) within the time period specified in the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Loan has been brought current or if a refinancing or prepayment occurs with respect to the Loan (including by means of a short payoff approved by the LHMC), or (ii) with notice to the Purchaser if the LHMC has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

                                    (d) Upon the occurrence of a liquidation
                  with respect to any Loan as to which the Purchaser made an Election to Foreclose and as to which the LHMC proceeded with the Commencement of Foreclosure in accordance with subsection
                  (c) above, the LHMC shall calculate the amount, if any, by which the Principal Balance of the Loan at the time of liquidation (plus all unreimbursed Advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the LHMC shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Fund and in its capacity as Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c)) in respect of such Loan shall be released to the Purchaser.

                  Section 2.04.     Termination.

                                    (a) With respect to all Loans included in
                  the Trust Fund, the Purchaser's rights to make any Election to Delay Foreclosure or any Election to Foreclose and the LHMC's obligations under Section 2.01 shall terminate (i) at such time as the Certificate Principal Balance of the Certificates has been reduced to zero,

                  (ii) if the greater of (x) 43% (or such lower or higher percentages that represents the LHMC's actual historical loss experience with respect to the Loans in the related pool) of the aggregate principal balance of all Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO Properties or if the aggregate amount that the LHMC estimates will be required to be withdrawn from the Collateral Fund with respect to Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the outstanding Certificate Principal Balance of the Certificates, or (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the LHMC of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Except as set forth above, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the LHMC hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice.

                                    (b) Purchaser's rights pursuant to Section
                  2.02 or 2.03 of this Agreement shall terminate with respect to a Loan as to which the Purchaser has exercised its rights under Section 2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b).

                                    (c) Neither the Servicer nor any of its
                  directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                                  ARTICLE III.

                       COLLATERAL FUND; SECURITY INTEREST

                  Section 3.01.     Collateral Fund.

                  Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II hereof, the LHMC shall establish and maintain with itself as a segregated account on its books and records an account (the "Collateral Fund"), entitled "LaSalle Home Mortgage Corporation, as Servicer, for the benefit of registered holders of ABN AMRO Mortgage Corporation Multi-Class Mortgage Pass-Through Certificates, Series 1999-3." Amounts in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority



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security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof.

                  Upon the termination of this Agreement and the liquidation of all Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the LHMC shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon.

                  In no event shall the Purchaser (i) take or cause the Trustee or the LHMC to take any action that could cause any REMIC established under the Trust Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or
(ii) cause the Trustee or the LHMC to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

                  Section 3.02.     Collateral Fund Permitted Investments.

                  The LHMC shall, at the written direction of the Purchaser invest the funds in the Collateral Fund in Eligible Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the LHMC shall select such investments in accordance with the definition of Eligible Investments in its discretion.

                  All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Eligible Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Eligible Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund. The LHMC shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

                  Section 3.03.     Grant of Security Interest.

                  The Purchaser grants to the LHMC and the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Eligible Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

                  The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the LHMC or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the LHMC for filing of appropriate financing statements in accordance



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with applicable law. The LHMC shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

                  Section 3.04.     Collateral Shortfalls.

                  In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the LHMC or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the LHMC or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser.

                                   ARTICLE IV.

                            MISCELLANEOUS PROVISIONS

                  Section 4.01.     Amendment.

                  This Agreement may be amended from time to time by the LHMC and the Purchaser by written agreement signed by the LHMC and the Purchaser.

                  Section 4.02.     Counterparts.

                  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.03.     Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 4.04.     Notices.

                  All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                                    (a)     in the case of the LHMC,

                                    LaSalle Home Mortgage Corporation
                                    4242 North Harlem Avenue
                                    Norridge, Illinois  60634

                                    Attn:
                                         --------------------------
                                    Phone:
                                          -------------------------

or such other address as may hereafter be furnished in writing by the LHMC, or



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                                    (b) in the case of the Purchaser, with
                  respect to notices pursuant to Section 2.01,

                                    [Purchaser]
                                    [Address]

                                    Attn: ____________________________________

                                    Phone:____________________________________

                                    Fax:  ____________________________________

                                    with respect to all other notices pursuant to this Agreement,

                                    [Address]

                                    Attn: ____________________________________

                                    Phone:____________________________________

                                    Fax:  ____________________________________

or such other address as may hereafter be furnished in writing by the Purchaser.

                  Section 4.05.     Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 4.06.     Successors and Assigns.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the LHMC.

                  Section 4.07.     Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  Section 4.08.     Confidentiality.

                  The Purchaser agrees that all information supplied by or on behalf of the LHMC pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the LHMC and the Purchaser agrees to hold such information confidential and not to disclose such information.



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                  IN WITNESS WHEREOF, the LHMC and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                             LASALLE HOME MORTGAGE CORPORATION

                             By:
                                ------------------------------
                             Name:
                                  ----------------------------
                             Title:
                                   ---------------------------

                             ---------------------------------
                             By:
                                ------------------------------
                             Name:
                                  ----------------------------
                             Title:
                                   ---------------------------



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